                                                                     EXHIBIT 2.1

                       [CONFIDENTIAL TREATMENT REQUESTED.
             CERTAIN PORTIONS OF THIS AGREEMENT HAVE BEEN REDACTED
              AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.]


                      AGREEMENT AND PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF REORGANIZATION is made and entered into as of September 28, 2000, among Xenogen Corporation, a Delaware corporation ("Purchaser"), Drum Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Purchaser ("Merger Sub"), MDS Inc., a Canada corporation ("Indirect Parent"), Phoenix International Life Sciences Inc., a Canadian corporation and a wholly-owned subsidiary of Indirect Parent ("Second Intermediary Parent"), Phoenix International Life Sciences (US) Inc., a Delaware corporation and wholly-owned subsidiary of Second Intermediary Parent ("First Intermediary Parent"), Phoenix International Life Sciences (Chrysalis) Inc., a Delaware corporation and wholly-owned subsidiary of First Intermediary Parent ("Parent"), and Chrysalis DNX Transgenic Sciences Corporation, an Ohio corporation and a wholly-owned subsidiary of Parent ("Company").

                                    RECITALS
                                    --------

     A. Upon the terms and subject to the conditions of this Agreement (as defined in Section 1.2 below) and in accordance with the Ohio General Corporation Law and Delaware General Corporation Law (the "Corporate Code"), Purchaser, Merger Sub, Indirect Parent, Second Intermediary Parent, First Intermediary Parent, Parent and Company intend to enter into a business combination transaction.

     B. The Boards of Directors of Company, Indirect Parent, Second Intermediary Parent, First Intermediary Parent, Parent, Purchaser and Merger Sub
(i) have determined that the Merger (as defined in Section 1.1) is consistent with and in furtherance of their respective long-term business strategies and is fair to, and in the best interests of their respective stockholders and (ii) have approved this Agreement, the Merger and the other transactions contemplated by this Agreement.

     C. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

     D. It is also intended by the parties hereto that the Merger shall qualify for accounting treatment as a purchase.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                   ARTICLE I

                                   THE MERGER

     1.1   The Merger. At the Effective Time (as defined in Section 1.2) and
           ----------
subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Corporate Code, Merger Sub shall be merged with and into Company (the "Merger"), the separate corporate existence of the Merger Sub shall cease and Company shall continue as the surviving corporation. Company as the surviving corporation of the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

     1.2   Effective Time; Closing.  Subject to the provisions of this
           -----------------------
Agreement, the parties hereto shall cause the Merger to be consummated by filing certificates of merger with the Secretaries of State of the States of Ohio and Delaware in accordance with the relevant provisions of Ohio and Delaware law, respectively, (the "Merger Documents") (the time of acceptance of such filings by both the Secretaries of State of the States of Delaware and Ohio (or such later time as may be agreed in writing by Company and Purchaser and specified in the Merger Documents) being the "Effective Time") as soon as practicable on or after the Closing Date (as herein defined). Unless the context otherwise requires, the term "Agreement" as used herein refers collectively to this Agreement and Plan of Reorganization and the certificates of merger. The closing of the Merger (the "Closing") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VII, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date").

     1.3   Effect of the Merger.  At the Effective Time, the effect of the
           --------------------
Merger shall be as provided in this Agreement and the applicable provisions of the Corporate Code. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4   Certificate of Incorporation; Bylaws
           ------------------------------------

           (a) Unless otherwise determined by Xylophone prior to the Effective Time, at the Effective Time, the Articles of Incorporation and Regulations in the form attached as Exhibit D shall be the Articles of Incorporation and Regulations of the Surviving Corporation until thereafter amended as provided by law.

     1.5   Directors and Officers.  The initial directors of the Surviving
           ----------------------
Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of Merger Sub immediately prior to the Effective Time.

     1.6   Effect on Capital Stock.  Subject to the terms and conditions of this
           -----------------------
Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Indirect Parent, Second Intermediary Parent, First Intermediary Parent, Parent, Merger Sub, Company or the holders of any of the following securities, the following shall occur:

           (a)  Conversion of Company Common Stock.  Each share of Common Stock,
                ----------------------------------
no par value per share, of Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time, other than any shares of Company Common Stock to be canceled pursuant to Section 1.6(b), will be canceled and extinguished and automatically converted, subject to Section 1.6(d), into the right to receive such number of shares of Series F Preferred Stock of Purchaser, having the rights, privileges and preferences set forth in Exhibit A attached hereto ("Purchaser Preferred Stock"), equal to the quotient obtained by dividing 3.5 million shares of Purchaser Preferred Stock by the number of shares of Company Common Stock outstanding at such time ("Merger Consideration"), or upon surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 1.7 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1.9). No fractional shares of Purchaser Preferred Stock shall be issued by virtue of the Merger. Any such fractional share each holder of Company Common Stock would otherwise be entitled to (after aggregating all fractional shares of Purchaser Preferred Stock such holder would otherwise be entitled to) shall be rounded up to the next whole share of Purchaser Preferred Stock.

           (b)  Cancellation of Purchaser-Owned Stock.  Each share of Company
                -------------------------------------
Common Stock held by Company or owned by Merger Sub, Purchaser or any direct or indirect wholly-owned subsidiary of Company or of Purchaser immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

           (c)  Capital Stock of Merger Sub.  Each certificate evidencing
                ---------------------------
ownership of shares of Common Stock, par value $.0001 per share, of Merger Sub shall evidence ownership of such shares of capital stock of the Surviving Corporation.

           (d)  Adjustments to Merger Consideration.  The Merger Consideration
                -----------------------------------
shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into common stock of the Purchaser or Company Common Stock), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Purchaser Common Stock or Preferred Stock occurring on or after the date hereof and prior to the Effective Time.

     1.7   Surrender of Certificates
           -------------------------

           (a) Purchaser to Provide Preferred Stock. At the Effective Time, Purchaser shall make available for exchange in accordance with this Article I, the Merger Consideration issuable pursuant to Section 1.6 in exchange for outstanding shares of Company Common Stock and any dividends or distributions to which holders of shares of Company Common Stock may be entitled pursuant to
Section 1.7(b).

           (b)  Distributions With Respect to Unexchanged Shares.  No dividends
                ------------------------------------------------
or other distributions declared or made after the date of this Agreement with respect to the Purchaser Preferred Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered certificate or certificates of Company Common Stock (the "Certificates") with respect to the shares of Purchaser Preferred Stock represented thereby until the holders of record of such Certificates shall surrender such Certificates. Subject to applicable law, following surrender of any such Certificates, the Purchaser shall deliver to the record holders thereof, without interest, certificates representing whole shares of Purchaser Preferred Stock issued in exchange therefor and the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of Purchaser Preferred Stock.

           (c)  Transfers of Ownership.  If certificates representing shares of
                ----------------------
Purchaser Preferred Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to Purchaser or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates representing shares of Purchaser Preferred Stock in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of Purchaser or any agent designated by it that such tax has been paid or is not payable.

           (d)  No Liability.  Notwithstanding anything to the contrary in this
                ------------
Section 1.7, neither the Purchaser nor the Surviving Corporation shall be liable to a holder of shares of Purchaser Preferred Stock or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law following the passage of time specified therein.

     1.8   No Further Ownership Rights in Company Common Stock.  All shares of
           ---------------------------------------------------
Purchaser Preferred Stock issued in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     1.9   Lost, Stolen or Destroyed Certificates.  In the event that any
           --------------------------------------
Certificates shall have been lost, stolen or destroyed, Purchaser shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing the shares of Purchaser Preferred Stock into which the shares of Company Common Stock represented by such Certificates were converted pursuant to Section 1.6 and any dividends or distributions payable pursuant to Section 1.7(b); provided, however, that Purchaser may, in its sole and absolute discretion and as a condition precedent to the issuance of such certificates representing shares of Purchaser Preferred Stock, cash and other distributions, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Purchaser or the Surviving Corporation with respect to the Certificates alleged to have been lost, stolen or destroyed.

     1.10  Tax and Accounting Consequences
           -------------------------------

           (a) It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

           (b) It is intended by the parties hereto that the Merger shall be treated as a purchase for accounting purposes.

     1.11  Taking of Necessary Action; Further Action.  If, at any time after
           ------------------------------------------
the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company and Merger Sub, the officers and directors of Company and Merger Sub immediately prior to the Effective Time will take all such lawful and necessary action.

                                  ARTICLE II

          REPRESENTATIONS AND WARRANTIES OF INDIRECT PARENT, SECOND INTERMEDIARY PARENT, FIRST INTERMEDIARY PARENT, PARENT AND COMPANY

     As of the date hereof and as of the Closing Date, the Indirect Parent, Second Intermediary Parent, First Intermediary Parent, Parent and Company represent and warrant to Purchaser and Merger Sub, jointly and severally, subject to such exceptions as are disclosed in writing in the disclosure letter supplied by Indirect Parent, Second Intermediary Parent, First Intermediary Parent, Parent and Company to Purchaser dated as of the date hereof and certified by duly authorized officers of Indirect Parent, Second Intermediary Parent, First Intermediary Parent, Parent and Company (the "Company Schedule"), as follows ("Knowledge of the Company" means the knowledge of the Company, Parent, First Intermediary Parent, Second Intermediary Parent and Indirect Parent):

     2.1   Organization and Qualification; Subsidiaries.
           --------------------------------------------

           (a) Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Approvals") necessary to own, lease and operate the assets it purports to own, operate or lease and to carry on its business as it is now being conducted except where the failure to have such Approvals would not have a Material Adverse Effect on the Company.

           (b) Company has no subsidiaries. Company does not directly or indirectly own nor is it a party to any agreement to own any equity or similar interest in or any interest convertible, exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business, association or entity.

     2.2   Certificate of Incorporation and Bylaws.  Company has previously
           ---------------------------------------
furnished to Purchaser a complete and correct copy of its Certificate of Incorporation and Bylaws as amended to date (together, the "Company Charter Documents"). Such Company Charter Documents are in full force and effect. Company is not in violation of any of the provisions of the Company Charter Documents.

     2.3   Capitalization.
           --------------

           (a) The authorized capital stock of Company consists of 750,000 shares of Company Common Stock, with no par value per share. At the close of business on the date of this Agreement (i) 100 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable and owned by Percussion (Chrysallis), Inc.; (ii) no shares of Company Common Stock were available or reserved for issuance pursuant to any stock option plans, employee stock plan or upon conversion of any warrants or other rights; and all 100 shares of issued and outstanding Company Common Stock were held by Parent. Company does not have any subsidiaries or an equity stake in any other entity.

     2.4   Authority Relative to this Agreement.  Company has all necessary
           ------------------------------------
corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Company and the consummation by Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Company and no other corporate proceedings on the part of Company are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Company and, assuming the due authorization, execution and delivery by Purchaser and Merger Sub, constitutes a legal and binding obligation of Company, enforceable against Company in accordance with its terms, except (i) as may be limited by (x) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (y) the effect of rules of law governing the availability of equitable remedies and (ii) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder.

     2.5   No Conflict; Required Filings and Consents.
           ------------------------------------------

           (a) The execution and delivery of this Agreement by Company do not, and the performance of this Agreement by Company shall not, (i) conflict with or violate the Company Charter Documents, (ii) subject to compliance with the requirements set forth in Section 2.5(b) below, to the Knowledge of the Company, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Company or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Company pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Company is a party or by which Company or its properties are bound or affected, except in any case for such conflicts, violations, breaches, defaults or other occurrences that could not reasonably be expected to have a Material Adverse Effect on the Company.

           (b) The execution and delivery of this Agreement by Company do not, and the performance of this Agreement by Company shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a "Governmental Entity"), except for applicable requirements, if any, of the pre-merger notification requirements (the "HSR Approval") of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the rules and regulations thereunder, and the filing and recordation of the Merger Documents as required by the Corporate Code and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not otherwise have a Material Adverse Effect.

     2.6   Compliance; Permits.
           -------------------

           (a)  Company is not in conflict with, or in default or violation of,
(i) any law, rule, regulation, order, judgment or decree applicable to Company or by which its properties are bound or affected, or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Company is a party or by which Company or its properties are bound or affected, except for any conflicts, defaults or violations that (individually or in the aggregate) would not cause the Company to lose any material benefit or incur any material liability. No investigation or review by any governmental or regulatory body or authority is pending or, to the Knowledge of the Company, threatened against Company, nor has any governmental or regulatory body or authority indicated to the Company an intention to conduct the same.

           (b) Company holds all permits, licenses, variances, exemptions, orders and approvals from governmental authorities, including without limitation the Food and Drug Administration and the United States Department of Agriculture, which are material to operation of the business of Company taken as a whole as it is now being conducted (collectively, the "Company Permits"). Company is in compliance in all material respects with the terms of the Company Permits.

     2.7   Financial Statements.
           --------------------

           (a) The Company has provided to Purchaser's auditors all relevant information for the preparation of its (i) audited consolidated financial statements for the fiscal years ended December 31, 1997, 1998 and 1999, and (ii) unaudited financial statements for the period ended June 30, 2000 (collectively and as amended, the "Company Reports"), and Company, Parent, First Intermediary Parent, Second Intermediary Parent and Indirect Parent have reviewed the Company Reports.

           (b) Each of the financial statements presents fairly, to the Knowledge of the Company, in all material respects, the financial position of the Company as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject to normal and recurring year-end adjustments which did not have and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect).

           (c) Except as and to the extent set forth or reserved against on the balance sheet of the Company as reported in the Company Reports, including the notes thereto, to the Knowledge of the Company, the Company has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP, except (i) liabilities provided for in Company's balance sheet as of June 30, 2000; or (ii) liabilities incurred since June 30, 2000 in the ordinary course of business none of which is material to the business, results of operations or financial condition of the Company.

     2.8   Absence of Certain Changes or Events.  Since June 30, 2000 (the
           ------------------------------------
"Reference Balance Sheet Date"), the business of the Company has been conducted by Company, Indirect Parent and Parent in the ordinary course and consistent with past practice. As amplification and not limitation of the foregoing, since the Reference Balance Sheet Date, the Company has not:

                (i) knowingly permitted or allowed any of the assets or properties (whether tangible or intangible) of the Company to be subjected to any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership ("Encumbrance"), other than such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) liens for taxes, assessments and governmental charges or levies not yet due and payable which are not in excess of $50,000 in the aggregate; (b) Encumbrances imposed by law, such as mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days and (ii) are not in excess of $10,000 in the aggregate at any time; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and
(d) minor survey exceptions, reciprocal easement agreements and other customary encumbrances on title to real property or assets that (i) were not incurred in connection with any Indebtedness, (ii) do not render title to the property encumbered thereby unmarketable, (iii) do not, individually or in the aggregate, materially adversely affect the value or use of such property for its current and anticipated purposes and (iv) Encumbrances that could not reasonably be expected to have a Material Adverse Effect ("Permitted Encumbrances") and Encumbrances that will be released at or prior to the Closing;

                (ii) made any loan to, guaranteed any indebtedness for borrowed money of or otherwise incurred any indebtedness for borrowed money on behalf of any Person other than payroll, travel guaranties and other advances made in the ordinary course of business;

                (iii) failed to pay any creditor any material amount owed to such creditor when due except as may be in accordance with the ordinary course of business consistent with past practice;

                (iv) made any capital expenditure or commitment of any capital expenditure in excess of $25,000 individually or $100,000 in the aggregate;

                (v) issued any sales orders or otherwise entered into an agreement that requires the Company to make any purchases involving payments by the Company in excess of $25,000 individually or $100,000 in the aggregate;

                (vi) sold, transferred, leased, subleased, licensed or otherwise disposed of any Intellectual Property, other than the sale of Inventories in the ordinary course of business consistent with past practice;

                (vii) issued or sold any capital stock, notes, bonds or other securities, or any option, warrant or other right to acquire the same, of, or any other interest in, the Company;

                (viii) entered into any agreement, arrangement or transaction with any of its directors, officers, employees or shareholders (or with any relative, beneficiary, spouse or Affiliate of such Person);

                (ix) (A) granted any increase, or announced any increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable by the Company to any of its employees, consultants or directors or (B) established or increased or promised to increase any benefits under any Indirect Parent or Parent employee benefit or option plans, in either case except as required by law or any collective bargaining agreement or involving ordinary increases in the ordinary course of business consistent with the past practices of the Company;

                (x) amended, terminated, cancelled or compromised any material claims of the Company or waived any other rights of substantial value to the Company or settled any material litigation;

                (xi) amended or modified in any material respect, or consented to the termination of, any Material Contract (as defined below) or the Company's rights thereunder;

                (xii) amended or restated the certificate of incorporation or the bylaws (or other organizational documents) of the Company;

                (xiii) made any express or deemed election (other than as set forth on the Company's tax returns) or settled or compromised any material liability, with respect to Taxes (as defined in Section 8.1) of the Company;

                (xiv) suffered any Material Adverse Effect; or

                (xv) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 2.8 or granted any options to purchase, rights of first refusal, rights of first offer or any other similar rights or commitments with respect to any of the actions specified in this Section 2.8, except as expressly contemplated by this Agreement.

          For purposes of this Agreement, the term "Person" shall mean any individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association, entity or government or political subdivision, agency or instrumentality of a government.

          For purposes of this Agreement, the term "Inventories" shall mean all inventory, merchandise, finished goods, raw materials, packaging and supplies of the Company.

          For purposes of this Agreement, the term "Material Contracts" shall mean the following contracts and agreements (including, without limitation, oral and informal arrangements) of the Company:

                (i) each contract, agreement, invoice, purchase order and other arrangement, for the purchase of Inventory, spare parts, other materials or personal property with any supplier or for the furnishing of services to the Company or otherwise related to the business of the Company under the term of which the Company (A) is likely to pay or otherwise give consideration of more than $10,000 in the aggregate during the calendar year ended December 31, 2000,
(B) is likely to pay or otherwise give consideration of more than $10,000 in the aggregate over the remaining term of such contract, or (C) cannot be cancelled by the Company without penalty or further payment and without more than 90 days' notice;

                (ii) each contract, agreement, invoice, sales order and other arrangement, for the sale of Inventory or other personal property or for the furnishing of services by the Company which: (A) is likely to involve consideration of more than $10,000 in the aggregate during the calendar year ended December 31, 2000, (B) is likely to involve consideration of more than $10,000 in the aggregate over the remaining term of the contract, or (C) cannot be cancelled by the Company without penalty or further payment and without more than 90 days' notice;

                (iii) all broker, distributor, label group, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contracts and agreements to which the Company is a party involving the payment of more than $10,000 during the calendar year ended December 31, 2000 and which are not cancelable without penalty or further payment and without more than 90 days' notice;

                (iv) all management contracts, and contracts with independent contractors, consultants or employees (or similar arrangements) to which the Company is a party which are not cancelable without penalty or further payment and without more than 30 days' notice;

                (v) all contracts and agreements relating to indebtedness of the Company;

                (vi) all agreements relating to Intellectual Property, including all licenses and sublicenses thereof, but excluding shrink wrap and other commodity type licenses;

                (vii) all contracts and agreements with any Governmental Entity to which the Company is a party;

                (viii) all contracts and agreements that limit or purport to limit the ability of the Company to compete in any line of business or with any Person or in any geographic area or during any period of time;

                (ix) all contracts and agreements between or among the Company and any Affiliate of the Company, including any shareholder agreements;

                (x) all contracts and agreements for providing benefits to Company employees, consultants or directors under any Indirect Parent or Parent employee benefit or option plans;

                (xi) all contracts and agreements of indemnification or any guaranty;

                (xii) all dealer, distributor, joint marketing or development contracts and agreements currently in force under which Company has continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of ninety (90) days or less, and all contracts and agreements pursuant to which Company has continuing material obligations to jointly develop any intellectual property that will not be owned, in whole or in part, by Company and which may not be canceled without penalty upon notice of ninety (90) days or less;

                (xiii) all contracts, agreement and commitments currently in force to license any third party to manufacture or reproduce any Company product, service or technology or any contract, agreement and commitment currently in force to sell or distribute any Company products, service or technology except agreements with distributors or sales representative in the normal course of business cancelable without penalty upon notice of ninety (90) days or less and substantially in the form previously provided to Purchaser; and

                (xiv) all other contracts and agreements, whether or not made in the ordinary course of the business, which are material to the Company, taken as a whole, or the conduct of the business, or the absence of which would have a Material Adverse Effect.

          For purposes of this Agreement, the term "Regulations" means the Treasury Regulations (including Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes.

     2.9   Absence of Litigation.  There are no claims, actions, suits or
           ---------------------
proceedings pending or, to the Knowledge of the Company, threatened (or, to the Knowledge of the Company, any governmental or regulatory investigation pending or threatened) against Company or any properties or rights of Company, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign.

     2.10  Employee Benefit Plans.  For purposes of this Section 2.10, the
           ----------------------
following terms shall have the meanings set forth below:

                (i)  "Affiliate" shall mean any person or entity under common
                      ---------
control with the Company within the meaning of Code Section 414(b), (c), (m) or
(o).

                (ii) "COBRA" shall mean the Consolidated Omnibus Budget
                      -----
Reconciliation Act of 1985, as amended.

                (iii)  "Code" shall mean the Internal Revenue Code of 1986, as
                        ----
amended.

                (iv) "Employee" shall mean any former or active employee,
                      --------
consultant, or director of the Company.

                (v)  "Employee Plan" shall mean each plan, program, policy,
                      -------------
practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of ERISA Section 3(3), (each a "Plan") which is or has been maintained, contributed to, or required to be contributed to, by the Indirect Parent, Parent or any Affiliate for the benefit of any Employee or for which the Company has or may have any liability or obligation.

                (vi) "ERISA" shall mean the Employee Retirement Income Security
                      -----
Act of 1974, as amended.

           (b) (i) Each Employee Plan has been maintained in all material respects in compliance with its terms and with all applicable requirements of law (including the Code and ERISA). Indirect Parent, Second Intermediary Parent, First Intermediary Parent, Parent and the Company have performed in all material respects all obligations required to be performed by each of them under, is not in default or violation of, and has no knowledge of any default or violation by any other party to each Employee Plan; (ii) Each Employee Plan intended to qualify under Code Section 401(a) and each trust intended to qualify under Code
Section 501(a) has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Employee Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Employee Plan;

           (c)  (i)  No "prohibited transaction," within the meaning of Code
Section 4975 or ERISA Sections 406 and 407, and not otherwise exempt under Code
Section 4975 or ERISA Section 408 (or any administrative class exemption issued thereunder), has occurred with respect to any Company Employee Plan; (ii) Neither Company nor any Affiliate has at any time maintained, established, sponsored, participated in, or contributed to any Employee Plan subject to Title IV of ERISA or Code Section 412; (iii) Neither Company nor any Affiliate has been required to contribute or contributed to any "multiemployer plan," as defined in ERISA Section 3(37); and (iv) Neither Company nor any Affiliate has ever maintained, established, sponsored, participated in, or contributed to any "multiple employer plan," as defined in Code Section 413(c).

           (d) (i) Neither Company nor any Affiliate has in any material respect violated any of the health care continuation requirements of COBRA with respect to any Employee; (ii) None of the Employee Plans provides, reflects or represents any liability to provide retiree health to any person for any reason, except as may be required by COBRA or other applicable statute, and Indirect Parent, Parent and the Company have never represented, promised, or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with retiree health, except to the extent required by statute.

           (e) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or employee of Company under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

     2.11  Employees.  Section 2.11 of the Company Schedule lists the name,
           ---------
place of employment, the current annual salary rates, bonuses, deferred or contingent compensation, pension, accrued vacation, "golden parachute" and other like benefits paid or payable (in cash or otherwise) in 1999 and 2000, the date of employment and job title of each current salaried employee, officer, director, consultant or agent of the Company.

     2.12  Material Contracts.
           ------------------

           (a) Each Material Contract: (i) is legal, valid and binding on the respective parties thereto and is in full force and effect, and (ii) upon consummation of the transactions contemplated by this Agreement, shall continue in full force and effect without penalty or other adverse consequence except in a situation where the failure to be in full force and effect could not reasonably be expected to have a Material Adverse Effect. The Company is not in breach of, or default under, any Material Contract, except in any such case for breaches or defaults that could not reasonably be expected to have a Material Adverse Effect.

           (b) To the best Knowledge of the Company, no other party to any Material Contract is in material breach thereof or default thereunder.

     2.13  Guaranties, Intercompany Contracts.  Except in respect of the lease
           ----------------------------------
noted in Section 6.11 hereof, neither the Company, Indirect Parent, First Intermediary Parent, Second Intermediary Parent, nor Direct Parent is a party to any guaranty, and no Person is a party to any guaranty, for the benefit of the Company. Except for the lease noted in Section 6.11 hereof, there are no contracts or agreements between Company and Indirect Parent, First Intermediary Parent, Second Intermediary Parent, or Parent.

     2.14  Restrictions on Business Activities.  To the Knowledge of the
           -----------------------------------
Company, there is no agreement, commitment, judgment, injunction, order or decree binding upon Indirect Parent, Parent or Company or to which the Company, Indirect Parent or Parent is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Company, any acquisition of property by Company or the conduct of business by Company as currently conducted, except for any prohibition or impairment that could not reasonably be expected to have a Material Adverse Effect.

     2.15  Environmental Matters.  The Indirect Parent, Second Intermediary
           ---------------------
Parent, First Intermediary Parent, Parent and Company are, to their collective knowledge, not in violation of any applicable laws relating to the protection of the environment ("Environmental Laws"); all past noncompliance, if any, of the Company, Indirect Parent or Parent with respect to Environmental Laws, known to the Company, Indirect Parent, Second Intermediary Parent, First Intermediary Parent or Parent has been resolved without any pending, ongoing or future obligation, cost or liability; and neither the Company, Indirect Parent, Second Intermediary Parent, First Intermediary Parent nor Parent, to their collective knowledge, have released any hazardous materials to or from any real property currently, or within the two year period preceding the date hereof, owned, leased or occupied by the Company, Indirect Parent or Parent except in compliance with all Environmental Laws.

     2.16  Intellectual Property.  For the purposes of this Agreement, the
           ---------------------
following terms have the following definitions:

     "Intellectual Property" shall mean any or all of the following and all worldwide common law and statutory rights in, arising out of, or associated therewith: (i) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof ("Patents"); (ii) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor; (iv) all databases and data collections and all rights therein; and (v) any similar or equivalent rights to any of the foregoing (as applicable).

     "Company Intellectual Property" shall mean any Intellectual Property that is owned by, or licensed to, Company and the Intellectual Property that is the subject of the license agreement attached hereto as Exhibit C as
                                                             ---------
     amended (and any continuations, continuations-in-part and improvements thereof).

     "Registered Intellectual Property" means all Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any private, state, government or other legal authority.

     "Company Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of, the Company.

     "Company Products" means all products or service offerings of the Company.

           (a) Section 2.16(a) of the Company Schedule contains a list of all Company Registered Intellectual Property.

           (b) To the Knowledge of the Company, no Company Intellectual Property or Company Product is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by Company, or which may affect the validity, use or enforceability of such Company Intellectual Property or Company Product.

           (c) Company owns and has good and exclusive title to, each material item of Company Intellectual Property owned by it free and clear of any lien or encumbrance (including non-exclusive licenses). Without limiting the foregoing:
Company is the exclusive owner or licensee of all patents, copyrights, trademarks and trade names used in connection with the operation or conduct of the business of Company, including the sale, distribution or provision of any Company Products by Company.

           (d) To the extent that any material technology, software or Intellectual Property has been developed or created independently or jointly by a third party for Company and is incorporated into any of the Company Products, Company has a written agreement with such third party with respect thereto and Company thereby either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a perpetual, non-terminable license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment, to the fullest extent it is legally possible to do so.

           (e) Company has not transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was in the last year material Company Intellectual Property, to any third party, or knowingly permitted Company's rights in such material Company Intellectual Property to lapse or enter the public domain.

           (f) Section 2.16(f) of the Company Schedule lists all material contracts, licenses and agreements to which Company is a party: (i) with respect to Company Intellectual Property licensed or transferred to any third party (other than end-user licenses in the ordinary course); or (ii) pursuant to which a third party has licensed or transferred any material Intellectual Property to Company.

           (g) All material contracts, licenses and agreements relating to either (i) Company Intellectual Property or (ii) between the Company and a third party relating to Intellectual Property of a third party licensed to Company, are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension of such contracts, licenses and agreements. Company is in material compliance with, and has not materially breached any term of any such contracts, licenses and agreements and, to the Knowledge of the Company, all other parties to such contracts, licenses and agreements are in compliance with, and have not materially breached any term of, such contracts, licenses and agreements. Neither Indirect Parent nor Parent is aware of any fact that would prevent the Surviving Corporation following the Closing Date from exercising all of Company's rights under such contracts, licenses and agreements to the same extent Company would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which Company would otherwise be required to pay. Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Purchaser or Merger Sub by operation of law or otherwise of any contracts or agreements to which the Company is a party, will result in (i) either Purchaser's or the Merger Sub's granting to any third party any right to or with respect to any material Intellectual Property right owned by, or licensed to, either of them, (ii) either the Purchaser's or the Merger Sub's being bound by, or subject to, any non-compete or other material restriction on the operation or scope of their respective businesses, or (iii) either the Purchaser's or the Merger Sub's being obligated to pay any royalties or other material amounts to any third party in excess of those payable by Purchaser or Merger Sub, respectively, prior to the Closing.

           (h) The operation of the business of the Company as such business currently is conducted, including (i) Company's design, development, manufacture, distribution, reproduction, marketing or sale of the products or services of Company (including Company Products ) and (ii) the Company's use of any product, device or process in connection with the foregoing, has not, does not and, to the Knowledge of the Company, will not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction.

           (i) Company has not received notice from any third party that the operation of the business of Company or any product or service of Company, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

           (j) To the Knowledge of the Company, Parent, Indirect Parent, First Intermediary Parent, and Second Intermediary Parent, no person has or is infringing or misappropriating any Company Intellectual Property.

           (k) Company has taken reasonable steps to protect Company's rights in Company's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to Company, and, without limiting the foregoing, Company has and uses its best efforts to enforce a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement substantially in the form provided to Purchaser and all current and former employees and contractors of Company have executed such an agreement, except where the failure to do so is not reasonably expected to be material to Company.

     2.17  Board Approval.  The Board of Directors of Company has, as of the
           --------------
date of this Agreement unanimously (i) approved this Agreement and the transactions contemplated hereby and (ii) determined that the Merger is in the best interests of the stockholders of Company and is on terms that are fair to such stockholders.

     2.18  Assets.  At the Closing, the Company shall have right, title or
           ------
interest in and to such assets (tangible and intangible) necessary to manufacture, develop and sell the Company Products as currently manufactured, developed and sold by the Company.


                                  ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF PARENTAL ENTITIES
                              AND INDIRECT PARENT

A. As of the date hereof and as of the Closing Date, Parent, First Intermediary Parent and Second Intermediary Parent (each a "Parental Entity" and together "Parental Entities" for purposes of this Article III) represent and warrant to Purchaser and Merger Sub, subject to such exceptions as are disclosed in writing in the disclosure letter supplied by Parent, First Intermediary Parent and Second Intermediary Parent to Purchaser dated as of the date hereof and certified by a duly authorized officer of each of Parent, First Intermediary Parent and Second Intermediary Parent (the "Parent Schedule"), as follows:

     3.1  Organization and Qualification of the Parental Entities.  Each
          -------------------------------------------------------
Parental Entity is a corporation duly organized, validly existing and in good standing under the laws of Canada in the case of Parent, and Delaware in the case of First Intermediary Parent and Second Intermediary Parent, the jurisdictions of their incorporation, and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each Parental Entity is qualified or licensed to do business as a foreign corporation, and is in good standing, in each jurisdiction where the nature of its business makes such qualification or licensing necessary and where the failure to so qualify would have a Material Adverse Effect.

     3.2  Authority of the Parental Entities Relative to this Agreement.  Each
          -------------------------------------------------------------
Parental Entity has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each Parental Entity and the consummation by each Parental Entity of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of each Parental Entity and no other corporate proceedings on the part of any of the Parental Entities are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by each Parental Entity and, assuming the due authorization, execution and delivery by Purchaser and Merger Sub, constitutes legal and binding obligations of each Parental Entity, enforceable against each Parental Entity in accordance with their respective terms, except (i) as may be limited by (x) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (y) the effect of rules of law governing the availability of equitable remedies and
(ii) as rights to indemnity or contribution may be limited under federal, state or provincial securities laws or by principles of public policy thereunder. Second Intermediary Parent has executed an irrevocable written consent voting all of its shares of First Intermediary Parent's capital stock in favor of the Merger. Second Intermediary Parent has good and marketable title to and is the legal and beneficial owner of all the outstanding shares of First Intermediary Parent's capital stock free and clear of any Encumbrance. First Intermediary Parent has executed an irrevocable written consent voting all of its shares of Parent's capital stock in favor of the Merger. First Intermediary Parent has good and marketable title to and is the legal and beneficial owner of all the outstanding shares of Parent's capital stock free and clear of any Encumbrance. Parent has executed an irrevocable written consent voting all of its shares of Company Common Stock in favor of the Merger. Parent has good and marketable title to and is the legal and beneficial owner of all the outstanding shares of Company Common Stock free and clear of any Encumbrance.

     3.3   No Conflict; Required Filings and Consents of the Parental Entities.
           -------------------------------------------------------------------

          (a) The execution and delivery of this Agreement by each Parental Entity do not, and the performance of this Agreement by each Parental Entity shall not, (i) conflict with or violate the organizational documents of any of the Parental Entities, (ii) subject to compliance with the requirements set forth in Section 3.3(b) below, to the knowledge of each Parental Entity, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to any Parental Entity or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair any Parental Entities's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of any Parental Entity pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which any Parental Entity is a party or by which any Parental Entity or its properties are bound or affected, except in any case for such conflicts, violations, breaches, defaults or other occurrences that could not reasonably be expected to have a Material Adverse Effect on the Company.

          (b) The execution and delivery of this Agreement by each Parental Entity do not, and the performance of this Agreement by any Parental Entity shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except for applicable requirements, if any, of the HSR Approval of the HSR Act and of foreign Governmental Entities and the rules and regulations thereunder, and the filing and recordation of the Merger Documents as required by the Corporation Codes and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not otherwise have a Material Adverse Effect on the Company.

     3.4   Parental Entities Brokers.  No broker, finder or investment banker is
           -------------------------
entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of any Parental Entity.

     3.5  Intellectual Property of the Parent Entities.
          --------------------------------------------

          (a) no Parental Entity has disclosed any portion of the Company's Intellectual Property to any third party and has not violated any confidentiality or use restrictions regarding the Company's Intellectual Property.

           (b) no Parental Entity is aware of any third party rights that are or may be infringed by products currently or previously manufactured, used, or sold by the Company.

           (c) no Parental Entity has filed any patent application or obtained any issued patent covering any technology invented, created or developed solely by the Company, or invented, created or developed jointly by any Parental Entity and the Company.

           (d) No patent or patent application filed by, issued to or assigned to any Parental Entity identifies any current or former employee of the Company as an inventor.

           (e) No Parental Entity is aware of any Parental Entity patent or patent application which covers technology used in products manufactured by the Company.

B. As of the date hereof and as of the Closing Date, the Indirect Parent represents and warrants to Purchaser and Merger Sub, subject to such exceptions as are disclosed in writing in the disclosure letter supplied by Indirect Parent to Purchaser dated as of the date hereof and certified by a duly authorized officer of Indirect Parent (the "Indirect Parent Schedule"), as follows:

     3.6   Organization and Qualification of Indirect Parent.  Indirect Parent
           -------------------------------------------------
is a corporation duly organized, validly existing and in good standing under the laws of Canada, the jurisdiction of its incorporation, and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Indirect Parent or its Affiliates is qualified or licensed to do business as a foreign or extra-provincial corporation, and is in good standing, in each jurisdiction where the nature of their business makes such qualification or licensing necessary and where the failure to so qualify would have a Material Adverse Effect.

     3.7   Authority of Indirect Parent Relative to this Agreement.  Indirect
           -------------------------------------------------------
Parent has all necessary corporate power and authority to execute and deliver this Agreement and the Strategic Relationship Agreement attached hereto as Exhibit B and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Indirect Parent and the consummation by Indirect Parent of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Indirect Parent and no other corporate proceedings on the part of Indirect Parent are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Indirect Parent and, assuming the due authorization, execution and delivery by Purchaser and Merger Sub, constitutes legal and binding obligations of Indirect Parent, enforceable against Indirect Parent in accordance with their respective terms, except (i) as may be limited by (x) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (y) the effect of rules of law governing the availability of equitable remedies and (ii) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder. Indirect Parent has taken corporate action to cause Parent to execute an irrevocable written consent voting all of its shares of Company Common Stock in favor of the Merger. Indirect Parent has good and marketable title to and is the legal and beneficial owner of all the outstanding shares of capital stock of Parent free and clear of any Encumbrance.

     3.8   No Conflict; Required Filings and Consents of Indirect Parent.
           -------------------------------------------------------------

           (a) The execution and delivery of this Agreement by Indirect Parent do not, and the performance of this Agreement by Indirect Parent shall not, (i) conflict with or violate the Indirect Parent organizational documents, (ii) subject to compliance with the requirements set forth in Section 3.8(b) below, to the knowledge of Indirect Parent, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Indirect Parent or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair Indirect Parent's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Indirect Parent pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Indirect Parent is a party or by which Indirect Parent or its properties are bound or affected, except in any case for such conflicts, violations, breaches, defaults or other occurrences that could not reasonably be expected to have a Material Adverse Effect on the Company.

           (b) The execution and delivery of this Agreement by Indirect Parent do not, and the performance of this Agreement by Indirect Parent shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except for applicable requirements, if any, of the HSR Act and of foreign Governmental Entities and the rules and regulations thereunder, the rules and regulations of Nasdaq, and the filing and recordation of the Merger Documents as required by the Corporation Codes and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not otherwise have a Material Adverse Effect on the Company.

     3.9   Indirect Parent Brokers.  No broker, finder or investment banker is
           -----------------------
entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Indirect Parent.

     3.10  Intellectual Property of Indirect Parent.
           ----------------------------------------

           (a) Indirect Parent has not disclosed any portion of the Company's Intellectual Property to any third party and has no violated any confidentiality or use restrictions regarding the Company's Intellectual Property.

           (b) Indirect Parent is not aware of any third party rights that are or may be infringed by products currently or previously manufactured, used, or sold by the Company.

           (c) Indirect Parent has not filed any patent application or obtained any issued patent covering any technology invented, created or developed solely by the Company, or invented, created or developed jointly by Indirect Parent and the Company.

           (d) No patent or patent application filed by, issued to or assigned to Indirect Parent identifies any current or former employee of the Company as an inventor.

Indirect Parent is not aware of any Indirect Parent patent or patent application which covers technology used in products manufactured by the Company.
3.11  Experience

     3.11. Experience.  Indirect Parent has substantial experience in evaluating
           ----------
and investing in private placement transactions of securities in companies similar to Purchaser so that it is capable of evaluating the merits and risks of its investment in Purchaser and has the capacity to protect its own interests.

     3.12  Investment.  Indirect Parent is acquiring the Purchaser Preferred
           ----------
Stock and the Purchaser Common Stock issuable upon conversion thereof for its own account, not as a nominee or agent, and not with the present view to, or for resale in connection with, any public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act. It understands that the Purchaser Preferred Stock and the Purchaser Common Stock issuable upon conversion thereof to be purchased have not been, and will not be, registered under the Securities Act and are being sold to it by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the accuracy of Indirect Parent's representations as expressed herein.

     3.13  Rule 144.  Indirect Parent acknowledges that the Purchaser Preferred
           --------
Stock and the Purchaser Common Stock issuable upon conversion thereof must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available, including Rule 144. It is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions contained in such rules.

     3.14  No Public Market.  Indirect Parent understands that no public market
           ----------------
now exists for any of the securities issued by the Purchaser and that the Purchaser has made no assurances that a public market will ever exist for the Purchaser's securities.

     3.15  Access to Data.  Indirect Parent has had an opportunity to discuss
           --------------
the Purchaser's business, technology, management and financial affairs with its management. It has also had an opportunity to ask questions of officers of the Purchaser. It understands that such discussions, as well as any written information issued by the Purchaser, were intended to describe certain aspects of the Purchaser's business and prospects but were not a thorough or exhaustive description.

     3.16  Economic Risk.  Indirect Parent understands that the Purchaser has a
           -------------
very limited financial and operating history and that an investment in the Purchaser involves substantial risks. The Indirect Parent understands all of the risks related to the purchase of the Purchaser Preferred Stock and the Purchaser Common Stock issuable upon conversion thereof. The Indirect Parent further understands that the purchase of the Purchaser Preferred Stock and the Purchaser Common Stock issuable upon conversion thereof will be a highly speculative investment. The Indirect Parent is able, without impairing the Investor's financial condition, to hold the Purchaser Preferred Stock and the Purchaser Common Stock issuable upon conversion thereof for an indefinite period of time and to suffer a complete loss of the its investment.

     3.17  Accredited Investor; Foreign Investor.  Indirect Parent represents
           -------------------------------------
that it is an accredited investor within the meaning of Regulation D under the Securities Act. Indirect Parent represents it is not a U.S. citizen and shall be deemed a Foreign Investor within the meaning of Regulation S under the Securities Act.

     3.18  Tax Liability.  Indirect Parent has reviewed with its own tax
           -------------
advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Indirect Parent relies solely on such advisors and not on any statements or representations of the Purchaser or any of its agents.


                                  ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF PURCHASER AND MERGER SUB

     As of the date hereof and as of the Closing Date, Purchaser and Merger Sub jointly and severally represent and warrant to Company and Parent, subject to such exceptions as are disclosed in writing in the disclosure letter supplied by Purchaser to Company and Parent dated as of the date hereof and certified by a duly authorized officer of Purchaser (the "Purchaser Schedule"), as follows:

     4.1   Organization and Qualification; Subsidiaries.  Each of Purchaser and
           --------------------------------------------
its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect on Purchaser. Each of Purchaser and its subsidiaries is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, have a Material Adverse Effect on Purchaser. Each of Purchaser and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on Purchaser.

     4.2  Certificate of Incorporation and Bylaws.  Purchaser has previously
          ---------------------------------------
furnished to Company and Parent complete and correct copies of its Certificate of Incorporation and Bylaws, as amended to date (together the "Charter Documents"). Such Purchaser Charter Documents and equivalent organizational documents of each of its subsidiaries are in full force and effect. Purchaser is not in violation of any of the provisions of the Purchaser Charter Documents, and no subsidiary of Purchaser is in violation of any of its equivalent organizational documents.

     4.3   Capitalization.  The authorized capital stock of Purchaser consists
           --------------
of (i) 40,000,000 shares of common stock, par value $0.001 per share ("Purchaser Common Stock"), and 23,846,501 shares of preferred stock, par value $0.001 per share. At the close of business on August 31, 2000, (i) 4,502,132 shares of purchaser common stock and 6,606, 200,000, 5,041,539, 6,678,791, 7,194,113, and
no shares of purchaser's Series A, B, C, D, E, and F Preferred Stocks, respectively, were issued and outstanding, (ii) no shares of such common stock were held in treasury by Purchaser or by subsidiaries of Purchaser, and (iii) as of August 31, 2000, 3,000,000 shares of Purchaser common stock were reserved for issuance pursuant to Purchaser's 1996 Stock Plan ("Purchaser's Stock Option Plan"), and an aggregate of 177,387 common stock and 115,383 Series C Preferred Stock shares were subject to warrants. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, no par value, all of which, as of the date hereof, are issued and outstanding. All of the outstanding shares of Purchaser's and Merger Sub's respective capital stock have been duly authorized and validly issued and are fully paid and nonassessable. All shares of Purchaser Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall, and the shares of Purchaser Preferred Stock to be issued pursuant to the Merger will be, duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock (other than directors' qualifying shares) of each of Purchaser's subsidiaries is duly authorized, validly issued, fully paid and nonassessable and all such shares (other than directors' qualifying shares) are owned by Purchaser or another subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in Purchaser's voting rights, charges or other encumbrances of any nature whatsoever. Except as set forth in this Section, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Purchaser [or any of its subsidiaries] is a party or by which it is bound obligating Purchaser or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of the Purchaser or any of its subsidiaries or obligating the Purchaser of any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. As of the date of this Agreement, there are no registration rights and there is no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which the Purchaser or any of its subsidiaries is a party or by which they are bound with respect to any equity security of any class of Purchaser or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries.

     4.4   Authority Relative to this Agreement.  Each of Purchaser and Merger
           ------------------------------------
Sub has all necessary corporate power and authority to execute and deliver this Agreement and the Strategic Relationship Agreement attached hereto as Exhibit B, and to perform its obligations hereunder and thereunder and, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by Purchaser and Merger Sub and the consummation by Purchaser and Merger Sub of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Purchaser and Merger Sub, and no other corporate proceedings on the part of Purchaser or Merger Sub are necessary to authorize this Agreement, or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Purchaser and Merger Sub and, assuming the due authorization, execution and delivery by Company and the approval of the Amended and Restated Certificate of Incorporation attached hereto as Exhibit A by the requisite vote of the stockholders of Purchaser, constitute legal and binding obligations of Purchaser and Merger Sub, enforceable against Purchaser and Merger Sub in accordance with its terms.

     4.5   No Conflict; Required Filings and Consents.
           ------------------------------------------

           (a) The execution and delivery of this Agreement by Purchaser and Merger Sub do not, and the performance of this Agreement by Purchaser and Merger Sub shall not, (i) conflict with or violate the Certificate of Incorporation, Bylaws or equivalent organizational documents of Purchaser or any of its subsidiaries, (ii) subject to compliance with the requirements set forth in
Section 4.5(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Purchaser or any of its subsidiaries or by which it or their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Purchaser's or any such subsidiary's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Purchaser or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Purchaser or any of its subsidiaries is a party or by which Purchaser or any of its subsidiaries or its or any of their respective properties are bound or affected, except to the extent such conflict, violation, breach, default, impairment or other effect could not in the case of clauses (ii) or (iii) individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Purchaser.

           (b) The execution and delivery of this Agreement by Purchaser and Merger Sub do not, and the performance of this Agreement by Purchaser and Merger Sub shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity except for filing of the Amended and Restated Certificate of Incorporation attached hereto as Exhibit A
                                                                     ---------
with and acceptance thereof by the Secretary of the State of Delaware and (i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities laws ("Blue Sky Laws"), the pre-merger notification requirements (the "HSR Approval") of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the rules and regulations thereunder, and the filing and recordation of the certificate of merger as required by the Corporation Codes and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, (x) would not prevent consummation of the Merger or otherwise prevent Purchaser or Merger Sub from performing their respective obligations under this Agreement or (y) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Purchaser.

     4.6   Financial Statements.
           --------------------

           (a) Purchaser has made available to Company a correct and complete copy of its audited financial statements for the fiscal years ended December 31, 1997, 1998 and 1999 and unaudited financial statements for the period ended June 30, 2000.

           (b) Each set of financial statements (including, in each case, any related notes thereto) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and each presented fairly in all material respects the consolidated financial position of Purchaser and its subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to be material in amount.

           (c) Since Purchaser's balance sheet dated June 30, 2000, and until the date hereof, there has not occurred any Material Adverse Effect on Purchaser.

     4.7   Absence of Litigation.  There are no claims, actions, suits or
           ---------------------
proceedings pending or, to the knowledge of each of Purchaser and Merger Sub, threatened (or, to the knowledge of each of Purchaser and Merger Sub, any governmental or regulatory investigation pending or threatened) against Purchaser, Merger Sub or any other subsidiary of Purchaser or any properties or rights of Purchaser, Merger Sub or any other subsidiary of Purchaser, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign.

     4.8  Environmental Matters.  Except as disclosed in Section 4.8 of the
          ---------------------
Purchaser Schedule, (i) the Purchaser, Merger Sub or any other subsidiary of Purchaser are in material compliance with all applicable laws relating to pollution and environment; all past noncompliance, if any, of the Purchaser, Merger Sub or any other subsidiary of Purchaser with respect to such laws or environmental related permits, known to the Purchaser has been resolved without any pending, ongoing or future obligation, cost or liability; and (iii) neither the Purchaser, Merger Sub nor any other subsidiary of Purchaser has released any hazardous materials to or from, any real property currently or within the two year period preceding the date hereof, owned, leased or occupied by the Purchaser, Merger Sub or any other subsidiary of Purchaser, in violation of any environmental related laws.

     4.9  Board Approval.  The Boards of Directors of each of Purchaser and
          --------------
Merger Sub have, as of the date of this Agreement unanimously (i) approved this Agreement and the transactions contemplated hereby and (ii) determined that the Merger is in the best interests of the stockholders of each of Purchaser and Merger Sub and is on terms that are fair to such stockholders.

     4.10  No Undisclosed Liabilities.  Neither Purchaser, Merger Sub or any
           --------------------------
other subsidiary of Purchaser has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP, except (i) liabilities provided for in Purchaser's balance sheet as of June 30, 2000 or (ii) liabilities incurred since June 30, 2000 in the ordinary course of business, none of which is material to the business, results of operations or financial condition of Purchaser and its subsidiaries, taken as a whole.

     4.11  Compliance.
           ----------

           (a) Neither Purchaser, Merger Sub nor any other subsidiary of Purchaser is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Purchaser, Merger Sub or any other subsidiary of Purchaser or by which its or any of their respective properties is bound or affected, or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Purchaser, Merger Sub or any other subsidiary of Purchaser is a party or by which Purchaser, Merger Sub or any other subsidiary of Purchaser or its or any of their respective properties is bound or affected, except for any conflicts, defaults or violations that (individually or in the aggregate) would not cause the Purchaser to lose any material benefit or incur any material liability. No investigation or review by any governmental or regulatory body or authority is pending or, to the knowledge of Purchaser, threatened against Purchaser, Merger Sub or any other subsidiary of Purchaser, nor has any governmental or regulatory body or authority indicated to the Purchaser an intention to conduct the same, other than, in each such case, those the outcome of which could not, individually or in the aggregate, reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Purchaser, Merger Sub or any other subsidiary of Purchaser, any acquisition of material property by the Purchaser, Merger Sub or any other subsidiary of Purchaser or the conduct of business by the Purchaser, Merger Sub or any other subsidiary of Purchaser.

           (b) Purchaser has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of Purchaser and believes that it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. Purchaser is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

     4.12  Brokers.  No broker, finder or investment banker (other than
           -------
Prudential Securities Inc.) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Purchaser.

     4.13  Absence of Certain Changes or Events.  Since June 30, 2000, (i) the
           ------------------------------------
business of the Purchaser and its subsidiaries has been conducted in the ordinary course of business consistent with past practice and (ii) there has not occurred any event, development or change which, individually or in the aggregate, has resulted in or is reasonably likely to result in a Material Adverse Effect on Purchaser.

     4.14  Intellectual Property.  For the purposes of this Agreement,
           ---------------------
"Purchaser Intellectual Property" shall mean any Intellectual Property that is owned by, or exclusively licensed to, Purchaser and its subsidiaries. The operation of the business of Purchaser and its subsidiaries as such business currently is conducted, including (i) Purchaser's and its subsidiaries' design, development, manufacture, distribution, reproduction, marketing or sale of products or services of Purchaser and its subsidiaries, and (ii) Purchaser's use of any product, device or process, to its knowledge does not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction. Purchaser has not received notice from any third party that the operation of the business of Purchaser, any of its subsidiaries or any product or service of Purchaser, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

                                   ARTICLE V

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

     5.1   Conduct of Business by Company, Indirect Parent, Second Intermediary
           --------------------------------------------------------------------
Parent, First Intermediary Parent and Parent.  During the period from the date
--------------------------------------------
of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Indirect Parent, Second Intermediary Parent, First Intermediary Parent and Parent shall cause the Company to and the Company shall, except to the extent that Purchaser shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed), carry on its business, in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has significant business dealings.

     In addition, except as permitted by the terms of this Agreement, and the transactions contemplated hereby, without the prior written consent of Purchaser, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, neither Indirect Parent, Second Intermediary Parent, First Intermediary Parent nor Parent shall permit the Company to, and Company shall not do any of the following:

           (a) With respect to Indirect Parent, Second Intermediary Parent, First Intermediary Parent or Parent, waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans to any employee, consultant or director of the Company, except as provided for under this Agreement or the attached exhibits;

           (b) Grant any severance or termination pay to any officer or employee except pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing or made available to Purchaser, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof or hire any new employees or consultants;

           (c) Transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Company Intellectual Property, or enter into grants to transfer or license to any person future patent rights;

           (d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

           (e) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Company;

           (f) Issue, deliver, sell, authorize, pledge or otherwise encumber or propose any of the foregoing with respect to any shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares;

           (g) Cause, permit or propose any amendments to the Company Charter Documents;

           (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to enter into any joint ventures, strategic partnerships or alliances;

           (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets except sales of inventory in the ordinary course of business consistent with past practice;

           (j) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Company, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than in connection with the financing of ordinary course trade payables by Indirect Parent, Second Intermediary Parent, First Intermediary Parent or Parent;

           (k) Adopt or amend any material employee policy or arrangement, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will"), pay any special bonus or special remuneration to any director or employee, or, except in the ordinary course of business consistent with past practice, increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants;

           (l) (i) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, or liabilities recognized or disclosed in the most recent consolidated financial statements (or the notes thereto) of Company as provided to the Purchasers or incurred since the date of such financial statements, or
(ii) waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which Company is a party or of which Company is a beneficiary;

           (m) Make any individual or series of related payments outside of the ordinary course of business in excess of $10,000;

           (n) Except in the ordinary course of business consistent with past practice, modify, amend or terminate any Material Contract or agreement to which Company is a party or waive, delay the exercise of, release or assign any material rights or claims thereunder;

           (o) Enter into, renew or materially modify any contracts, agreements, or obligations relating to the distribution, sale, license or marketing by third parties of Company's products or products licensed by Company other than renewals of existing nonexclusive contracts, agreements or obligations;

           (p) Except as required by GAAP, revalue any of its assets or make any change in accounting methods, principles or practices;

           (q) Incur or enter into any agreement, contract or commitment requiring Company to pay in excess of $10,000, excluding routine purchase orders consistent with past practices;

           (r)  Settle any material litigation;

           (s) Make or change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any Tax Returns or any amendment to any Tax Return other than in a manner consistent with prior practices, enter into any closing agreement, settle any claim or assessment in respects of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

           (t) Agree in writing or otherwise to take any of the actions described in Section 5.1(a) through (s) above.

     5.2   Conduct of Business by Purchaser.  During the period from the date of
           --------------------------------
this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, except as permitted by the terms of this Agreement and except as provided in Section 5.2 of the Purchaser Schedule, without the prior written consent of Company, Purchaser shall not engage in any action that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code or that could reasonably be expected to delay the Closing of the Merger.

                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

     6.1   Confidentiality; Access to Information.
           --------------------------------------

           (a) The parties acknowledge that Indirect Parent, Parent and Purchaser have previously executed a mutual nondisclosure agreement effective August 9, 2000 and that Company and Purchaser have entered such an agreement effective March 13, 2000 (together, the "Confidentiality Agreement"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

           (b)  Access to Information.  Company, Indirect Parent, Secondary
                ---------------------
Intermediary Parent, First Intermediary Parent and Parent will afford Purchaser and its accountants, counsel and other representatives, and Purchaser will afford Company and its accountants, counsel and other representatives, reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Company and Purchaser, respectively, during the period prior to the Effective Time to obtain all information concerning the business of the Company and Purchaser, respectively, including the status of product development efforts, properties, results of operations and personnel of Company and Purchaser, as Purchaser and Company may reasonably request. No information or knowledge obtained by Purchaser or Company in any investigation pursuant to this Section 6.1 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     6.2   Public Disclosure.  Purchaser, Merger Sub, Indirect Parent, Second
           -----------------
Intermediary Parent, First Intermediary Parent, Parent and Company will consult with each other and agree, before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement or the transactions contemplated hereby and will not issue any such press release or make any such public statement prior to such agreement, except as may be required by law, or by regulation or policy of a securities regulatory authority or other Governmental Entity or any listing agreement with a securities exchange on which any of the Parties shares is listed, in which case reasonable efforts to consult with the other party will be made prior to such release or public statement.

     6.3   Reasonable Efforts; Notification.  Upon the terms and subject to the
           --------------------------------
conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VII to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution or delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

           (a) Indirect Parent, Second Intermediary Parent, First Intermediary Parent, Parent and Company shall give prompt notice to Purchaser upon becoming aware that any representation or warranty made by it contained in this Agreement has become untrue or inaccurate, or of any failure of Indirect Parent, Second Intermediary Parent, First Intermediary Parent, Company or Parent to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 7.3(a) or 7.3(b) would not be satisfied; provided, however, that no such notification shall affect the representations,
--------  -------
warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

           (b) Purchaser shall give prompt notice to Company upon becoming aware that any representation or warranty made by it or Merger Sub contained in this Agreement has become untrue or inaccurate, or of any failure of Purchaser or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 7.2(a) or 7.2(b) would not be satisfied; provided, however, that no such notification
                               --------  -------
shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     6.4   Employee Benefits.
           -----------------

           (a) The Company will not maintain, sponsor, participate in, or be obligated to contribute to any Employee Plan, including without limitation those Employee Plans (the "Parent-group Employee Plans") in which it participated prior to the Effective Time but which were not sponsored or maintained by the Company solely for the benefit of its employees, former employees or beneficiaries (the "Employees"), effective upon the Closing Date; and Indirect Parent, Second Intermediary Parent, First Intermediary Parent or Parent shall satisfy any and all of the Company's obligations and liabilities relating to, arising out of or resulting from its participation in the Employee Plans. Upon and following the Effective Time, the Company shall have no responsibility or liability for contributions, premiums, benefits, or other payments, or any other obligation, under any Employee Plan or any Plan of Indirect Parent, Second Intermediary Parent, First Intermediary Parent or Parent and as of the Closing date, shall terminate any Employee Plan it sponsored or maintained (but shall maintain any such Employee Plan up to the Closing Date).

           (b) Indirect Parent, Second Intermediary Parent, First Intermediary Parent, Parent and the Company agree that the Merger will result in, and constitute, a distribution event for the Employees under any Code Section 401(k) plan sponsored and maintained by the Company, Indirect Parent, Second Intermediary Parent, First Intermediary Parent or Parent. Indirect Parent, Second Intermediary Parent, First Intermediary Parent, Parent and the Company further agree that on or prior to the Closing Date, all accounts of Company employees participating in such 401(k) plan shall be fully vested. To the extent permitted by the Purchaser's 401(k) plan, Purchaser shall cause a tax-qualified defined contribution plan maintained by Purchaser or a subsidiary of Purchaser to accept rollovers from the 401(k) plan maintained for the benefit of employees of Company (the "Transferor Plan") in respect of distributions made on account of the transactions contemplated by this Agreement; provided however, Purchaser is reasonably satisfied that the Transferor Plan is qualified under Code Section 401(a) and that the trust is exempt under Code Section 501(a).

           (c) Parent, Second Intermediary Parent, First Intermediary Parent and Indirect Parent assume any and all liability relating to, arising out of, or resulting from non-compliance with or claims relating to COBRA (or similar state statute) attributable to Employees and any and all related Qualified Beneficiaries (as such term is defined in COBRA) with respect to qualifying events occurring at or prior to the Effective Time (including, without limitation, by reason of the transactions contemplated by this Agreement) under a Parent-group Employee Plan (as that term is defined at (b) above); provided, that Company shall cooperate with Parent, Second Intermediary Parent, First Intermediary Parent and Indirect Parent in facilitating the delivery by Parent, Second Intermediary Parent, First Intermediary Parent or Indirect Parent of required notices and other COBRA-related communications to Employees and Qualified Beneficiaries.

           (d) Parent, Second Intermediary Parent, First Intermediary Parent and Indirect Parent shall transfer to Purchaser (i) all records attributable to each Employee's participation in the flexible spending accounts (pursuant to Code Sections 105 and/or 129) maintained by Indirect Parent, Parent, Second Intermediary Parent, First Intermediary Parent or Company; and (ii) the aggregate cash amount of contributions paid by or on behalf of Employees to, net of the aggregate amount of reimbursements and payments to Employees from, such flexible spending accounts for the year in which the Closing occurs.

           (e) Purchaser shall use its commercially reasonable best efforts to cause each employee who continues his or her employment with Company following the Effective Time, and if applicable their eligible dependents, to the extent permitted by law, applicable tax qualification requirements and subject to the approval of any insurance carrier, to be entitled to participate in the employee welfare benefit plans (as defined within the meaning of ERISA Section 3(1)) of the Purchaser and Purchaser shall use its commercially reasonable best efforts, to the extent permitted by law, applicable tax qualification requirements and subject to the approval of any insurance carrier, to cause any and all pre-existing condition limitations, eligibility waiting periods and evidence of insurability requirements under any group health plans to be waived with respect to such Employees (and their eligible dependents) and shall provide them with credit for any co-payments and deductibles prior to the Effective Time for purposes of satisfying any applicable deductible, out-of-pocket, or similar requirements under any Employee Plans of Purchaser in which they are eligible to participate immediately after the Effective Time.

           (f) On or prior to the Closing Date, Indirect Parent, Second Intermediary Parent, First Intermediary Parent or Parent shall transfer to the Company the dollar amount equal to the cash value of all vacation and other paid time off accrued but unused by the Employees as of the Closing Date. Indirect Parent shall provide Purchaser with proof of such payment on or prior to the Closing Date.

     6.5   Third Party Consents.  As soon as practicable following the date
           --------------------
hereof, Purchaser, Indirect Parent, Second Intermediary Parent, First Intermediary Parent, Parent and Company will each use its commercially reasonable efforts to obtain any consents, waivers and approvals under any of its respective agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

     6.6   Regulatory Filings; Reasonable Efforts.  As soon as may be reasonably
           --------------------------------------
practicable, Indirect Parent, Company, and, if necessary, Second Intermediary Parent, First Intermediary Parent and Parent, and Purchaser each shall file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties. Company and Purchaser each shall promptly (a) supply the other with any information which may be required in order to effectuate such filings and (b) supply any additional information which reasonably may be required by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate; provided, however, that Purchaser shall not be required to agree to any divestiture by Purchaser or the Company or any of Purchaser's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Purchaser or its subsidiaries or affiliates or of the Company, its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

     6.7  Intercompany Accounts; Cash Balance.  "Net Intercompany Payables"
          -----------------------------------
shall mean the dollar amount obtained by subtracting (i) any and all intercompany payables or liabilities of the Company to Indirect Parent, Second Intermediary Parent, First Intermediary Parent or Parent outstanding as of the Closing Date ("Company Payables") from (ii) any and all intercompany payables or liabilities of Indirect Parent, Second Intermediary Parent, First Intermediary Parent or Parent to the Company outstanding as of the Closing Date other than any payables or liabilities created by this Agreement ("Parental Payables"). If the Net Intercompany Payables is a negative number or zero, (a) all Company Payables shall be satisfied and no longer outstanding at the Effective Time through additional funding in the form of a capital contribution from Parent to Company on the Closing Date in the amount of the Company Payable, and (b) all Parental Payables shall be cancelled and extinguished at the Effective Time. If the Net Intercompany Payables is a positive number, Indirect Parent shall pay the Company at or prior to the Effective Time a cash amount equal to such number and all other Company Payables and Parental Payables shall be cancelled and extinguished at the Effective Time. At the Effective Time, all indemnification and similar obligations of Company in favor of Parent, Second Intermediary Parent, First Intermediary Parent or Indirect Parent shall be cancelled and extinguished.

     6.8   Strategic Relationship.  Effective as of the Closing Date, subject to
           ----------------------
the terms and conditions of this Agreement, Indirect Parent and Purchaser shall enter into the Strategic Relationship Agreement substantially in the form attached hereto as Exhibit B.

     6.9  WARN.  For a period of 90 days after the Closing, Indirect Parent,
          ----
Second Intermediary Parent, First Intermediary Parent, Parent and the Surviving Corporation shall not conduct any layoffs or plant closings involving the Surviving Corporation that could trigger obligations under the Worker Adjustment and Retraining Notification Act of 1988 or any state plant closing or notification law.

     6.10  Investor Rights.  Purchaser shall use its commercially reasonable
           ---------------
best efforts to cause its Amended and Restated Investor Rights Agreement to be amended by the parties thereto to entitle Indirect Parent to the piggy-back registration rights specified therein with respect to the Purchaser Preferred Stock.

     6.11  Real Property Lease.  Second Intermediary Parent shall remain the
           -------------------
guarantor and leave in place and renew upon its expiration Second Intermediary Parents' letter of credit guaranteeing Company's real property lease until such time as the landlord of such real property accepts Purchaser as such guarantor on substantially the same terms. Purchaser shall use its commercially reasonable best efforts to obtain such acceptance from such landlord.


                                  ARTICLE VII

                            CONDITIONS TO THE MERGER

     7.1  Conditions to Obligations of Each Party to Effect the Merger.  The
          ------------------------------------------------------------
respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

           (a)  No Order; HSR Act.  No Governmental Entity shall have enacted,
                -----------------
issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early and all material foreign antitrust approvals required to be obtained prior to the Merger in connection with the transactions contemplated hereby shall have been obtained.

           (b)  Strategic Relationship Agreement.  Purchaser and Parent shall
                --------------------------------
have entered into the Strategic Relationship Agreement in substantially the form attached hereto as Exhibit B.
                   ---------

           (c)  Stockholder Approval. The Amended and Restated Certificate of
                --------------------
Incorporation attached hereto as Exhibit A shall have been approved by the
                                 ---------
requisite vote of Purchaser's stockholders under applicable law and accepted for filing by the Secretary of State of Delaware.

     7.2   Additional Conditions to Obligations of Company, Indirect Parent,
           -----------------------------------------------------------------
Second Intermediary Parent, First Intermediary Parent and Parent.  The
----------------------------------------------------------------
obligation of Company, Second Intermediary Parent, First Intermediary Parent and Parent to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by
Company:

           (a)  Representations and Warranties.  Each representation and
                ------------------------------
warranty of Purchaser and Merger Sub contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date except (A) in each case, or in the aggregate, as does not constitute a Material Adverse Effect on Purchaser and Merger Sub, (B) for changes contemplated by this Agreement and (C) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct (subject to the qualifications as set forth in the preceding clause A) as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Purchaser Schedule made or purported to have been made after the date of this Agreement shall be disregarded). Company shall have received a certificate with respect to the foregoing signed on behalf of Purchaser by an authorized officer of Purchaser.

           (b)  Agreements and Covenants.  Purchaser and Merger Sub shall have
                ------------------------
performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and Company shall have received a certificate to such effect signed on behalf of Purchaser by an authorized officer of Purchaser.

           (c)  Board Composition.  A nominee of Indirect Parent mutually
                -----------------
agreeable to Purchaser shall be appointed to Purchaser's board of directors at or prior to the Closing Date.

     7.3   Additional Conditions to the Obligations of Purchaser and Merger Sub.
           --------------------------------------------------------------------
The obligations of Purchaser and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Purchaser:

           (a)  Representations and Warranties.  Each representation and
                ------------------------------
warranty of Company, Indirect Parent, Second Intermediary Parent, First Intermediary Parent and Parent contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date except (A) in each case, or in the aggregate, as does not constitute a Material Adverse Effect on Company, (B) for changes contemplated by this Agreement and (C) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct (subject to the qualifications as set forth in the preceding clause A) as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Company Schedule made or purported to have been made after the date of this Agreement shall be disregarded). Purchaser shall have received a certificate with respect to the foregoing signed on behalf of Company by an authorized officer of Company.

           (b)  Agreements and Covenants.  Company, Indirect Parent, Second
                ------------------------
Intermediary Parent, First Intermediary Parent and Parent shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Purchaser shall have received a certificate to such effect signed on behalf of Company by the Chief Executive Officer and the Chief Financial Officer of Company.

           (c)  Consents. Company shall have obtained all consents, waivers and
                --------
approvals required in connection with the consummation of the transactions contemplated hereby in connection with the agreements, contracts, licenses or leases set forth on Schedule 7.3(d).


                                 ARTICLE VIII

                                  TAX MATTERS

     8.1  Definition of Taxes.  For the purposes of this Agreement, "Tax" or
          -------------------
"Taxes" refers to any and all federal, state, local and foreign taxes, assessments and other governmental charges constituting taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

     8.2   Tax Representations.  Indirect Parent, Second Intermediary Parent,
           -------------------
First Intermediary Parent, Parent and Company represent and warrant to the Purchaser and Merger Sub as set forth below:

           (a) The Company (or Indirect Parent, Second Intermediary Parent, First Intermediary Parent or Parent on behalf of the Company) has (i) timely filed within the time period for filing or any extension granted with respect thereto all applicable federal, state, local, foreign and other returns, declarations, reports, claims for refund, or information statements relating to Taxes including any schedule attached thereto and any amendment thereto ("Returns") required to be filed relating to or pertaining to any and all Taxes attributable to, levied or imposed upon, or incurred in connection with the Company including all Tax Returns with respect to any affiliated, consolidated, combined, unitary or similar group of which Company is or was a member or has liability for Taxes with respect thereto (a "Relevant Group") and (ii) paid on a timely basis all of the Taxes required to be paid prior to the date hereof except for Taxes shown as liabilities on the balance of the Company dated June 30, 2000.

           (b) Company has provided Purchaser true, complete, accurate copies of all material Tax Returns filed by or on behalf of the Company or which include Taxes payable in respect of the Company's assets, operations or its liability for Taxes for all taxable periods commencing on or after January 1, 1995.

           (c) With respect to the Company or to the extent relevant to the Company's business or assets, Indirect Parent, Second Intermediary Parent, First Intermediary Parent and Parent, (i) there are not pending or threatened in writing any audits, examinations, assessments, asserted deficiencies or written claims for Taxes nor is there any factual or legal basis therefore and (ii) there are (and immediately after the Closing there will be) no Encumbrances for Taxes upon any assets of the Company other than for Taxes not yet due and payable.

           (d) Except as disclosed in Schedule 8.2(d), no Tax deficiencies, assessments or audit adjustments have been proposed in writing, assessed or asserted against the Company, Second Intermediary Parent, First Intermediary Parent, Indirect Parent or Parent to the extent Company would be liable for such deficiencies, assessments or adjustments.

           (e) Except as disclosed in Schedule 8.2(e), neither Company, Indirect Parent, Second Intermediary Parent, First Intermediary Parent nor Parent have requested any extension of time within which to file any Returns related to the Company in respect of any taxable period which have not since been filed and no request for waivers of the time to assess any Taxes are pending or outstanding. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Returns required to be filed by, or which include or are treated as including, the Company or with respect to any Tax assessment or deficiency affecting the Company or any Relevant Group.

           (f) The Company has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign Laws) and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all employment, FICA, FUTA and other Taxes and similar amounts required to be so withheld and paid over under all applicable laws.

           (g) For the tax years where the statute of limitations is open, no power of attorney for Taxes has been granted with respect to the Company.

           (h) The accruals and reserves for Taxes reflected in the balance sheet of the Company as of June 30, 2000 are in all material respects adequate to cover all Taxes required to be accrued through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with GAAP applied on a consistent basis with the balance sheet included in the Company Reports, and the accrual and reserves for Taxes reflected in the books and records of the Company as of the last day of the Company's most recently complete fiscal month end are in all material respects adequate to cover all Taxes required to be accrued through such date (including interest and penalties, if any, thereon and Taxes being contested) in accordance with GAAP applied on a consistent basis with the balance sheet included in the Company Reports. The Company has incurred no material liability for Taxes in the period after the date of the Company's most recent completed financial month.

           (i) The Company has not received any written ruling related to Taxes or entered into any agreement with a Taxing Authority relating to Taxes.

           (j) The Company has no liability for the Taxes of any Person other than the Company (i) under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign Law), (ii) as a transferee or successor, (iii) by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect (a "Contract") or (iv) otherwise.

           (k) The Company (i) has neither agreed to make nor is required to make any adjustment under Section 481 of the Code by reason of a change in accounting method and (ii) is not a "consenting corporation" within the meaning of Section 341(f)(1) of the Code.

           (l) The Company is not involved in, subject to, or a party to any joint venture, partnership, Contract or other arrangement that is treated as a partnership for federal, state, local or foreign Tax purposes.

           (m) The Company has not made any payments, is not obligated to make any payments, nor is a party to any contract, agreement or arrangement covering any current or former employee or consultant of the Company that under certain circumstances could require it to make or give rise to any payments that are not deductible as a result of the provisions set forth in Section 280G of the Code or the treasury regulations thereunder or would result in an excise tax to the recipient of any such payment under Section 4999 of the Code.

           (n) As a result of ownership changes on April 30, 1999 and April 7, 2000, the Company is subject to limitations on the utilization of the net operating losses, built-in losses, capital losses, Tax credits or other similar items of the Company under (i) Section 382 of the Code, (ii) Section 383 of the Code, (iii) Section 384 of the Code, and (iv) Section 1502 of the Code and Treasury regulations promulgated thereunder. These limitations and the amounts of available loss and other carryovers will be reported by the Parent to the Purchaser prior to March 31, 2001.

           (o) Each material election with respect to Taxes affecting the Company are set forth in Section 8.2 of the Company Schedule.

           (p) The Company is not nor has it ever been a United States real property holding corporation within the meaning of Section 897(c)(1)(A)(ii) of the Code.

     8.3 Indemnity.
         ---------

           (a) Indirect Parent, Second Intermediary Parent, First Intermediary Parent and Parent shall indemnify, defend and hold harmless, the Purchaser from and against and in respect of and shall be responsible for and shall timely pay or cause to be paid (i) any and all Taxes whensoever arising with respect to or relating to the Company that are attributable to any taxable period ending on or prior to the Closing Date and, in the case of a taxable period that includes, but does not end on the Closing Date, the portion of such taxable period that ends on the Closing Date, (ii) any and all

Taxes of Parent, Indirect Parent or any subsidiaries or Affiliates thereof other than the Company, whensoever arising, regardless of the period to which such Taxes relate, imposed on the Company arising out of Treasury Regulation (S) 1.1502-6 or any comparable provision of foreign, state, local or subnational law or Taxes of such entities for which the Company is otherwise liable, (iii) any and all Taxes arising out of or constituting a breach of any representation, warranty, or covenant of the Parent, Second Intermediary Parent, First Intermediary Parent, Indirect Parent or the Company contained in this Article VIII (The foregoing items (i) through (iii) shall collectively be referred to herein as "Parent's Taxes"). Parent's Taxes shall include, with respect to any taxable period commencing before the Closing Date and ending after the Closing Date (a "Straddle Period"), all Taxes relating to the Company attributable to the portion of the Straddle Period prior to and including the Closing Date (the "Pre-Closing Period"). For purposes of such Straddle Periods, the portion of any Tax that is attributable to the Pre-Closing Period shall be (i) in the case of a Tax that is not based on net income, gross income, sales, premiums or gross receipts, the total amount of such Tax for the period in question multiplied by a fraction, the numerator of which is the number of days in the Pre-Closing Period, and the denominator of which is the total number of days in such Straddle Period, and (ii) in the case of a Tax that is based on any of net income, gross income, sales, premiums or gross receipts, the Tax that would be due with respect to the Pre-Closing Period if such Pre-Closing Period were a separate taxable period, except that exemptions, allowances, deductions or credits, exclusive of the amount by which they are increased or decreased as a result of the transactions contemplated hereby, and which are calculated on an annual basis (such as the deduction for depreciation or capital allowances) shall be apportioned on a per diem basis.

           (b) Purchaser shall indemnify, defend and hold harmless Parent and its affiliates from and against and in respect of and shall be responsible for and shall timely pay or cause to be paid (i) any and all Taxes with respect to the Company, that are attributable to any taxable period commencing after the Closing Date and, in the case of a Straddle Period, the portion of such taxable period that begins on the day after the Closing Date and all other Taxes imposed on the Company which are not Parent's Taxes ("Purchaser's Taxes") and (ii) any losses incurred by Parent, Second Intermediary Parent, First Intermediary Parent or Indirect Parent attributable to a breach of any representation, warranty or covenant of Purchaser or Merger Sub contained in this Article VIII.

           (c) If Purchaser or any Affiliate files any Return which includes payment of Parent's Taxes, Parent, Second Intermediary Parent, First Intermediary Parent and Indirect Parent shall reimburse Purchaser for such Parent's Taxes within ten (10) days following written notice that payment of such amounts to the appropriate tax authority is due, provided that payment shall not be required earlier than two (2) days before it is due to the appropriate tax authority. If Parent, Second Intermediary Parent, First Intermediary Parent or Indirect Parent files any Return which includes payments of Purchaser's Taxes, Purchaser shall reimburse Parent, Second Intermediary Parent, First Intermediary Parent or Indirect Parent, as relevant, for such Purchaser's Taxes within ten (10) days following written notice that payment of such amounts to the appropriate tax authority is due, provided that payment shall not be required earlier than two (2) days before it is due to the appropriate tax authority. Parent, Second Intermediary Parent, First Intermediary Parent and Indirect Parent shall timely provide to Purchaser all information and documents within the possession of Parent, Second Intermediary Parent, First Intermediary Parent or Indirect Parent (or their auditors, advisors or Affiliates) and signatures and consents necessary for Purchaser to properly prepare and file the Returns described in the second preceding sentence or in connection with the determination of any Tax liability or any audit, examination or proceeding. Purchaser shall timely provide to Parent, Second Intermediary Parent, First Intermediary Parent and Indirect Parent all information and documents within its possession or the possession of its auditors, advisors or affiliates and signatures and consents necessary for Parent, Second Intermediary Parent, First Intermediary Parent and Indiredt Parent properly to prepare and file the Returns described in the second preceding sentence or in connection with the determination of any Tax liability or any audit, examination or proceeding. Each party hereto shall reasonably cooperate with the other (at their own expense) party to obtain other information or documents necessary or appropriate to prepare and file Returns or elections or necessary or appropriate in connection with the determination of any Tax liability or any audit, examination or proceeding.

     8.4   Tax Returns.
           -----------

           (a) Parent shall prepare and file (or cause to be prepared and filed) on a timely basis all Returns with respect to the Company ("Company Tax Returns") for all taxable periods ending on or before the Closing Date. Such Returns shall be prepared in a manner consistent with past practice.

           (b) Purchaser shall prepare and file (or cause to be prepared and filed) on a timely basis all Company Tax Returns for periods ending after the Closing Date. Purchaser shall provide Parent those Returns which include Parent's Taxes at least ten (10) business days before each such Return is due to be filed.

     8.5   Termination of Tax Sharing Agreements.  Parent, Second Intermediary
           -------------------------------------
Parent, First Intermediary Parent and Indirect Parent hereby agree and covenants that there are and will be no obligations relating to the Company pursuant to any Tax sharing agreement or any similar arrangement in effect at any time before or on the Closing Date, and any further obligations that might otherwise have existed thereunder shall be extinguished as of the Closing Date and any Tax Proceedings with respect to Straddle Periods. Indirect Parent, Second Intermediary Parent, First Intermediary Parent and Parent shall settle or resolve any Tax Proceedings with the written consent of Purchaser, which consent shall not be unreasonably withheld.

     8.6   Conduct of Audits and Other Procedural Matters.
           ----------------------------------------------

           (a) Indirect Parent, Second Intermediary Parent, First Intermediary Parent and Parent shall, at their own expense, control any audit or examination by any Taxing authority, and resolve and defend against any assessment, notice of deficiency or other adjustment or proposed adjustment of Taxes ("Tax Proceedings") for which Indirect Parent, Second Intermediary Parent, First Intermediary Parent or Parent have an indemnification obligation under this
Article VIII. Purchaser shall, at its own expense, control any audit or examination by any Taxing authority, and resolve and defend against any Tax Proceeding for any taxable period beginning after the Closing Date and any Tax Proceedings with respect to Straddle Periods. Indirect Parent, Second Intermediary Parent, First Intermediary Parent and Parent shall settle or resolve any Tax Proceeding with the written consent of Purchaser, which consent shall not be unreasonably withheld.

           (b) Each party shall promptly forward to the other all written notifications and other written communications from any Taxing authority received by such party or its affiliates relating to any liability for Taxes for any taxable period for which such other party or any of its affiliates is charged with payment or indemnification responsibility under this Agreement and each indemnifying party shall promptly notify, and consult with, each indemnified party as to any action it proposes to take with respect to any liability for Taxes for which it is required to indemnify another party or which may affect the Taxes of another party and shall not enter into any closing agreement or final settlement with any Taxing authority with respect to any such liability without the written consent of the indemnified or affected parties, which consent shall not be unreasonably withheld.

           (c) The failure by a party to provide timely notice under this subsection shall not relieve the other party from its obligations under this
Section 8.6 with respect to the subject matter of any notification not timely forwarded, unless and to the extent that the other party can demonstrate that the other party has suffered an economic detriment because of such failure to provide notification in a timely fashion.

     8.7   Assistance and Cooperation.  Indirect Parent, Second Intermediary
           --------------------------
Parent, First Intermediary Parent and Parent as one party and Purchaser as the other (and their respective Affiliates) shall at their own expense:

           (a) assist the other party in preparing any Returns which such other party is responsible for preparing and filing in accordance with this Article VIII;

           (b) cooperate fully in preparing for any audits of, or disputes with Taxing authorities regarding, any Returns relating to the Company;

           (c) make available to the other and to any Taxing authority as reasonably requested all information, records, and documents relating to Taxes concerning the Company;

           (d) make available to the other and to any Taxing authority as reasonably requested employees and independent auditors to provide explanations and additional information relating to Taxes concerning the Company;

           (e) provide timely notice to the other in writing of any pending or threatened Tax audits, assessments or Tax Proceedings with respect to the Company for taxable periods for which the other may have a liability under this
Article VIII;

           (f) furnish the other with copies of all correspondence received from any Taxing authority in connection with any Tax audit or Tax Proceedings with respect to any taxable period for which the other may have a liability under this Article VIII; and

           (g) retain any books and records that could reasonably be expected to be necessary or useful in connection with Purchaser's or Parent's preparation, as the case may be, of any Return, or for any audit, examination, or Proceeding relating to Taxes. Such books and records shall be retained until the expiration of the applicable statute of limitations (including extensions thereof to the extent the party has been notified thereof); provided, however, that in the event of an audit, examination, investigation or Proceeding has been instituted prior to the expiration of the applicable statute of limitations (or in the event of any claim under this Agreement), the books and records shall be retained until there is a final determination thereof (and the time for any appeal has expired).

     8.8   Survival.  Notwithstanding anything in this Agreement to the
           --------
contrary, the provisions of this Article VIII shall survive for the full period of all statutes of limitations (giving effect to any waiver, mitigation or extension thereof).

                                  ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

     9.1   Termination.  This Agreement may be terminated at any time prior to
           -----------
the Effective Time:

           (a) by mutual written consent duly authorized by the Boards of Directors of Purchaser and Company;

           (b) by either Company or Purchaser if the Merger shall not have been consummated by October 31, 2000 for any reason; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

           (c) by either Company or Purchaser if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

           (d) by Company, upon a breach of any representation, warranty, covenant or agreement on the part of Purchaser set forth in this Agreement, or if any representation or warranty of Purchaser shall have become untrue, in either case such that the conditions set forth in Section 7.2(a) or Section 7.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Purchaser's representations and warranties or breach by Purchaser is curable by Purchaser through the exercise of its commercially reasonable efforts, then Company may not terminate this Agreement under this Section 9.1(d) for ten (10) days after delivery of written notice from Company to Purchaser of such breach, provided Purchaser continues to exercise commercially reasonable efforts to cure such breach (it being understood that Company may not terminate this Agreement pursuant to this Section 9.1(d) if it shall have materially breached this Agreement or if such breach by Purchaser is cured during such ten
(10)-day period); or

           (e) by Purchaser, upon a breach of any representation, warranty, covenant or agreement on the part of Company set forth in this Agreement, or if any representation or warranty of Company shall have become untrue, in either case such that the conditions set forth in Section 7.3(a) or Section 7.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Company's representations and warranties or breach by Company is curable by Company through the exercise of its commercially reasonable efforts, then Purchaser may not terminate this Agreement under this Section 9.1(e) for ten (10) days after delivery of written notice from Purchaser to Company of such breach, provided Company continues to exercise commercially reasonable efforts to cure such breach (it being understood that Purchaser may not terminate this Agreement pursuant to this
Section 9.1(e) if it shall have materially breached this Agreement or if such breach by Company is cured during such ten (10)-day period).

     9.2   Notice of Termination; Effect of Termination.  Any termination of
           --------------------------------------------
this Agreement under Section 9.1 above will be effective immediately upon (or, if the termination is pursuant to Section 9.1(d) or Section 9.1(e) and the proviso therein is applicable, ten (10) days after) the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 9.2,
Section 9.3 and Article X (General Provisions), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any intentional or willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

     9.3   Fees and Expenses.  All fees and expenses incurred in connection with
           -----------------
this Agreement and the transactions contemplated hereby by the Purchaser shall be paid by the Purchaser whether or not the Merger is consummated. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby by the Indirect Parent, Second Intermediary Parent, First Intermediary Parent, Parent or the Company shall be paid by the Indirect Parent whether or not the Merger is consummated.

     9.4   Amendment.  Subject to applicable law, this Agreement may be amended
           ---------
by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Purchaser, Indirect Parent, Second Intermediary Parent, First Intermediary Parent and Company.

     9.5   Extension; Waiver.  At any time prior to the Effective Time, any
           -----------------
party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                   ARTICLE X


                              GENERAL PROVISIONS

     10.1  Survival of Representations and Warranties.  The representations and
           ------------------------------------------
warranties of the Indirect Parent, Second Intermediary Parent, First Intermediary Parent, Parent, the Company, Merger Sub and the Purchaser contained in this Agreement, and all statements contained in this Agreement, the Company, Indirect Parent, Second Intermediary Parent, First Intermediary Parent, Parent and Purchaser Disclosure Schedules and any certificate delivered pursuant to this Agreement (collectively, the "Acquisition Documents"), shall survive the Closing for two years; provided, however, that the representation and warranty contained in Section 2.16 shall survive until the fifth anniversary of the Closing Date; and provided further, however, that the obligations under Article 8 shall survive as provided therein. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

     10.2  Indemnification by the Holders.
           ------------------------------

           (a) From and after the Closing, Purchaser and its Affiliates, officers, directors, employees, agents, successors and assigns (each an "Indemnified Party") shall be indemnified and held harmless, jointly and severally, by each holder (a "Holder") of Company capital stock for any and all Liabilities, losses, damages, claims, costs (including business interruption costs) and expenses, interest, awards, judgments and penalties (including, without limitation, attorneys' and consultants' fees and expenses) actually suffered or incurred by them (including, without limitation, any Action brought or otherwise initiated by any of them) (hereinafter a "Loss" and in the aggregate the "Losses"), arising out of or resulting from the breach of any representation or warranty made by the Company, Indirect Parent, Second Intermediary Parent, First Intermediary Parent or Parent contained in the Acquisition Documents and for any Losses related to any Plan, Employee Plan or ERISA (or an equivalent foreign law) liabilities of Parent, Second Intermediary Parent, First Intermediary Parent or Indirect Parent or any of Parent's or Indirect Parent's ERISA Affiliates ("ERISA Liabilities"). For the purposes of determining whether there has been a breach of any representation or warranty made by the Company, Indirect Parent, Second Intermediary Parent, First Intermediary Parent or Parent, all "Material Adverse Effect" qualifications and other qualifications based on the word material or similar phrases shall be disregarded and all qualifications based on "knowledge" or "Knowledge" shall also be disregarded. Indemnification payments under this Agreement (including under Article 8 hereof) shall be reduced by any Tax benefit (net of Tax cost including, without limitation, receipt of indemnification payments) actually realized by the indemnified party as a result of the indemnification payment.

           (b) An Indemnified Party shall give Indirect Parent notice of any matter which an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within 60 days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligation and Liabilities of the Holders under this Article X with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article X ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indirect Parent notice of such Third Party Claim within 30 days of the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release the Holders from any of its obligations under this Article X except to the extent the Holders are materially prejudiced by such failure and shall not relieve the Holders from any other obligation or Liability that it may have to any Indemnified Party otherwise than under this Article X. If the Indirect Parent acknowledges in writing the Holders' obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Indirect Parent shall be entitled to assume and control the defense of such Third Party Claim on behalf of the Holders at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within ten days of the receipt of such notice from the Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it appropriate in the judgment of the Indemnified Party, in its sole and absolute discretion, for the same counsel to represent both the Indemnified Party and the Holders, then the Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Holders. In any event, the Indirect Parent exercises the right to undertake any such defense against any such Third Party Claim on behalf of the Holders as provided above, the Indemnified Party shall cooperate with the Indirect Parent in such defense and make available to the Indirect Parent, at the Holders' expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indirect Parent. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Holders shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Holders' expense, all such witnesses, records, materials and information in the Holders' possession or under the Holders' control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Holders without the prior written consent of the Indemnified Party; provided, however, that if the Indemnified Party does not consent to a settlement that is otherwise acceptable to the Holders, in no event shall the Holders be required to indemnify the Indemnified Party for any judgment amount in excess of the proposed settlement amount.

           (c) The Holders shall not have any obligation to indemnify the Indemnified Parties pursuant to Sections 10.2(a) and (b) unless the aggregate amount of all Losses arising under Section 10.2 (excluding claims related to ERISA Liabilities and Parent's, Second Intermediary Parent's, First Intermediary Parent's and Indirect Parent's Taxes) exceeds $150,000. The total maximum aggregate indemnification liability of the Holders for any Losses arising under Sections 10.2(a) and (b) (including Losses arising from a breach of Section 2.20 of this Agreement but excluding claims related to ERISA Liabilities and Parent's, Second Intermediary Parent's, First Intermediary Parent's and Indirect Parent's Taxes) shall not exceed $3,000,000 (three million). The Holders shall indemnify Purchaser dollar for dollar with respect to any losses associated with ERISA Liabilities and Parent's, Second Intermediary Parent's, First Intermediary Parent's and Indirect Parent's Taxes.

           (d) From and after the Closing, in the absence of fraud, willful misconduct or bad faith breach ("Excepted Claims"), the sole and exclusive remedy of Purchaser and its Affiliates, officers, directors, employees, agents, successors and assigns against Parent or any of its Affiliates, officers, directors, employees, agents, successors and assigns with respect to any and all claims relating to the Acquisition Documents shall be pursuant to the indemnification provisions set forth in this Section 10.2.

     10.3  Notices.  All notices and other communications hereunder shall be in
           -------
writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

           (a) if to Purchaser or Merger Sub, to:

               Xenogen Corporation
               860 Atlantic Avenue
               Alameda, California  94501
               Attention:  Chief Executive Officer
               Telephone No.:  (510) 291-6100
               Telecopy No.:  (510) 291-6196

               with a copy to:
               Wilson Sonsini Goodrich & Rosati
               Professional Corporation
               One Market, Spear Tower
               San Francisco, California 94105
               Attention:   Michael Kennedy, Esq.
               Karen Dempsey, Esq.
               Telephone No.:(415) 947-2000
               Telecopy No.:(415) 947-2099

           (b) if to Indirect Parent, Parent, Second Intermediary Parent, First Intermediary Parent or Company, to:

               MDS Inc.
               100 International Boulevard
               Toronto, Ontario
               Canada M9W6J6
               Attention:  Peter Brent
               Telephone No.:  (416) 675-7661

               with a copy to:

               Fasken Martineau DuMoulin LLP
               Toronto Dominion Bank Tower
               Suite 4200
               P.O. Box 20
               Toronto-Dominion Centre
               Toronto, Ontario
               Canada M5K1N6
               Attention:  John Turner
               Telephone No.:  (415) 366-8381
               Fax:  (415) 364-7813

     10.4  Interpretation.
           --------------

           (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

           (b) For purposes of this Agreement, the term "Material Adverse Effect" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other changes, events, violations, inaccuracies, circumstances or effects, that is materially adverse to the business, assets (including intangible assets), capitalization, financial condition or results of operations of such entity and its subsidiaries taken as a whole; provided that a decline in a Person's stock price shall not in and of itself constitute a Material Adverse Effect.

           (c) For purposes of this Agreement, the term "Person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

     10.5  Counterparts.  This Agreement may be executed in one or more
           ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     10.6  Entire Agreement; Third Party Beneficiaries.  This Agreement and the
           -------------------------------------------
documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company, Indirect Parent, Parent, Second Intermediary Parent, First Intermediary Parent and Purchaser Disclosure Schedules (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder.

     10.7  Severability.  In the event that any provision of this Agreement, or
           ------------
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     10.8  Other Remedies; Specific Performance.  Except as otherwise provided
           ------------------------------------
herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     10.9  Governing Law.  This Agreement shall be governed by and construed in
           -------------
accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

     10.10  Rules of Construction.  The parties hereto agree that they have been
            ---------------------
represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     10.11  Assignment.  No party may assign either this Agreement or any of its
            ----------
rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     10.12  WAIVER OF JURY TRIAL.  EACH OF INDIRECT PARENT, PARENT, SECOND
            --------------------
INTERMEDIARY PARENT, FIRST INTERMEDIARY PARENT, COMPANY, PURCHASER AND MERGER SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, COMPANY, PURCHASER OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.



                 [Remainder of page intentionally left blank.]

                    **Agreement and Plan of Reorganization**

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

                                    XENOGEN CORPORATION

                                    By: /s/ David W. Carter
                                       -----------------------------------
                                    Name:   David W. Carter
                                         ---------------------------------
                                    Title:  Chairman
                                          --------------------------------



                                    DRUM ACQUISITION CORPORATION

                                    By: /s/ David W. Carter
                                       -----------------------------------
                                    Name:   David W. Carter
                                         ---------------------------------
                                    Title:  President
                                          --------------------------------



                                    MDS INC.

                                    By: /s/ Robert W. Breckon
                                       -----------------------------------
                                    Name:   Robert W. Breckon
                                         ---------------------------------
                                    Title:  Senior Vice President, Strategic
                                            Initiatives and Investments
                                          --------------------------------


                                    PHOENIX INTERNATIONAL LIFE
                                    SCIENCES INC.

                                    By: /s/ David Moszkowski
                                       -----------------------------------
                                    Name:   David Moszkowski
                                         ---------------------------------
                                    Title:  Chief Financial Officer
                                          --------------------------------

                                    PHOENIX INTERNATIONAL LIFE
                                    SCIENCES (US) INC.

                                    By: /s/ David Moszkowski
                                       -----------------------------------
                                    Name:   David Moszkowski
                                         ---------------------------------
                                    Title:  Vice President, Treasurer
                                            and Secretary
                                          --------------------------------


                                    PHOENIX INTERNATIONAL LIFE
                                    SCIENCES (CHRYSALIS) INC.

                                    By: /s/ David Moszkowski
                                       -----------------------------------
                                    Name:   David Moszkowski
                                         ---------------------------------
                                    Title:  Vice President, Treasurer
                                            and Secretary
                                          --------------------------------


                                    CHRYSALIS DNX TRANSGENIC
                                    SCIENCES CORPORATION

                                    By: /s/ David Moszkowski
                                       -----------------------------------
                                    Name:   David Moszkowski
                                         ---------------------------------
                                    Title:  Vice President, Treasurer
                                            and Secretary
                                          --------------------------------

                                                                       EXHIBIT A


               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                              XENOGEN CORPORATION
                       (Pursuant to Sections 242 & 245)

     XENOGEN CORPORATION, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

          FIRST:  The name of this corporation is Xenogen Corporation.

          SECOND: The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on September 6, 2000 and the original name of the corporation was Xenogen Corporation. A Certificate of Merger whereby Xenogen Corporation, a California corporation, was merged with and into this corporation under the name of Xenogen Corporation, a Delaware corporation, was filed with the Secretary of State of the State of Delaware on September 11, 2000.

          THIRD: The Amended and Restated Certificate of Incorporation of said corporation shall be amended and restated to read in full as follows:

                                   ARTICLE I

     The name of this Corporation is Xenogen Corporation (the "Corporation").

                                  ARTICLE II

     The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Zip code 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

     The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

                                  ARTICLE IV

     This Corporation is authorized to issue two classes of stock, to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which this Corporation is authorized to issue is 63,846,501 shares, of which 40,000,000 shares are Common Stock, with a par value of $0.001, and 23,846,501 shares are Preferred Stock, with a par value of $0.001. Of the Preferred Stock, 60,606 shares are designated Series A Preferred Stock, 200,000 shares are designated Series B Preferred Stock, 5,156,924 shares are designated Series C Preferred Stock,

6,678,791 shares are designated Series D Preferred Stock, 8,250,000 shares are designated Series E Preferred Stock and 3,500,000 shares are designated Series F Preferred Stock.

                                   ARTICLE V

     The rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock are as follows:

          A.   Dividends.
               ---------

               1.   Preference Dividends.  The holders of Series A Preferred
                    --------------------
Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall be entitled to receive, on a pari passu basis, dividends, out of any assets legally
                 ---- -----
available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this Corporation) on the Common Stock of this Corporation, at the rate of $0.0264, $0.04, $0.104, $0.132, $0.34 and $10.00 per share, respectively, per annum when, as and if declared by the board of directors.

               2.   Dividends Noncumulative.  The right to dividends on shares
                    -----------------------
of the Common Stock and Preferred Stock shall not be cumulative, and no right shall accrue to holders of Common Stock or Preferred Stock by reason of the fact that dividends on said shares are not declared in any prior period.

               3. So long as any shares of Preferred Stock shall be outstanding, no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, on any other stock of the Corporation ("Junior Stock"), nor shall any shares of Junior Stock be purchased, redeemed, or otherwise acquired for value by the Corporation (except for acquisitions of Common Stock by the Corporation pursuant to agreements which permit the Corporation to repurchase shares upon termination of services to the Corporation or in exercise of the Corporation's right of first refusal upon a proposed transfer) until all dividends (set for in Section A.1) on the Preferred Stock shall have been paid or declared and set apart. In the event dividends are paid on any share of Common Stock, an additional dividend shall be paid with respect to all outstanding shares of Preferred Stock in an amount equal per share (on an as-if-converted to Common Stock basis) to the amount paid or set aside for each share of Common Stock. The provisions of this Section A.3 shall not, however, apply to (i) a dividend payable in Common Stock, (ii) the acquisition of shares of any Junior Stock in exchange for shares of any other Junior Stock, or (iii) the repurchase of any outstanding securities of the Corporation that is unanimously approved by the Corporation's Board of Directors.

          B.   Liquidation Preference.
               ----------------------

          1.   Preference.  In the event of any liquidation, dissolution or
               ----------
winding up of the Corporation, either voluntarily or involuntarily (a "Liquidation"), distributions to the shareholders of the Corporation shall be made as follows:

               (a) Preferred Stock Preference. The holders of Series A Preferred
                   --------------------------
Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall be entitled to receive, on a pari passu basis and prior and in preference to any
                 ---- -----
distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock of the Corporation, an amount equal to $0.33, $0.50, $1.30, $1.65, $4.25 and $10.00 per share of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, respectively (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), plus a further amount equal to any dividends declared but unpaid on such shares (respectively, the "Series A Preference," the "Series B Preference," the "Series C Preference," the "Series D Preference," the "Series E Preference" and the "Series F Preference"). If upon such Liquidation the assets of the Corporation are insufficient to provide for cash payment in full described in this Section B.1(a) to the holders of Preferred Stock, the entire assets of the Corporation as available shall be distributed pro rata among the holders of Preferred Stock in proportion to the full preferential amount each such holder would otherwise entitled to receive pursuant to this Section B.1.(a).

               (b) Remaining Assets.  After the payment or setting apart of
                   ----------------
payment to of the Series A Preference, the Series B Preference, the Series C Preference, the Series D Preference, the Series E Preference and the Series F Preference, the holders of Common Stock shall be entitled to receive pro rata the remaining assets of the Corporation in proportion to the number of shares of Common Stock then held by them.

               (c) Superceding Payment.  Notwithstanding anything to the
                   -------------------
contrary in Section B.1(b), if the amount that the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock would receive in a Liquidation (assuming conversion of all shares of Preferred Stock to Common Stock issuable upon conversion thereof immediately prior to the Liquidation) (the "Converted Liquidation Amount") exceeds the Series A Preference, the Series B Preference, Series C Preference, Series D Preference, Series E Preference or Series F Preference (each a "Threshold Amount"), then the holder of the applicable series shall be entitled to such higher Converted Liquidation Amount in lieu of the applicable Threshold Amount.

          2.   Consolidation or Merger.  A sale of all or substantially all of
               -----------------------
the assets of the Corporation or a consolidation or merger of the Corporation with or into any other Corporation or Corporations, in which the shareholders of the Corporation immediately prior to such event do not own more than 50% of the voting power of the surviving Corporation or its parent shall be deemed to be a Liquidation within the meaning of this Section B, excluding any merger effected exclusively to change the Corporation domicile (an "Acquisition"). Any securities to be delivered to the holders of the Preferred Stock and Common Stock upon a merger, reorganization or sale of substantially all of the assets of the Corporation shall be valued as follows:

               (a) Securities not subject to investment letter or other similar restrictions on free marketability:

                    (i) If traded on a securities exchange or the Nasdaq Stock Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) days prior to the closing of the transaction;

                    (ii) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) days prior to the closing of the transaction; and

                    (iii) If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the board of directors of this Corporation.

               (b) The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in Section B.2.(a)(i)(ii) or (iii) to reflect the approximate fair market value thereof, as determined in good faith by the board of directors of this Corporation.

          3. In the event the requirements of Section B.2. are not complied with, the Corporation shall forthwith either:

               (a) cause such closing to be postponed until such time as the requirements of this Section B.2. have been complied with, or

               (b) cancel such transaction, in which event the rights, preferences, privileges and restrictions of the holders of the Preferred Stock shall revert to and be the same as such rights, preferences, privileges and restrictions existing immediately prior to the date of the first notice referred to in Section B.4. hereof.

          4. The Corporation shall give each holder of record of Preferred Stock written notice of such a Section B.2. transaction not later than twenty
(20) days prior to the shareholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of Section B.2., and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon
                     --------  -------
the written consent of the holders of a majority of the shares of Preferred Stock then outstanding.

     C.   Conversion.  The holders of the Preferred Stock shall have conversion
          ----------
rights as follows (the "Conversion Rights"):

          1.   Right to Convert.  Each share of Preferred Stock shall be
               ----------------
convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Preferred Stock. Each share of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall be convertible into the number of fully paid and nonassessable shares of Common Stock which results from dividing the Conversion Price (as hereinafter defined) per share in effect for each series of Preferred Stock at the time of conversion into the per share Conversion Value (as hereinafter defined) of such series. The initial Conversion Price per share of Series A Preferred Stock shall be $0.33 and the per share Conversion Value of Series A Preferred Stock shall be $0.33; the initial Conversion Price per share of Series B Preferred Stock shall be $0.50 and the per share Conversion Value of Series B Preferred Stock shall be $0.50; the initial Conversion Price per share of Series C Preferred Stock shall be $1.30 and the per share Conversion Value of Series C Preferred Stock shall be $1.30; the initial Conversion Price per share of Series D Preferred Stock shall be $1.65 and the per share Conversion Value of Series D Preferred Stock shall be $1.65; the initial Conversion Price per share of Series E Preferred Stock shall be $4.25 and the per share Conversion Value of Series E Preferred Stock shall be $4.25; and the initial Conversion Price per share of Series F Preferred Stock shall be $10.00 and the per share Conversion Value of Series F Preferred Stock shall be $10.00. The Conversion Price of each series shall be subject to adjustment from time to time as provided below. The number of shares of Common Stock into which a series of Preferred Stock is convertible is hereinafter referred to as the "Conversion Rate" of such series.

          2.   Automatic Conversion.  Each share of Preferred Stock shall
               --------------------
automatically be converted into shares of Common Stock at its then effective Conversion Rate immediately upon:

               (a) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, the aggregate gross proceeds to the Corporation of which exceed $15,000,000 and the per share price to the public of which is at least $8.00 (subject to equitable adjustment in the event of any stock split, stock dividend, combination, reclassification of shares or other similar event), prior to deduction of underwriting commissions and offering expenses, or

               (b) the election of the holders of a majority of the shares of Preferred Stock then outstanding.

          3.   Mechanics of Conversion.  Before any holder of Preferred Stock
               -----------------------
shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock and shall give written notice to the Corporation at such office that he elects to convert the same (except that no such written notice of election to convert and no surrender of the stock certificate or certificates shall be necessary in the event of an automatic conversion pursuant to paragraph C.2. hereof). The Corporation shall, as soon as practicable thereafter, but in no event later than ten (unless any of the Corporation's capital stock is publicly traded in which in no event than three) business days after receipt of the certificates representing the Preferred Stock surrendered for conversion, issue and deliver at such office to such holder of Preferred Stock a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled. Such conversion shall be deemed to have been made immediately before the close of business on the date of such surrender of the shares of Preferred Stock to be converted, (except that in the case of an automatic conversion pursuant to paragraph C.2. such conversion shall be deemed to have been made either immediately before the closing of the offering referred to in paragraph C.2.(a) or immediately upon the election of the holders of a majority of Preferred Stock referred to in paragraph C.2.(b)) and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock at such time.

          4.   Fractional Shares.  In lieu of any fractional shares of common
               -----------------
Stock to which any holder of Preferred Stock would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of one share of Common Stock. The "fair market value" of the Common Stock shall be determined by the following methods: (i) if the Common Stock is traded on a securities exchange or the Nasdaq Stock Market, the "fair market value" shall be deemed to be the closing price of the Common Stock on the trading day prior to conversion of the Preferred Stock; (ii) if the Common Stock is actively traded over-the-counter, the "fair market value" shall be deemed to be the closing bid price of the Common Stock on the trading prior to conversion of the Preferred Stock; and (iii) if there is no active public market for the Common Stock, the "fair market value" shall be determined in good faith by the board of directors of this Corporation. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock of each holder at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

          5.   Adjustment of Conversion Price.  The Conversion Price of each
               ------------------------------
series of Preferred Stock shall be subject to adjustment from time to time as follows:

               (a) If the Corporation shall issue any Common Stock other than "Excluded Stock," as defined below, for a consideration per share less than the applicable Conversion Price in effect immediately prior to the issuance of such Common Stock (excluding stock dividends, subdivisions, split-ups, combinations, dividends or recapitalizations which are covered by Section C.5.(c),(d),(e) and
(f)), the applicable Conversion Price in effect immediately after each such issuance shall forthwith (except as provided in this Section C.5.) be adjusted to a price equal to the quotient obtained by dividing:

                    (1)  an amount equal to the sum of

                         (x)  the total number of shares of Common Stock
outstanding (including any shares of Common Stock issuable upon conversion of the Preferred Stock) immediately prior to such issuance multiplied by the applicable Conversion Price in effect immediately prior to such issuance, plus

                         (y)  the consideration received by the Corporation
upon such issuance, by

                    (2) the total number of shares of Common Stock outstanding (including any shares of Common Stock issuable upon conversion of the Preferred

Stock) immediately prior to such issuance plus the additional shares of Common Stock issued in such issuance (but not including any additional shares of Common Stock deemed to be issued as a result of any adjustment in the applicable Conversion Price resulting from such issuance).

          For purposes of any adjustment of a Conversion Price pursuant to this clause (a), the following provisions shall be applicable:

          (ii) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting any discounts or commissions paid or incurred by the Corporation in connection with the issuance and sale thereof but without deduction of any expenses payable by the Corporation.

          (iii) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the board of directors of the Corporation, in accordance with generally accepted accounting treatment; provided, however, that if, at the time of such determination, the
           --------  -------
Corporation's Common Stock is traded in the over-the-counter market or on a national or regional securities exchange, such fair market value as determined by the board of directors of the Corporation shall not exceed the aggregate "Current Market Price" (as defined below) of the shares of Common Stock being issued.

          (iv) In the case of issuance of (1) options to purchase or rights to subscribe for Common Stock (other than Excluded Stock), (2) securities by their terms convertible into or exchangeable for Common Stock (other than Excluded Stock), or (3) options to purchase or rights to subscribe for such convertible or exchangeable securities:

                (A) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (i) and (ii) above), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                (B) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (i) and (ii) above);

                                   (C) on any change in the number of shares of
Common Stock deliverable upon exercise of any such options or rights or conversion of or exchange for such convertible or exchangeable securities, or on any change in the minimum purchase price of such options, rights or securities, other than a change resulting from the antidilution provisions of such options, rights or securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment made upon (x) the issuance of such options, rights or securities not exercised, converted or exchanged prior to such change, as the case may be, been made upon the basis of such change or (y) the options or rights related to such securities not converted or exchanged prior to such change, as the case may be, been made upon the basis of such change; and

                                   (D) on the expiration of any such options or
rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment made upon the issuance of such options, rights, convertible or exchangeable securities or options or rights related to such convertible or exchangeable securities, as the case may be, been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such convertible or exchangeable securities or upon the exercise of the options or rights related to such convertible or exchangeable securities, as the case may be.

                    (b) "Excluded Stock" shall mean:

                        (i) all shares of Common Stock issued and outstanding on the date of the first issuance of any shares of Series F Preferred Stock and all shares of capital stock issuable upon exercise of options or warrants outstanding on the date of the first issuance of any shares of Series F Preferred Stock;

                        (ii) all shares of Common Stock into which the shares of Preferred Stock are convertible;

                        (iii) shares of Common Stock, warrants or options to purchase Common Stock or other securities issued to employees, officers, directors, scientific advisors and consultants of the Corporation pursuant to any plan or arrangement approved by the board of directors of the Corporation;

                        (iv) all securities issuable to lending or leasing institutions in an aggregate not to exceed 100,000 shares pursuant to any plan or arrangement approved by the board of directors of the Corporation including approval by all of the Preferred Directors (as defined below); and

                        (v) all securities issued or issuable to licensors or corporate partners of the Corporation upon the unanimous approval of the board of directors of the Corporation.

                    (c) If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, on the date such payment is made or such change is effective, the Conversion Price of each series of Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of any shares of each series of Preferred Stock shall be increased in proportion to such increase of outstanding shares.

                    (d) If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, on the effective date of such combination, the Conversion Price of each series of Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of any shares of each series of Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

                    (e) In case the Corporation shall declare a cash dividend upon its Common Stock payable otherwise than out of retained earnings or shall distribute to holders of its Common Stock shares of this capital stock (other than Common Stock), stock or other securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the Corporation convertible into or exchangeable for Common Stock), then, in each such case, the holders of each series of Preferred Stock shall, concurrent with the distribution to holders of Common Stock, receive a like distribution based upon the number of shares of Common Stock into which such series of Preferred Stock is convertible.

                    (f) In case, at any time after the date hereof, of any capital reorganization, or any reclassification of the stock of the Corporation (other than as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing entity and which does not result in any change in the Common Stock or a consolidation or merger where Section B.2. applies), the shares of each series of Preferred Stock shall, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or otherwise to which such holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation, merger, sale or other disposition he had converted his shares of Preferred Stock into Common Stock. The provisions of this clause (f) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

                    (g) All calculations under this Section C shall be made to the nearest cent or to the nearest one one-hundredth (1/100) of a share, as the case may be.

                    (h) For the purpose of any computation pursuant to this Section C.5., the "Current Market Price" at any date of one share of Common Stock, shall be deemed to be the average of the highest reported bid and the lowest reported offer prices on the preceding business day as furnished by the Nasdaq National Market (or equivalent recognized source of quotations); provided, however, that if the Common Stock is not traded in such manner that
--------  -------
the quotations referred to in this paragraph are available for the period required hereunder, Current

Market Price shall be determined in good faith by the board of directors of the Corporation, but if challenged by the holders of more than fifty percent (50%) of the outstanding Preferred Stock, then as determined by an independent appraiser selected by the board of directors of the Corporation, the cost of such appraisal to be borne by the challenging parties.

               6.   Minimal Adjustments.  No adjustment in the Conversion Price
                    -------------------
need be made if such adjustment would result in a change in the Conversion Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in the Conversion Price.

               7.   No Impairment.  The Corporation will not, through any
                    -------------
reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section C and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment. This provision shall not restrict the Corporation's right to amend its Certificate of Incorporation with the requisite shareholder consent.

               8.   Certificate as to Adjustments.  Upon the occurrence of each
                    -----------------------------
adjustment or readjustment of the Conversion Rate pursuant to this Section C, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments,
(ii) the Conversion Rate at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Preferred Stock.

               9.   Notices of Record Date.  In the event of any taking by the
                    ----------------------
Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property or to receive any other right or upon any Acquisition (as defined in Section B.2) or any other capital reorganization of the Corporation, any reclassification of the capital stock, or any Liquidation, the Corporation shall mail to each holder of Preferred Stock at least twenty
(20) days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution or right or action, and the amount and character of such dividend, distribution or right or the date such action is to be effective.

               10.  Reservation of Stock Issuable Upon Conversion. The
                    ---------------------------------------------
Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the full conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the full conversion of all then outstanding shares of the Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

               11.  Notices.  Any notice required by the provisions of this
                    -------
Section C to be given to the holder of shares of the Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

          D.   Redemption.
               ----------

               1.   Restriction on Redemption.  Except as expressly provided in
                    -------------------------
this Section D, the Corporation shall not have the right to redeem or otherwise acquire for value any or all of the Preferred Stock. The redemption rights of the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall be separate and distinct such that only the holders of Series C Preferred Stock can effect a redemption of the Series C Preferred Stock, only the holders of Series D Preferred Stock can effect a redemption of the Series D Preferred Stock, only the holders of Series E Preferred Stock can effect a redemption of the Series E Preferred Stock and only the holders of Series F Preferred Stock can effect a redemption of the Series F Preferred Stock.

               2.   Redemption on Demand.  In the event that holders of a
                    --------------------
majority of the then outstanding Series C Preferred Stock give written notice to the Corporation of a demand for redemption of their Series C Preferred Stock (a "Series C Redemption Notice"), the holders of a majority of the then outstanding Series D Preferred Stock give written notice to the Corporation of a demand for redemption of their Series D Preferred Stock (a "Series D Redemption Notice"), the holders of a majority of the then outstanding Series E Preferred Stock give written notice to the Corporation of a demand for redemption of their Series E Preferred Stock (a "Series E Redemption Notice") or the holders of a majority of the then outstanding Series F Preferred Stock give written notice to the Corporation of a demand for redemption of their Series F Preferred Stock (a "Series F Redemption Notice") at any time after December 31, 2004, the Corporation will, on the date 90 days after such notice is given (a "Redemption Date"), to the extent legally permitted, repurchase all shares of Series C Preferred Stock (with respect to a Series C Redemption Notice), Series D Preferred Stock (with respect to a Series D Redemption Notice), Series E Preferred Stock (with respect to a Series E Redemption Notice), or Series F Preferred Stock (with respect to a Series F Redemption Notice) elected to be redeemed by holders of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, by payment of the Redemption Price (as defined below) in three equal annual installments.

               3.   Redemption Price.  The price per share to be paid to
                    ----------------
repurchase the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock or Series F Preferred Stock shall be an amount equal to $1.30, $1.65, $4.25 and $10.00 per share of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, respectively (as adjusted for any stock dividend, combination, splits, recaps and the like with respect to the shares, plus a further amount equal to any dividends declared but unpaid on such series (the "Redemption Price").

               4.   Partial Redemption.  In the event of any redemption of only
                    ------------------
a part of the then outstanding Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, as the case may be, the Corporation shall effect such redemption pro rata among the holders of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock according to the aggregate Redemption Price each such holder would otherwise be entitled to receive.

               5.   Redemption Procedure.  At least 30 days prior to the
                    --------------------
Redemption Date, written notice (the "Redemption Notice") shall be mailed, postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock electing to have shares redeemed, at the address last shown on the records of the Corporation for such holder or given by the holder to the Corporation for the purpose of notice or if no such address appears or is given, at the place where the principal executive office of the Corporation is located, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed, the Redemption Price, the place at which payment may be obtained and the date on which such holder's right to convert Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock into Common Stock as to such shares terminates and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, its certificate or certificates representing the shares to be redeemed. Except as provided in Section D.6., on or after the Redemption Date, each holder of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock to be redeemed shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon, subject to the provisions of Section D.4., the aggregate Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

               6.   Effect of Redemption.  From and after the Redemption Date,
                    --------------------
unless there shall have been a default in payment of the Redemption Price, all rights of the holders of such shares as holders of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock (except the right to receive their respective Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares pro rata as described in Section D.4. The shares of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F

Preferred Stock not redeemed shall remain outstanding and be entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, such funds will immediately be set aside for the redemption of the balance of the shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed; provided that the holders of such Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock shall receive at least 30 days notice of such redemption.

                    7.   Redemption Funding. On or prior to each Redemption
                         ------------------
Date, the Corporation shall deposit the Redemption Price of all shares of Preferred Stock designated for redemption in the Redemption Notice, with a bank or trust Corporation located in the State of California having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed. Simultaneously, the Corporation shall deposit irrevocable instructions and authority to such bank or trust Corporation to pay, on and after the date fixed for redemption or prior thereto, the Redemption Price of the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock to the holders thereof, respectively, upon surrender of their certificates. Any money or notes deposited by the Corporation pursuant to this Section D.7. for the redemption of shares which are thereafter converted into shares of Common Stock no later than the close of business on the last business day prior to each Redemption Date shall be returned to the Corporation forthwith upon such conversion. The balance of any money or notes deposited by the Corporation pursuant to this subsection remaining unclaimed at the expiration of six months following each Redemption Date shall thereafter be returned to the Corporation, provided that the shareholder to which such money would be payable hereunder shall be entitled, upon proof of its ownership of the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock and payment of any bond requested by the Corporation, to receive such monies but without interest from each Redemption Date.

             E.     Voting Rights.
                    -------------

                    1.   General.  Except as otherwise required by law or by
                         -------
Sections E.2 and F hereof, the holder of each share of Common Stock issued and outstanding shall have one vote and the holder of each share of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Preferred Stock could be converted at the record date for determination of the shareholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited, such votes to be counted together with all other shares of the Corporation having general voting power and not separately as a class. Fractional votes by the holders of Preferred Stock shall not, however, be permitted and any fractional voting rights shall (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) be rounded to the nearest whole number.

                    2.   Election of Directors. One (1) member of the
                         ---------------------
Corporation's board of directors shall be elected by the holders of Series D Preferred Stock, voting as a separate class, and one (1) member of the Corporation's board of directors shall be elected by the holders of Series E

Preferred Stock, voting as a separate class. Two (2) members of the Corporation's board of directors shall be elected by the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting together as a single class. Two (2) members of the Corporation's board of directors shall be elected by the holders of the Common Stock, voting as a separate class. Any remaining members of the Corporation's board of directors shall be elected by the holders of the Common Stock and the Preferred Stock, voting together as a single class.

     Any director who was elected by a specified series, class or classes of shares may be removed during his or her term of office, either for or without cause, by, and only by, the affirmative vote of a majority of the holders of the shares of the series, class or classes of shares which initially elected such director. Such vote may be given at a special meeting of such shareholders duly called or by an action by written consent for that purpose.

     Vacancies in the board of directors may be filled by a majority of the remaining directors originally elected by the same series, class or classes of shares who could elect an individual to fill such vacancy on the board of directors, though less than a quorum, except that a vacancy created by the removal of a director by court order may be filled by only the vote of a majority of the outstanding shares entitled to vote thereon represented at a duly held meeting at which a quorum is present, or by unanimous written consent of all shares entitled to vote thereon. Each director so elected shall hold office until the next annual meeting of shareholders and until a successor has been elected and qualified.

     The shareholders of the specified series or class entitled to vote upon the election of any director from which a vacancy arose may elect a director at any time to fill such vacancy not filled by the directors.

          F.   Protective Provisions.  In addition to any other class or series
               ---------------------
vote that may be required by law, so long as at least 5,000,000 shares of Preferred Stock shall be outstanding, the Corporation shall not without first obtaining the approval of the holders of more than fifty percent (50%) of the outstanding Preferred Stock:

               1. purchase, redeem or otherwise acquire Preferred Stock other than pursuant to the redemption provisions contained in the Certificate of Incorporation;

               2. repurchase any shares of Common Stock (except for the repurchase of shares of Common Stock from directors, employees and consultants pursuant to agreements under which the Corporation has the option to purchase such shares at cost, not to exceed $25,000 in any twelve-month period);

               3. authorize, issue or obligate itself to issue any security having rights senior to or pari passu with the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock;

               4. declare or pay dividends on or make any distribution on account of the Common Stock;

               5. effect any Liquidation or the sale of all or substantially all of the Corporation's assets or take any action, including any merger or consolidation, which results in the holders of the Corporation's capital stock prior to the transaction owning less than 50% of the voting power of the Corporation's capital stock after the transaction;

               6. permit a subsidiary of the Corporation to sell securities to a third party;

               7. increase or decrease the number of authorized shares of Common Stock or Preferred Stock;

               8. amend the Certificate of Incorporation to change the rights, preferences, privileges or limitations of the Preferred Stock;

               9. change the variable range of the number of directors from the current variable range of five (5) to seven (7);

               10.  increase the par value of the Common Stock; or

               11. reissue any share of Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise.

          G.   Residual Rights.  All rights accruing to the outstanding shares
               ---------------
of the Corporation not expressly provided for to the contrary herein shall be vested with the Common Stock.

          H    No Reissuance of Preferred Stock. No share or shares of Preferred
               --------------------------------
Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued; and, in addition, the Certificate of Incorporation shall be appropriately amended to effect any corresponding reduction in the Corporation's authorized stock.

                                  ARTICLE VI

          The following is applicable to the Common Stock:

          I.   Dividend Rights. Subject to the prior rights of holders of all
               ---------------
classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

          J.   Liquidation Rights. Upon the liquidation, dissolution or winding
               ------------------
up of the Corporation, the assets of the Corporation shall be distributed as provided in Section B of Article IV hereof.

          K.   Redemption. The Common Stock is not redeemable.
               ----------

          L.  Voting Rights. The holder of each share of Common Stock shall have
              -------------
the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law. The right to vote for directors shall be subject to Section E.2 of Article IV hereof.

                                  ARTICLE VII

          The Corporation is to have perpetual existence.

                                  ARTICLE VIII

          In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.



                                  ARTICLE IX

          The election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide; provided, however, that any election
                                            --------  -------
for directors must be by ballot if demanded by any stockholder at the meeting and before the voting has begun.

                                  ARTICLE X

          To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The Corporation shall indemnify to the fullest extent permitted by the law, any person made or threatened to be made a party, to any action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact the he or she, or his or her testator or intestate, is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation. Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                  ARTICLE XI

          The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                  ARTICLE XII

The name and mailing address of the incorporator are:

                           Pamela R. Contag, Ph.D.
                           860 Atlantic Avenue
                           Alameda, CA 94501



                           [Remainder of page intentionally left blank]

     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying, under penalties of perjury, that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 6th day of November, 2000.



                                    s/Pamela Reilly Contag
                                    ________________________________________
                                    Pamela R. Contag, Ph.D.,
                                    Co-Chief Executive Officer and President



[SIGNATURE PAGE TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF XENOGEN
                                  CORPORATION]

                                                                       EXHIBIT B

                       [CONFIDENTIAL TREATMENT REQUESTED.
             CERTAIN PORTIONS OF THIS AGREEMENT HAVE BEEN REDACTED
              AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.]

                       STRATEGIC RELATIONSHIP AGREEMENT
                       --------------------------------

THIS AGREEMENT made as of the _____ day of November, 2000 (the "Effective
Date").

BETWEEN:


                               MDS INC., a body
                    corporate incorporated pursuant to the
                      laws of Canada and having an office
                    in the City of Toronto, Ontario, Canada
                                    ("MDS")

                                     -and-

                     DRUM ACQUISITION CORPORATION, a body
                    corporate incorporated pursuant to the
                     laws of Delaware and having an office
                   in the City of Alameda, California, USA.
                                ("Merger Sub")

                                     -and-

                          XENOGEN CORPORATION, a body
                    corporate incorporated pursuant to the
                    laws of Delaware, and having an office
                    in the City of Alameda, California, USA
                                  ("Xenogen")

          WHEREAS MDS, Merger Sub and Xenogen, and certain other parties, have entered into an agreement and plan of reorganization dated September __, 2000 (the "Merger Agreement") pursuant to which Merger Sub, a wholly-owned subsidiary of Xenogen, has entered into a business combination transaction with Chrysalis DNX Transgenic Sciences Corporation ("DNX"), an indirect wholly-owned subsidiary of MDS;

          AND WHEREAS MDS and its Affiliates, including MDS Pharma Services or any other Affiliate of MDS designated by MDS ("MDS Pharma Services") have proven technologies and skills as, among other things, a leading contractual research organisation and a service provider in the field of transgenic technology development;

          AND WHEREAS the Parties wish to enter into an exclusive strategic relationship whereby, among other things MDS Pharma Services shall be entitled to use, existing and subsequently discovered or developed services, equipment and technology of Xenogen and shall be entitled to an exclusive license and access to certain Xenogen products, services and equipment in a specific field of use;

          NOW THEREFORE in consideration of entering into the Merger Agreement, the sum of $1.00, and other good and valuable consideration, the receipt and sufficiency of which the Parties, acknowledge, the Parties agree as follows:

                          Article 1 - Interpretation
                          --------------------------

1.1 This Agreement shall be governed by, and interpreted and enforced in accordance with, the laws of the State of California (excluding any conflict of laws, rule or principle which might refer such interpretation to the laws of another jurisdiction).

1.2 Each Party shall do such acts and shall execute such further documents, conveyances, deeds, assignments, transfers and the like, and will cause the doing of such acts and will cause the execution of such further documents as are within its power as any other Party may in writing at any time and from time to time reasonably request be done and or executed, in order to give full effect to the provisions of this Agreement.

1.3 The division of this Agreement into articles, sections, subsections and schedules and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The article, section, subsection and schedule headings in this Agreement are not intended to be full or precise descriptions of the text to which they refer and are not to be considered part of this Agreement. All uses of the words "hereto", "herein," "hereof," "hereby" and "hereunder" and similar expressions refer to this Agreement and not to any particular section or portion of it. References to an Article, Section, Subsection or Schedule refer to the applicable article, section, subsection or schedule of this Agreement. The use of the word "including" or related expressions shall be deemed to mean "including without limitation".

1.4 In this Agreement, words in the singular include the plural and vice-versa and words in one gender include all genders.

1.5 If any action is required to be taken pursuant to this Agreement on or by a specified date which is not a business day, then such action shall be valid if taken on or by the next succeeding business day and business day means a day on which banks are open for business in Toronto and in California.

1.6 Nothing contained in this Agreement shall be construed to imply a joint venture, partnership, or principal-agent relationship between the Parties; and no Party by virtue of this Agreement shall have the right, power, or authority to act or create any obligation, express or implied, on behalf of any other Party. Neither shall this Agreement be construed to create rights, express or implied, on behalf of or for the use of any Party, aside from MDS, Merger Sub and Xenogen. None of MDS, Merger Sub or Xenogen shall be obligated, separately, or jointly, to any third parties by virtue of this Agreement.

1.7 This Agreement shall inure to the benefit of each of the Parties and their respective successors.

1.8   In this Agreement, the following terms have the meanings indicated:

      (a) "Affiliate" shall mean any corporation or other entity which is directly or indirectly Controlling, Controlled by or under the common Control of a Party hereto for so long as such Control exists. For the purpose of this Section, "Control" shall mean the direct or indirect ownership of at least fifty percent (50%) of the outstanding shares or other voting rights of the subject entity to elect directors, or if not meeting the preceding, any entity owned or Controlled by or owning or Controlling at the maximum Control or ownership right permitted in the country where such entity exists.

      (b) "Contractual Research Organization" or "CRO" means a Person (as defined below) which performs Preclinical Studies for third party CRO Customers (both as defined below) directed to the discovery and development of therapeutic pharmaceutical and/or biotechnology products.

      (c) "Control," "Controls," "Controlled," or "Controlling" shall mean (except with respect to "Affiliate") possession of the ability to grant the licenses or sublicenses as provided herein without violating the terms of any license agreement or other arrangement with any third party.

      (d) "CRO" Customers" means Persons whose primary line of business is the development of pharmaceutical and/or biotechnology products and which have contracted with a CRO for the performance of some or all Preclinical Studies for a particular product.

      (e) "Field" means the performance of Preclinical Studies for third party CRO Customers directed to the discovery and development of therapeutic pharmaceutical and/or biotechnology products.

      (f) "Intellectual Property" means, collectively, all intellectual property rights of whatsoever nature, kind or description including:

          (i) all trade-marks, service marks, trade-mark and service mark registrations, trade-mark and service mark applications, rights under registered user agreements, trade names and other trade-mark and service mark rights;

          (ii) all copyrights and applications therefor, including all computer software and rights related thereto;

          (iii) all inventions, patents, patent applications and patent rights (including any patents issuing on such applications or rights), as well as any divisions, continuations, continuations-in-part, reissues, reexaminations, patents of addition, extensions or other governmental actions which extend any of the subject matter of the foregoing patent applications or patents, and any substitutions, confirmations, registrations or revalidations of any of the foregoing, in each case, which is owned or Controlled, in whole or part, by license, assignment or otherwise, to the extent that the owner or licensee has the right to license or sublicense any of the foregoing, and subject to any limitations of any such license or sublicense;

          (iv)  all trade secrets and proprietary information;

          (v) all industrial designs and registrations thereof and applications therefor;

          (vi) all renewals, modifications, developments and extensions of any of the items listed in clauses (i) through (v) above; and

          (vii) all patterns, plans, designs, research data, other proprietary know-how, processes, methods, drawings, technology, inventions, computer programs, algorithms, data bases, formulae, specifications, performance data, quality control information, unpatented blue prints, flow sheets, equipment and parts lists, instructions, manuals, records and procedures, and all licenses, agreements and other contracts and commitments relating to any of the foregoing.

      (g) "Normal Commercial Purposes" means fee-for-service contracts, or research and development collaborations or contracts, whether stand alone or in conjunction with a broader agreement, in all cases entered into between MDS or MDS Pharma Services and a third party CRO Customer in respect of an application within the Field.

      (h) "Party" means any one of Xenogen, Merger Sub and MDS, and "Parties" means all of them.

      (i) "Person" means an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, joint venture, trust, body corporate, and a natural person in his or her capacity as trustee, executor, administrator, or other legal representative.

      (j) "Preclinical Studies" means studies performed in the drug development process of a lead compound or biological product not involving the introduction of a subject compound or biological product into humans (e.g., the dosing of a human patient in clinical trials). Without limiting the generality of the foregoing, preclinical studies consist of: the selection, evaluation and qualification of putative drugs and/or biological products for therapeutic uses; and pharmacokinetic and pharmacodynamic studies of the pharmacological effects and mechanism(s) of action of the drug in animals, and information on the absorption, distribution, metabolism, and excretion of the drug, if known, and, for purposes of certainty include animal studies occurring after first-in-man administration. Preclinical studies specifically exclude any and all toxicology testing, whether in vitro or in vivo.

      (k) "Xenogen Products and Services" means all services, services-related products and equipment of Xenogen having applications in the Field, whether now existing or which Xenogen may make, discover, develop, acquire or have the right to license as provided for herein, including any and all improvements thereof, during the term of this Agreement which have applications for CRO Customers during the Development Period, as listed in Schedule "A", attached hereto and which shall be updated from time-to-time to reflect additions and deletions.

      (l) "Xenogen Technology" means (i) all patents and patent applications owned or controlled by Xenogen that relate to the practice of in vivo imaging as claimed in U.S. Patent No. 5,650,135; (ii) all divisions, substitutions, continuations, and continuation-in-part applications of(i); (iii) all foreign counterparts of any of the preceding; (iv) all patents issuing on any of the preceding, including reissues, reexaminations and extensions; and (v) all future patents and patent applications relating to the practice of in vivo imaging, described in Schedule "B", attached hereto and which shall be updated from time-to-time to reflect additions and deletions. For purposes of clarity, the Parties acknowledge that this definition refers to a method of practice only, and does not include any tangible or intangible products or services (e.g., software, hardware, biological materials).

                           Section 2 - License Grant
                           -------------------------

2.1 Subject to the terms and conditions of this Agreement, Xenogen hereby grants MDS and its Affiliates a royalty-free, exclusive license (in the form provided at Schedule "C"), without the right to sublicense, during the term of this Agreement to use and market the Xenogen Technology in and for the Field. For purposes of this Agreement, "exclusive" shall mean that MDS and its Affiliates shall be the only Contractual Research Organization to which Xenogen shall grant a license to use the Xenogen Technology in the Field. Notwithstanding the foregoing, MDS may, upon written request by Xenogen, waive, in writing and at its sole discretion, such exclusivity for specific Xenogen Technology, on a case by case basis. No such waiver shall affect MDS's right to otherwise rely on the exclusivity provision contained in this Section. It is expressly acknowledged by Xenogen that this license may extend to MDS entering into joint ventures, "collaborative discovery programs", or similar relationships of any sort, provided that the Xenogen Technology may not be used outside the Field. MDS acknowledges, however, that the license granted in this Section does not include any rights to modify Xenogen Products and Services or Xenogen Technology, or create any derivative works thereof.

2.2 It is acknowledged that Xenogen shall promptly advise MDS of all new Xenogen Technologies discovered or developed by Xenogen after the date hereof during the term of this Agreement, and such new technologies shall be included within Xenogen Technology for purposes of this Agreement.

2.3 Notwithstanding Section 2.1, should any inventions and/or Intellectual Property in Xenogen Products and Services or Xenogen Technology arise during the course of or as a result of this Agreement, title to all such inventions and/or Intellectual Property made solely by MDS's employees or its agents without inventive contribution by Merger Sub's or Xenogen's employees or agents may be owned by MDS, and, as between the Parties, Merger Sub or Xenogen shall hold such ownership in all other cases. In the event that MDS holds ownership rights as described in the foregoing sentence, MDS hereby grants to Xenogen a sole, irrevocable, worldwide, royalty-free license under any such invention or Intellectual Property, with the right to grant and authorize sublicenses (except within the Field as long as MDS retains its exclusivity hereunder), to make, have made, use, sell, offer for sale and import such invention or Intellectual Property in connection with Xenogen Products and Services and Xenogen Technology during the term of this Agreement, provided that following the termination or expiration of this Agreement, such license shall survive.

2.4 Except as expressly provided herein, no right, title or interest in or to the Xenogen Technology is granted by Xenogen. MDS acknowledges that this Agreement does not grant MDS or its Affiliates any express or implied license to Xenogen Products and Services other than: i) the right to practice the method of in vivo imaging as expressly granted in Section 2.1; or ii) as may be acquired through the separate acquisition or license of Xenogen Products and Services pursuant to Section 3 below. Further, notwithstanding the rights granted in
Section 2.1 above, Xenogen reserves the right to use, market, distribute, and license, directly or indirectly, and nothing in this Agreement will prevent Xenogen from using, the Xenogen Products and Services or Xenogen Technology to make, have made, develop, sell, license, distribute and/or market new products and/or services; except, for purposes of certainty, it will not license the Xenogen Technology to any Contractual Research Organization for use within the Field as long as MDS's license remains exclusive hereunder. Xenogen further reserves the right under all its Intellectual Property rights to make, have made, use, copy, modify, have modified, create derivative works of, have created derivative works of, demonstrate, maintain, and support the Xenogen Products and Services or Xenogen Technology, and the right to license the foregoing rights.

2.5 MDS acknowledges that, subject to the exclusive license granted in Section 2.1, Xenogen reserves the right to use, market, distribute, and license, directly or indirectly, the Xenogen Products and Services or Xenogen Technology to any third party, including third party CRO Customers, for any and all purposes outside the Field, and nothing in this Agreement will prevent Xenogen from doing so.

                      Section 3 - Preferred Terms
                      ---------------------------

3.1 As partial consideration for MDS entering into the Merger Agreement and for adding value through increased market exposure of Xenogen Products and Services and Xenogen Technology, MDS and its Affiliates may purchase or license Xenogen Products and Services at Xenogen`s regularly published or quoted commercial prices for North America, less a discount of ***, in all cases only for its Normal Commercial Purposes and use in the Field. However, in no case shall MDS and its Affiliates be required to pay more per item, service, or license than any other similarly situated customer of Xenogen (similarly situated means a customer that purchases substantially the same volume of a particular product or service from Xenogen as does MDS). All of the foregoing shall be accomplished pursuant to Xenogen's then-existing purchase order forms and license agreements, the terms of which shall govern the subject transactions; provided that those terms include the discount granted by this
Section 3.

3.2 It is acknowledged that Xenogen shall promptly advise MDS of all new Xenogen Products and Services discovered or developed by Xenogen or its Affiliates after the date hereof during the term of this Agreement, and such new products and services shall be included within Xenogen Products and Services for purposes of this Section 3. It is further acknowledged that, after the Effective Date, Xenogen Products and Services will include products and services from Xenogen's Controlled Affiliates' which are intended for use in conjunction with Xenogen Services and Products for use in the Field.

                Section 4 - Strategic Relationship Obligations
                ----------------------------------------------

3.3 As partial consideration for the license and preferred terms granted by Xenogen in Sections 2 and 3 herein, and as MDS's obligation under the strategic relationship entered into with Xenogen, during the Initial Term and the Second Term (as defined in Section 7.1 below) MDS agrees, and will cause its Affiliates, including MDS Pharma Services, to satisfy following marketing obligations.

      a) Introduce, and attempt to use, the Xenogen Products and Services and Xenogen Technology as a preferred approach for Preclinical Testing;

*** CONFIDENTIAL TREATMENT REQUESTED

      b) Consent to Xenogen's use of MDS as a customer reference which potential Xenogen clients may contact;

      c) Reasonably participate in Xenogen's public relations efforts, including, but not limited to, the attendance and participation of an executive speaker at Xenogen's seminars and trade show exhibits;

      d) Support Xenogen's product improvement efforts by actively participating in product reviews and testing.

      Should MDS fail to perform any of the foregoing obligations, Xenogen's sole remedy shall be to provide MDS written notice thereof and, if not cured within thirty (30) days thereafter, the Parties shall negotiate and reach agreement on substitute marketing obligations. However the failure to agree upon such substitute marketing obligations shall not constitute a material breach of this Agreement.

3.4 As for Merger Sub's obligation under the strategic relationship entered into with MDS, any and all royalties payable pursuant to the presently existing licensing agreements of DNX listed in Schedule "D", shall, as of the date hereof, be payable from the respective licensees to MDS Pharma Services. DNX and Merger Sub shall jointly send a letter in mutually agreed form to the licensees to so advise them. To the extent Merger Sub or any its affiliates receive any such royalty payments, Merger Sub shall forthwith forward same, without deduction except for third-party licensor fees due on such royalty payments, to MDS Pharma Services and notify the licensee that all future royalty payments shall be payable directly to MDS Pharma Services. For purposes of certainty, all non-royalty payments, including milestone payments, license retainer fees and animal transfer fees, payable pursuant to such presently existing agreements shall be payable to Merger Sub, and MDS Pharma Services will use its reasonable best efforts to obtain any and all consents required in order to permit this. Subsequent to the Effective Date, the Parties will mutually agree on specific practices to be undertaken pursuant to this Section.

                          Section 5 - Confidentiality
                          ---------------------------

5.1 Except as expressly provided herein, the Parties agree that, for the term of this Agreement and for five (5) years thereafter, the receiving Party shall not publish or otherwise disclose and shall not use for any purpose any information furnished to it by the other Party hereto pursuant to this Agreement which if disclosed in tangible form is marked "Confidential" or with other similar designation to indicate its confidential or proprietary nature or if disclosed orally is indicated orally to be confidential or proprietary by the party disclosing such information at the time of such disclosure and is confirmed in writing as confidential or proprietary by the disclosing party within a reasonable time after such disclosure (collectively, "Confidential Information"). The receiving Party shall use the same standard of care in safeguarding the disclosing Party's information as the receiving Party uses for its own similarly sensitive information. Notwithstanding the foregoing, Confidential Information shall not include information to the extent that such information, in each case is demonstrated by written documentation:

      (a) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure hereunder;

      (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party hereunder;

      (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement; or

      (d) was subsequently lawfully disclosed to the receiving Party by a person other than a party or developed by the receiving Party without reference to any information or materials disclosed by the disclosing Party.

5.2 Notwithstanding the provisions of Section 5.1 above, each Party hereto may use and disclose the other Party's Confidential Information to the extent such disclosure is reasonably necessary to exercise the rights granted to or retained by it under this Agreement, in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable governmental regulations, submitting information to tax or other governmental authorities (including regulatory authorities), provided that if a party is required by law to make any such disclosure of the other Party's Confidential Information, to the extent it may legally do so, it will give reasonable advance notice to the latter Party of such disclosure and, save to the extent inappropriate in the case of patent applications or otherwise, will use its reasonable efforts to secure confidential treatment of such Confidential Information prior to its disclosure (whether through protective orders or otherwise). The receiving Party will ensure that its employees, consultants, directors, and other representatives or agents have executed a confidentiality agreement no less stringent than the provisions of this Section 5.0 prior to their access to such Confidential Information. If the party whose Confidential Information is to be disclosed has not filed a patent application with respect to such Confidential Information, it may require the other

Party to delay the proposed disclosure (to the extent the disclosing Party may legally do so), for up to ninety (90) days, to allow for the filing of such an application.

5.3 The provisions of this Agreement, including all schedules attached, shall be held confidential by the Parties and their respective employees, and shall not be disclosed to any third parties without the consent in writing of the Parties; provided, however, that the contents hereof may be disclosed without such consent: (a) as required by applicable law; (b) in connection with the enforcement of this Agreement; or (c) to such directors, officers, employees, lawyers, accountants, other professional advisers, and lenders of a Party who have a need to know such information.

5.4 Upon any termination of this Agreement, all of MDS's licenses hereunder shall terminate, except that such licenses will continue with respect to MDS's contractual obligations to CRO Customers to use Xenogen Technology for a maximum period of six (6) months, unless a longer period is required under MDS' written contractual obligations, but in no case to exceed twelve (12) months. Each Party shall promptly return to the other Parties all Confidential Information received from the other Parties (except one copy which may be retained for archival purposes), and at Xenogen's election, MDS shall promptly destroy or return to Xenogen all biological materials received pursuant to the terms of this Agreement and any derivatives, progeny or variants thereof, and provide Xenogen written confirmation thereof.

                    Section 6 - Compliance with Regulations
                    ---------------------------------------

      The Parties agree at all times and at their own expense to (i) strictly comply with all applicable laws, rules, regulations, governmental orders and applicable codes of practice, now or hereafter in effect, relating to its performance of this Agreement including those concerning environmental, industrial safety, transportation and export issues, (ii) pay all fees and other charges required by such laws, rules and regulations, codes and orders and (iii) maintain in full force and effect all licenses, permits, authorisation, registration and qualifications necessary to perform their obligations under this Agreement. Each Party agrees to protect and fully defend and indemnify the other Parties from any and all costs, claims, expenses, and damages resulting from its breach of any such laws, by-laws, regulations and guidelines, except to the extent such costs, claims, expenses, or damages are due to the gross negligence or wilful misconduct of the Party seeking indemnification.

                       Section 7 - Term and Termination
                       --------------------------------

7.1 Subject to the following, the initial term of this Agreement shall be five
(5) years from the date hereof (the "Initial Term") and, subject to the following, shall be automatically renewed for a term of a further consecutive five (5) years (the "Second Term"). If not earlier terminated pursuant to the provisions of this Section 7, then upon expiration of the Second Term and subject to the mutual agreement of the Parties, this Agreement may be renewed for successive twelve (12) month periods ("Renewal Terms"). However, in the event that MDS and its Affiliates at any time after the Initial Term own less than twenty-five percent (25%) of the number of shares of Xenogen that they owned at the end of the Initial Term (the "Minimum Holding"), the Parties shall renegotiate, in good faith, the terms of a non-exclusive license to Xenogen Technology for use in the Field. In calculating the Minimum Holding, adjustment shall be made to reflect appropriately the effect of any stock split, reverse stock split, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change occurring after the Initial Term.

7.2 Notwithstanding Section 7.1, Xenogen and/or Merger Sub may terminate this Agreement at any time during the Initial Term upon sixty (60) days written notice (the "Default Notice") to MDS and compliance with Section 10 below in the event of a material breach of Section 2 of this Agreement by MDS or its Affiliates which is not cured within such notice period. For greater certainty, the Section 11 dispute resolution mechanisms shall remain applicable to the ultimate determination of whether a material breach has occurred, although termination need not await the completion of such mechanisms. Following the Second Term, Xenogen and/or Merger Sub may so terminate in the event of an uncured material breach of any Section of this Agreement by MDS or its Affiliates. The Default Notice shall specify in reasonable detail the material breach alleged to have been committed by MDS or its Affiliates. In the event that either Xenogen and/or Merger Sub, acting reasonably, believes that it will suffer material or irreparable harm which can not be rectified by money damages, the Default Notice shall so state, and Xenogen and/or Merger Sub may terminate the Agreement immediately without awaiting the sixty (60) day written notice period, and/or to commence proceedings for injunctive relief. The Parties agree that, after the Initial Term, a material breach of a material separate agreement entered into between MDS (and/or its Affiliates) and Xenogen or Merger Sub pursuant to the terms herein, if not cured within such time as an opportunity to cure is permitted, shall be deemed a material breach of this Agreement.

7.3 Notwithstanding Section 7.1, in the event of a material breach of this Agreement by Xenogen and/or Merger Sub, MDS may deliver a written notice to Xenogen or Merger Sub, as appropriate, setting out in reasonable detail the material breach alleged to have been committed by Xenogen or Merger Sub. In the event that Xenogen or Merger Sub, as appropriate, does not cure such material breach within sixty (60) days of such notice and after compliance with Section 10 below, MDS may commence the dispute resolution mechanisms provided for in Sections 11 of this Agreement, terminate this Agreement, or, notwithstanding Section 11, at MDS's sole option, if MDS, acting reasonably, believes it will suffer material or irreparable harm which can not be rectified by money damages, to commence proceedings for injunctive relief.

7.4 Termination of this Agreement for any reason shall not release any Party from any liability which, at the time of such termination, has already accrued to one of the other Parties or which is attributable to a period prior to such termination nor preclude any Party from pursuing any rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement.

7.5 Notwithstanding the termination of this Agreement for any reason whatsoever, the obligations of the Parties and the other terms set forth in the following sections or subsections 2.3, 2.4, 2.5, 4, 5, 6, 7.4, 7.5, 8, 11 and 13 of this
Agreement, and the agreements contemplated by those sections, and any other provisions of this Agreement intended by their nature to continue beyond the termination of this Agreement will remain in full force and effect, enforceable in accordance with their terms.

                  Section 8 - Representations and Warranties
                  ------------------------------------------

8.1  MDS represents and warrants to Xenogen and Merger Sub that:

     (a) this Agreement has been duly authorized, executed and delivered by MDS and constitutes a legal, valid and binding obligation of MDS enforceable in accordance with its terms except that the enforcement thereof may be limited by bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights generally;

     (b) none of the execution and delivery of, or the observance and performance by MDS of, any covenant or obligation under this Agreement, contravenes or results in, or will contravene or result in, a material violation of, or a material default under (with or without the giving of notice or lapse of time, or both), or in the acceleration of any material obligation under: i) any applicable law; ii) any Intellectual Property held by MDS; iii) the articles, by-laws, directors' or shareholders' resolutions of MIX; or iv) any agreement, lease, mortgage, security document, obligation or instrument to which MDS is a party, or by which it or its assets is bound or affected;

     (c) MDS is a corporation duly incorporated, continued or amalgamated and organized, and is validly subsisting under the laws of Canada;

     (d) all necessary consents, approvals and authorizations, which are required for the consummation by MDS and of the transactions contemplated by this Agreement have been obtained;

     (e) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not breach, violate or conflict with any instrument or agreement governing any of the Intellectual Property used by MDS in the operation of its business; and

     (f) MDS has not previously granted, and will not grant during the term of this Agreement, any right, license or interest that is in conflict with the rights granted under this Agreement.

8.2 MDS's liability with respect to the representations and warranties contained herein will survive the closing of the transactions and continue in effect until two (2) years after the termination date.

8.3 Xenogen and Merger Sub jointly and severally represent and warrant to MDS that:

     (a) as of the Effective Date, this Agreement has been duly authorized, executed and delivered by each of Xenogen and Merger Sub and constitutes, or will constitute when executed, a legal, valid and binding obligation of each of Xenogen and Merger Sub enforceable in accordance with its terms except that the enforcement thereof may be limited by bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights generally;

     (b) as of the Effective Date, none of the execution and delivery of, or the observance and performance by either of Xenogen or Merger Sub of, any covenant or obligation under this Agreement, contravenes or results in, or will contravene or result in, a material violation of or a material default under (with or without the giving of notice or lapse of time, or both) or in the acceleration of any material obligation under: i) any applicable law; ii) any Intellectual Property held by Xenogen or Merger Sub; iii) the articles, by-laws, directors' or shareholders' resolutions of Xenogen or Merger Sub; or iv) any agreement, lease, mortgage, security document, obligation or instrument to which Xenogen or Merger Sub is a party, or by which it or its assets is bound or affected;

     (c) as of the Effective Date, each of Xenogen and Merger Sub is a corporation duly incorporated, continued or amalgamated and organized, and is each validly subsisting under the laws of Delaware;

     (d) as of the Effective Date, all necessary consents, approvals and authorizations, which are required for the consummation by each of Xenogen and Merger Sub and of the transactions contemplated by this Agreement have been obtained; and

     (e) as of the Effective Date, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not breach, violate or conflict with any instrument or agreement governing any of the Intellectual Property used by either of Xenogen or Merger Sub in the operation of its business; and

     (f) as of the Effective Date, neither Xenogen and Merger Sub have previously granted, and will not grant during the term of this Agreement, any right, license or interest that is in conflict with the rights granted under this Agreement.

8.4 The Parties' liability with respect to the representations and warranties contained herein will survive until two (2) years after the termination date.

8.5 EXCEPT AS EXPRESSLY SET FORTH HEREIN, XENOGEN AND MERGER SUB EXPRESSLY DISCLAIM ANY WARRANTIES OR CONDITIONS, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE XENOGEN PRODUCTS AND SERVICES AND MERGER SUB TECHNOLOGY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY, OR FITNESS FOR A PARTICULAR PURPOSE.

8.6 IN NO EVENT SHALL ANY PARTY BE LIABLE TO ANY OTHER PARTY HERETO OR ANY OTHER ENTITY FOR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS, LOST PROFITS, OR ANY OTHER SPECIAL, CONSEQUENTIAL, RELIANCE OR INCIDENTAL DAMAGES, HOWEVER CAUSED AND ARISING UNDER ANY THEORY OF LIABILITY WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE),

OR OTHERWISE. THESE LIMITATIONS SHALL APPLY WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN. THE PARTIES AGREE THAT THIS SECTION 8.6 REPRESENTS A REASONABLE ALLOCATION OF RISK.

                              Section 9 - Notices
                              -------------------

     All notices, requests, directions or other communications required or permitted herein shall be in writing and shall be delivered to the Parties hereto respectively as follows:

     (a) if to MDS:        MDS, Inc.
                           100 International Boulevard
                           Toronto, Ontario
                           M9W 6L6
                           Attention: Senior Vice-President, Strategic Initiatives and Investments
                           Telephone No.: (416) 213-4163
                           Facsimile No.: (416) 213-4222

     (b) if to Merger Sub: Drum Acquisition Corporation
                           860 Atlantic Avenue
                           Alameda, California
                           94501, USA
                           Attention: President
                           Telephone No.: (510) 291-6100
                           Facsimile No.: (510) 291-6134

     (c) if to Xenogen:    Xenogen Corporation
                           860 Atlantic Avenue
                           Alameda, California
                           94501, USA
                           Attention: President
                           Telephone No.: (510) 291-6100
                           Facsimile No.: (510) 291-6134

     (d) with a copy to:   Wilson Sonsini Goodrich & Rosati
                           One Market Street, Spear Tower
                           San Francisco, California
                           94105, USA
                           Attention: Karen Dempsey, Esq.
                           Telephone No.: (415) 947-2000
                           Facsimile No.: (415) 947-2099

     In order for any notices, requests, directions or other communications to be effective they shall be delivered in person or sent by international express delivery service, registered or certified air mail, return receipt requested, postage prepaid, or by facsimile (confirmed by prepaid registered or certified air mail letter or by international express delivery mail) (e.g., FedEx)) addressed to the Party for whom it is intended at the above mentioned address. Such communications shall be deemed to have been properly served to the addressee upon receipt of such written communications. Either Party may change its address for notice by giving notice in the manner set out in this section.

                       Section 10 - Mutual Consultation
                       --------------------------------

     The Parties hereto shall mutually consult each other in good faith to amicably and smoothly resolve matters not set forth herein or for questions involving the interpretation of this Agreement. Any dispute, controversy or claim arising out of or relating to this Agreement (collectively referred to as "Disputes") shall be attempted to be settled by the Parties, without litigation, in good faith, by submitting each such Dispute to appropriate senior management representatives of each Party in an effort to effect a mutually acceptable resolution thereof.

                        Section 11 - Dispute Resolution
                        -------------------------------

11.1 Any Dispute (including, without limitation, validity, interpretation or performance of this Agreement) between the Parties which can not be resolved by the Parties pursuant to Section 10 on an amicable basis shall be submitted for final and binding arbitration before a panel of 3 arbitrators, one selected by MDS, one selected by Xenogen and Merger Sub and the third selected by the prior two arbitrators. At least one of the arbitrators shall have knowledgeable and experienced in the pharmaceutical and/or biotechnology industry. Any arbitration hereunder shall be held at a mutually agreed upon location in the state of New Jersey, unless the Parties otherwise agree to hold it elsewhere. The arbitration shall be conducted pursuant to the Commercial Rules and Supplementary Procedures for Large, Complex Disputes of the American Arbitration Association then in effect. The Panel shall, in rendering its decision, apply the substantive law of the State of California, without regard to its conflict of laws provisions, except that the interpretation of and enforcement of this Section 11 shall be governed by the U.S. Federal Arbitration Act. The U.N. Convention on the Sale of Goods shall not apply to this Agreement. Neither Party shall initiate an arbitration hereunder unless it has first attempted to resolve the matter in accordance with Section 10 above.

11.2 Each Party shall bear the cost of its own attorneys' and expert fees; provided that the arbitrators may in their discretion award to the prevailing Party the reasonable costs and expenses incurred by the prevailing Party in connection with the arbitration proceeding. Any award with respect to late payments due hereunder shall include interest at commercially reasonable rates from the date such payments were due. The decision and/or award rendered by the arbitrators shall be written, final and non-appealable and may be entered in any court of competent jurisdiction. The costs of any arbitration, including administrative fees and fees of the arbitrators, shall be shared equally by the Parties, unless otherwise determined by the arbitrators. Each Party shall bear the cost of its own attorneys' and expert fees; provided that the arbitrators may in their discretion award to the prevailing Party the reasonable costs and expenses incurred by the prevailing Party in connection with the arbitration proceeding.

                  Section 12 - Assignment and Transferability
                  -------------------------------------------

12.1 No Party may assign any right, benefit or interest in this Agreement without the written consent of the other Parties and any purported assignment without such consent will be void; except that any Party may assign this Agreement without the other Parties' consent to an entity that acquires substantially all of the business or assets of such assigning Party, in each case whether by merger, acquisition, or otherwise. In the event of an assignment by Merger Sub or Xenogen, no intellectual property or technology owned or controlled by the third party involved in such merger, acquisition, or otherwise shall be included within Xenogen Technology or Xenogen Products and Services.

12.2 Other than an assignment in connection with a merger, acquisition, or other reorganization transaction, no transfer of any right, benefit or interest in this Agreement shall relieve such Party of or from:

     (a) any of its obligations under this Agreement to the extent that such obligations arose prior to such transfer; or

     (b)  any of its liabilities or obligations to third parties.

                         Section 13 - Indemnification
                         ----------------------------

13.1 Each Party (the "Indemnifying Party") agrees to indemnify and save the other Parties, its affiliates and directors, officers, employees, agents and advisors (the "Indemnified Parties") harmless from and against any and all losses (other than loss of profits), claims, actions, suits, proceedings, damages, liabilities or expenses of whatsoever nature or kind, including investigation expenses and legal expenses on a solicitor (attorney) and client basis incurred by the Indemnified Parties (any of the foregoing, a "Claim"), to which the Indemnified Parties may become subject by reason of (i) the Indemnified Party's use of the Xenogen Technology (with the exception of Xenogen's use of the Xenogen Technology), or (ii) the exercise of any right granted to the Indemnified Party pursuant to this Agreement; except, in either case, to the extent that any such Claim results from the wilful misconduct, bad faith or violation of any applicable law by the particular Indemnified Party. Notwithstanding the foregoing, Xenogen shall have no liability for: (i) the use of a prior version of any product or service provided by Xenogen if MDS was provided with the current version at no charge; (ii) the use of any Xenogen Technology or Xenogen Products and Services other than as set forth in its accompanying documentation and as permitted by the terms of any agreement providing for their use by MDS and/or its Affiliates; (iii) the modification of the Xenogen Technology or Xenogen Products and Services by any party other than Xenogen; or (iv) any infringement arising from the use of any Xenogen Technology or Xenogen Products and Services in combination with products, services or technology not provided by Xenogen.

13.2 A Party that intends to claim indemnification under this Article 13 (the "Indemnitee") shall promptly notify the other Party (the "Indemnitor") in writing of any Claim, in respect of which the Indemnitee intends to claim such indemnification, and except with respect to Xenogen Technology, the Indemnitor shall have sole control of the defense and/or settlement thereof. The indemnity arrangement in this Article 13 shall not apply to amounts paid in settlement of any action with respect to a Claim, if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any action with respect to a Claim, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Article 13 but the omission so to deliver written notice to the Indemnitor shall not relieve the Indemnitor of any liability that it may have to any Indenmitee otherwise than under this Article
13. Notwithstanding the foregoing, no Indemnitor shall enter into any agreement which (i) extends or purports to exercise MDS's rights under the Xenogen Technology beyond the rights granted pursuant to this Agreement, (ii) makes any admission regarding (a) wrongdoing on the part of Merger Sub or Xenogen, or (b) the invalidity, unenforceability or absence of infringement of any aspect or element of Xenogen Technology without the prior written consent of Xenogen. The Parties shall cooperate with each other in connection with any such claim, suit or proceeding and shall keep each other reasonably informed of all material developments in connection with any such claim, suit or proceeding.

                  Section 14 -Waiver, Amendment, Modification
                  -------------------------------------------

     Except as otherwise provided in this Agreement, any waiver, amendment or other modification of this Agreement will not be effective unless in writing and signed on behalf of all of the Parties, by their respective authorized signatories.

                           Section 15 - Severability
                           -------------------------

     If any provision of this Agreement is held to be unenforceable, this holding will not affect the validity of the other provisions of this Agreement. If any provision hereof should be held invalid, illegal or unenforceable by a court or governmental agency of competent jurisdiction, the parties shall negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties and all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties hereto as nearly as may be possible. Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, in the event a Party hereto seeks to avoid a provision of this Agreement by asserting, or prompting or otherwise cooperating with a third party or governmental agency with respect to any assertion, that such provision is invalid, illegal or otherwise unenforceable, the other Party shall have the right to terminate this Agreement upon sixty (60) days' prior written notice to the asserting Party, unless such assertion is eliminated and fully cured within such sixty (60) day period.

                          Section 16 - Force Majeure
                          --------------------------

     No Party shall be considered in breach of this Agreement or in default of its obligations hereunder if it fails to perform or observe any or all of the terms of this Agreement resulting directly or indirectly from causes beyond the reasonable control of such Party, such as but not limited to, acts of God, civil or military authority, acts of the public enemy, war, riots, civil disturbances, insurrections, accidents, explosions, fires, earthquakes, floods, strikes, labour disputes, transportation embargoes, epidemics, acts of Government, its agencies or officers, or any other legitimate cause beyond the reasonable control of the Parties. In such case, the Party whose performance is affected or is likely to be affected thereby, shall notify the other Parties of the occurrence of such cause. If, as a consequence of such cause, performance by a Party under this Agreement shall be prevented for a period longer than six (6) months, then the other Parties shall have the right to cancel this Agreement.

                         Section 17- Entire Agreement
                         ----------------------------

     This Agreement, including the Schedules hereto, and the Merger Agreement constitute the complete and entire statement of all terms, conditions and representations of the Agreement between MDS, Merger Sub and Xenogen with respect to the subject matter herein.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

                              MDS INC.



                              Per:  /s/ [ILLEGIBLE]
                                    ----------------------------
                                    Authorized Signing Officer

                              DRUM ACQUISITION CORPORATION



                              Per:______________________________
                                  Authorized Signing Officer

                              XENOGEN CORPORATION

                              Per:______________________________
                                  Authorized Signing Officer

                         Section 17- Entire Agreement
                         ----------------------------

     This Agreement, including the Schedules hereto, and the Merger Agreement constitute the complete and entire statement of all terms, conditions and representations of the Agreement between MDS, Merger Sub and Xenogen with respect to the subject matter herein.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

                              MDS INC.



                              Per:  /s/ [ILLEGIBLE]
                                    ----------------------------
                                    Authorized Signing Officer

                              DRUM ACQUISITION CORPORATION



                              Per:/s/ Pamela Reilly Contag
                                  ------------------------------
                                  Authorized Signing Officer

                              XENOGEN CORPORATION

                              Per:/s/ Kevin J. Birtchnell
                                  ------------------------------
                                  Authorized Signing Officer

                                 Schedule "A"

                         Xenogen Products and Services
                         -----------------------------

 .  Tracking and monitoring of light emitting microoganisms and cell lines

 .  LP Transgenic Animals

 . R&D Collaborations and FTE reimbursement for development of bioluminescent reporter applications and other transgenic technology development (promoter systems, etc.) for drug development

 . Contract R&D - FTE reimbursement for gene function determination and target selection based upon transgenic/KO/phenotyping capabilities integrated with light emitting technology (expanded Pfizer type programs)

 . Contract Research - Fee based transgenic/KO model development and transgenic mouse and rat production (non-Light Producing Transgenic Animals ("LPTA" and LPTA animals).

 .  Screening of potential lead compounds in transgenic animal models

 .  Animal Sales- LPTA and non-LPTA transgenic animals

 .  Bioware(TM)

 .  Imaging Equipment Sales/Leases

                                 Schedule "B"

                              Xenogen Technology
                              ------------------

 . Real time in-vivo technology enabling the detection of fluorescent or bioluminescent markers, allowing non-invasive visualisation and tracking of the markers to monitor biological processes including the effects of treatment with chemical entities, including detection, display, analysis and interpretation (concerning the method only, and not including biological products, hardware or software necessary or useful for the practice of such technology).

 . Real time, non-invasive detection of gene expression (LPTA animals), including detection, display, analysis and interpretation (concerning the method only, and not including biological products, hardware or software necessary or useful for the practice of such technology).

                                 Schedule "C"

                           Form of Technology License
                           --------------------------

                                 Schedule "D"

                              Royalty Agreements
                              ------------------

Tg. Prod. (Bioreactor) Licensees:
---------------------------------

Genzyme Transgenics                   2/l/90    2/l/91

GenPharm Intl./Medarex                1/1/91    l/1/92

Nextran/Baxter Healthcare            8/29/94

Pharmaceutical Protein Holdings       5/9/94   l/3l/95

Pharming BV                           7/l/97    7/l/98

                                   EXHIBIT C

United States Patent  [19]         [11]   Patent Number:   4,873,191

Wagner et al.                      [45]   Date of Patent:  Oct. 10, 1989
--------------------------------------------------------------------------------

[54]  GENETIC TRANSFORMATION OF ZYGOTES

[75]  Investors:   Thomas E. Wagner, Athens, Ohio;
                   Peter C. Hoppe, Bar Harbor, Me.

[73]  Assignee:    Ohio University, Athens, Ohio

[21]  Appl. No.:   897,666

[22]  Filed:       Aug 18, 1986


                         Related U.S. Application Data

[63] Continuation of Ser. No. 607,754, May 4, 1984, abandoned, which is a continuation of Ser. No. 273,239, Jun. 12, 1981, abandoned.

[51]  Int. Cl./4/ ................... C12N 15/00; C12N 1/00;
                                                   C12N 5/00

[52]  U.S. Cl.   ...................... 435/172.3; 435/172.1;
                      435/317.l; 435/320; 435/240.2; 935/53;
                                               935/70; 800/1

[58]  Field of Search  ............. 435/172.3, 240.2, 172.1;
                                                       800/1


[56]                            References Cited

                                  PUBLICATIONS

Gordon et al, PNSA USA, vol. 77, pp. 7380-7384, Dec. 1980. Wigler et al, Cell, vol. 16. pp. 777-785, Apr. 1979.
Jahner et al, Nature, vol. 287, pp. 456-458 (Oct. 1980). Jacnish et al, PNAS, vol. 71, pp. 1250-1254 (Apr. 1974).
Lacy et al, Cell, vol. 18, pp. 1273-1283 (Dec. 1979).
Lacy et al, Cell, vol. 21, pp. 545-553 (Sep. 1980).
Hardison et al, Cell, vol. 18, pp. 1285-1297 (Dec. 1979). Wagner et al, PNAS USA, vol. 78, pp. 6376-6380 (Oct. 1981). Brinster, J. Exp. Med., vol. 140, pp. 1049-1056 (1974).
Mintz et al, PNSA USA, vol. 72, pp. 3585-3589 (1975).
Pafaioannou et al, Nature, vol. 258, pp. 69-73 (1975). Pellicer et al, PNSA USA, vol. 77, pp. 2098-2102 (1980). Watanabe et al, PNSA USA, vol. 75, pp. 5113-5117 (1978). Illimenses et al, PNSA USA, vol. 75, pp. 1914-1981 (1978). Jacnisch, PNAS USA, vol. 73, pp. 1260-1264 (1976).
Mulligan et al, Nature, vol. 277, pp. 108-114, Jan. 11, 1979. Goeddel et al, Nature, vol. 281, pp. 544-548, Oct. 18, 1979. Cline et al, Nature, vol. 284, pp. 422-425, Apr. 3, 1980.
Wigler et al, Cell, vol. 11, pp. 223-232 (1977).
Wigler et al, Cell, vol. 14, pp. 725-731 (1978).
Wigler et al, PNSA USA, vol. 76, pp. 1373-1376 (1979).
Capecchi et al, Cell, vol. 22, pp. 479-488 (1980).
Gordon, J. Exptl. Zoology, 228: 313-324 (1983).
Brinster, Cell, 27: 233-31 (Nov. 1981).
Harbers et al, Cell., 27: 233-231 (Nov. 1981).
Constantini and Lacy, Nature, 294: 92-14 (Nov. 1981).



Primary Examiner--Alvin E. Tanenholtz
Attorney, Agent or Firm--Iver P. Cooper; Donald G. Leavitt


[57]                               ABSTRACT

Genetic transformation of a zygote and the embryo and mature organism which result therefrom is obtained by placing or inserting exogenous genetic material into the nucleus of the zygote or into any genetic material which ultimately forms at least a part of the nucleus of the zygote. It is preferred that the exogenous genetic material be added to a pronuclei of the zygote and is particularly preferred that it be added to the male pronecleus of the zygote. Thereafter, the zygote is allowed to undergo differentiation and development into the organism. The genotype of the zygote and the organism which results therefrom will include the genotype of the exogenous genetic material and the exogenous genetic material will be phenotypically expressed.


The invention can be utilized in a variety of ways including, for example, animal and plant breeding to modify or create new species, it can be used in epigenetics and in the understanding and treatment of genetic diseases.



                             7 Claims, No Drawings

         [CONFIDENTIAL TREATMENT REQUESTED. CERTAIN PORTIONS OF THIS AGREEMENT HAVE BEEN REDACTED AND SEPARATELY FILED WITH THE COMMISSION]


                               LICENSE AGREEMENT
                               -----------------

         This Agreement made this 13th day of June, 1985 between the Ohio University, a body politic incorporated under the laws of the State of Ohio having its principal office at Athens, Ohio 45701 (hereinafter "Licensor"), and Embryogen, Inc., a corporation under the laws of the State of Ohio having its principal office at One President Street, Athens, Ohio 45701 (hereinafter "licensee").

         WHEREAS, Licensor and Licensee have entered into a License Agreement dated November 1, 1984, which granted a nonexclusive license to Licensee for the purpose of developing and commercializing the technology embodied in a patent application, U.S. Serial No. 273.239, filed June 12, 1981, entitled Genetic Transformation of Zygotes, and more specifically described as embryonic nuclear insertion gene transfer technology (hereinafter referred to as the "Invention");

         WHEREAS, Licensor and Licensee intend to terminate the November 1, 1984 License Agreement and enter into this Agreement in lieu thereof;

         WHEREAS, Licensor desires to grant an exclusive license to Licensee, subject to a certain limited license heretofore granted to Genetic Engineering (hereinafter referred to as the "Genetic Engineering License"), and subject to certain terms and conditions set forth below, for the purpose of developing the technology claimed in the patent application for commercial purposes; and

         WHEREAS, Licensee desires to obtain an exclusive license from Licensor, excluding the rights granted under the Genetic

Engineering License and subject to the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the representations, warranties and covenants herein contained and the sum of $10.00 paid by Licensee to Licensor, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     A.   LICENSOR'S AND LICENSEE'S RIGHTS.

     1.   License. The Licensor grants to the Licensee the exclusive,
          -------
nontransferable right and license to manufacture, use, market, sell, and otherwise commercialize the Invention and its improvements throughout the world. Such license includes the right to grant sublicenses upon terms consistent with this Agreement. The exclusive right and license herein granted shall apply to all inventions, improvements, patent applications, letters patent, trade secrets, know-how or proprietary information which the Licensor now owns or controls, or hereafter shall own or control, relating to the Invention, including the patent application, U.S. Serial No. 273.239, filed June 12, 1981, entitled Genetic Transformation of Zygotes.

     2.   Exclusion. The exclusivity of this license is subject to the rights
          ---------
granted in the Genetic Engineering License, a copy of which is available for inspection at the offices of Licensor. This exclusion shall apply to only such rights as are granted therein and Licensee shall have all other rights for its exclusive use and employment.

     3.   Improvements. Should Licensor make any improvements in the Invention
          ------------
or the manner of using the same, it is hereby agreed that Licensee shall be entitled to use the same with all rights which are hereby granted with respect to the Invention. The term, "improvements", shall mean all modifications, enhancements and changes in or with respect to the Invention, including the manufacture, use and the application of the Invention.

     4.   Royalties.
          ---------

          (a)  Licensee shall pay to Licensor the following royalty payments:

               (i) A royalty equivalent to * * * of the net sales made, if any, by Licensee on any product produced from Licensee's use of the Invention referred to above for the term of this Agreement; and

               (ii) A royalty equivalent to * * * of the royalties, rents, fixed payments or other payments actually received, if any, by Licensee, under licenses, sublicenses, and distribution, marketing, or exploitation agreements with others regarding the Invention and any products produced therefrom.

          (b) "Net Sales" shall refer to the invoice price and dollars charged by Licensee for all products sold using the information contained in the Invention which is the subject matter of this Agreement, excluding the following:

               (i) Any common carrier charge for transportation of said product, to the extent included in such invoice price as a separately stated charge;

               (ii) Credit given or allowances made by Licensee on account of returns, replacement, defects or renegotiation of the invoice price of the product sold hereunder;

               (iii) Any sales, excise, use or ad valorem taxes

* * *  CONFIDENTIAL TREATMENT REQUESTED
and any direct governmental charges assessed on the manufacture, sales or delivery of said product and included in such invoice price as a separately stated charge;

          (iv) Any price paid by any subsidiary or affiliate controlled by Licensee, if said subsidiary or affiliate purchased the product; and

          (v) Any insurance, packing charges, rate discounts, normal and customary trade, cash, and quantity discounts actually allowed, or commissions to local or foreign agents to the extent that they are separately stated on the invoice.

      (c) "Payments actually received" shall mean cash received or funds deposited to the account of Licensee in which Licensee has an unrestricted right of access and right to use the funds so paid.

      (d) Royalties shall be due and payable annually on or before April 30 for the previous fiscal year (December 31) and Licensee agrees to render with each royalty payment a written statement setting forth the total net sales and payments actually received that are subject to the aforesaid royalty.

      (e) Licensee shall keep, and cause to be kept, detailed accurate records and books of accounts showing the information necessary for accurate determination of royalties to be paid under this Agreement. Licensee agrees to allow Licensor and its representatives to make reasonable inspections and examinations of Licensee's operation, books and records as they relate to this particular license, but no more than once per year.

          5. Disclosure. Promptly upon request by Licensee, Licensor shall fully
             ----------
disclose to Licensee all available information concerning the practice of the Invention.

          B. PATENT APPLICATION AND USE OF THE LICENSE

          1. Patent Prosecution. Licensor agrees to prosecute domestic and
             ------------------
foreign patent applications at its expense concerning the Invention and any improvements hereto licensed to Licensee by Licensor pursuant to this Agreement.

          2. Right to Sublicense. Licensee shall have the right to sublicense
             -------------------
any of its rights granted hereunder to any person, firm or corporation wheresoever situated.

          3. Marketing Disclosure. From time to time, Licensee agrees to consult
             --------------------
with Licensor concerning the plans relating to the proposed marketing of the subject matter of the Invention and to inform Licensor as to the progress being made in the development for the ultimate commercial exploitation of the Invention.

          4. Assignment. The Licensee shall not have the right to assign this
             ----------
Agreement without the prior written consent of the Licensor, unless such assignment shall be to an entity in which Licensee owns a controlling interest.

          C. LICENSOR'S RESERVED RIGHTS.

          Licensor reserves the right to continue research and development of the Invention, including assigning research rights and engaging in other funded research regarding the Invention and the subject matter of the Invention. Licensor shall not commercialize, sell, assign or otherwise transfer any right or information regarding the Invention for the purpose of commercial practice of the Invention without the prior written consent of Licensee, which consent may be withheld for any reason whatsoever. Licensor shall prevent the disclosure of trade secrets and other proprietary information regarding the Invention and it shall require any person, firm or corporation to whom it shall make an authorized disclosure to enter into a confidentiality agreement in form satisfactory to Licensee.

     D.   TERM

     1.   Events of Termination. This Agreement shall continue until the
          ---------------------
expiration of the last patent on the Invention and its improvements, subject to the following:

     (a) The Invention shall enter the public domain due to any reason whatsoever;

     (b) In the event of default or the breach of any term or condition of this Agreement by the Licensee, the Licensor may terminate this Agreement on 90 days written notice provided that the Licensee shall have a period of 90 days from the date of receipt of such notice within which to cure any default or breach. In the event such default or breach is cured, the termination shall be withdrawn by the Licensor;

     (c) In the event of default or breach by Licensor, the same provisions shall apply as for the Licensee in the foregoing subparagraph.

     2.   Termination Procedure. Upon termination of this Agreement for any
          ---------------------
cause, the Licensee shall duly account to the Licensor and shall transfer to Licensor all rights which it may possess and sublicenses, letters patents, inventions, trade names, and trademarks relating to the Invention and improvements thereto.

     3.   Effects of Termination. In the event of termination of this Agreement,
          ----------------------
the following shall occur:

          (a) Unless otherwise prohibited by law, upon the termination of this Agreement, Licensee shall have the right to complete any and all contracts for the sales of products containing the Invention or improvements that it may have upon its book or that it has become obligated for, and Licensee shall pay the royalties as herein provided; provided that all contracts and sales are completed within six (6) months after the termination of this Agreement;

          (b) Licensee shall provide in any sublicense of the rights granted in this Agreement that, upon the request of Licensor, Licensee shall have the right and power to assign, and shall forthwith assign to Licensor all rights, title and interest in, to and under the sublicense agreement between Licensee and its sublicensees and that after any such assignment Licensor shall be entitled to the royalties and other compensation payable by the sublicensees pursuant to the terms of the sublicense and Licensor shall be subrogated to the rights and liabilities of Licensee. In the event such sublicense grants rights to other inventions and improvements owned or controlled by other persons, firms or corporations in addition to the rights to the Inventions and improvements granted hereunder, Licensor shall only be assigned a share of the compensation payable under such sublicense. Such share shall be in proportion to the ratio of the royalty amount Licensor would have received under this Agreement to the total amount payable by Licensee to all licensors, including Licensor, as a result of Licensee's sublicense;

     (c) Subject to the foregoing requirements regarding the completion of contracts, upon the termination of this Agreement for whatever reason, Licensee shall return any and all information in its possession regarding the Invention or improvements;

     (d) Due to the unique nature of the Invention and improvements and the irreparable harm to the Licensor should Licensee continue to propagation of the Invention or improvements embodied in the Licensee's products, Licensor is authorized and entitled to obtain from any court of competent jurisdiction restraining orders and preliminary and permanent injunctive relief, as well as an equitable accounting of all profits and benefits arising out of any such occurrence, prohibiting Licensee from thereafter using, raising, selling, propagating or otherwise disseminating the Invention or improvements. The restraining orders and injunctive relief shall allow Licensee to complete certain of its sales contracts as provided heretofore and to require Licensee and its sublicensees to immediately sell, if possible without further propagation or use, all products containing the Invention or improvements or otherwise assure Licensor that there will be no further use or propagation of the Invention or improvements;

     (e) At the option of Licensee, and in lieu of the foregoing equitable remedy prohibiting the use and propagation of the Invention or improvements, Licensee may elect to pay liquidated damages in the amount of two and one half (2.5) times the present value of the stream of royalty income Paid to Licensor over a 5 year period and amortized at a ten percent (10%) discount rate. The yearly royalty payment for the stream of income shall be the highest yearly royalty for any one calendar year during the preceding three (3) years. In such event, Licensee shall continue to receive the rights and benefits granted under this Agreement.

          E. INFRINGEMENT.

          1. Licensee to Defend. The Licensee shall defend infringement suits
             ------------------
that may be brought against Licensee or Licensor on account of the manufacture, use, or sale of-the-Invention and improvements thereto and when information is brought to its attention indicating that others, without license, are unlawfully infringing on the rights granted in this Agreement, Licensee shall prosecute diligently the infringer.

          2. Cooperation. Licensor shall cooperate and assist Licensee at the
             -----------
request of Licensee in the defense of any infringement or the prosecution of any unlawful infringer.

          3. Expenses. Licensor shall, to the extent of the royalties to be
             --------
received hereunder, indemnify Licensee for all expenses incurred for the defense of any infringement suits that may be brought against Licensee or Licensor on account of the manufacture, use, or sale of the Invention. Licensee shall pay all expenses incurred with respect to prosecuting unlawful infringers of the Invention.

          F. NOTICE.

          Any notice or payment required under this Agreement shall be addressed as follows:

     If to Licensor:

         The Edison Animal Biotechnology Center
         The Ohio University
         Attention: Director of the Center
         Athens, Ohio 45701

     If to Licensee:

         Embryogen, Inc.
         Attention: President
         One President Street
         Athens, Ohio 45701

     G.  MISCELLANEOUS

     1.  Benefit.  This Agreement shall be binding upon the parties, their
         -------
successors and assigns, where permitted.

     2.  Waiver.  Waiver of any breach of this Agreement by either party
         ------
hereto shall in no event constitute a waiver as to any future breach, whether or not similar in nature.

     3.  Covenant of Further Assurances. Each of the parties hereto, forthwith
         ------------------------------
upon request from the other, shall execute and deliver such documents and take such actions as may be reasonably requested in order to carry out the intent and purposes of this Agreement.

     4.  Construction and Governing Law. This Agreement shall be construed
         ------------------------------
and interpreted in accordance with the laws of the State of Ohio.

     5.  Arbitration. Any dispute under this Agreement shall be settled in
         -----------
Athens, Ohio, by arbitration pursuant to the rules then obtaining of the American Arbitration Association.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officer on the date and year first above written.

                                        THE OHIO UNIVERSITY


                                        By /s/ James L. Bruning
                                           ------------------------
                                           James L. Bruning, Provost


                                        EMBRYOGEN, INC



                                        By /s/ Wilfred R. Konneker
                                           -----------------------------
                                           Wilfred R. Konneker, President

                        AMENDMENT TO LICENSE AGREEMENT
                       DATED THE 13TH DAY OF JUNE, 1985

     Licensee shall prosecute all continuation and improvements in the patent No 4,873,191, Genetic Transformation of Zygotes, covered by this License Agreement at its expense; and to report of any major developments with such prosecution to the Licensor and provide a yearly written report of developments along with the fourth-quarter royalty report.

     Dated and effective this 1st day of July 1991.


          LICENSEE                                      LICENSOR


  /s/ Steven Holtzman                           /s/ James L. Bruning
  ----------------------------                  --------------------------
      Steven Holtzman                               James L. Bruning
  Vice President, D.N.X., Inc.                  Provost of Ohio University

                                   EXHIBIT D

                  Prescribed by J. Kenneth Blackwell
[STAMP]                                                       Expedite this form
                  Please obtain fee amount and mailing                [X}
                  instructions from the Forms Inventory
                  List (using the 3 digit form # located
                  at the bottom of this form). To obtain
                  the Forms Inventory List or for
                  assistance, please call Customer Service:
                  Central Ohio: (614)-466-3910
                  Toll Free: 1-877-SOS-FILE (1-877-767-3453)


                           ARTICLES OF INCORPORATION

                 (Under Chapter 1701 of the Ohio Revised Code)
                              Profit Corporation


The undersigned, desiring to form a corporation, for profit, under Sections 1701.01 et seq. of the Ohio Revised Code, do hereby state the following:

FIRST.    The name of the said corporation shall be:
          Xenogen Biosciences Corporation
          ----------------------------------------------------------------------

SECOND.   The place in Ohio where its principal office is to be located is

          Cleveland                              Cuyahoga          Country, Ohio
          ------------------------------------,  -----------------
                         (city, village or township)

THIRD.    The purpose(s) for which this corporation is formed is:
          To engage in any lawful act or activity for which a corporation may be formed in Ohio
          ----------------------------------------------------------------------
          ----------------------------------------------------------------------
          ----------------------------------------------------------------------
          ----------------------------------------------------------------------

FOURTH. The number of shares which the corporation is authorized to have outstanding is: 1,000 shares of Common Stock with a par value of $0.0001 per share. (Please state whether shares are common or preferred, and their par value, if any. Shares will be recorded as common with no par value unless otherwise indicated.)

IN WITNESS WHEREOF, we have hereunto subscribed our names, on _____________
                                                                  (date)


               Signature:__________________________________, Incorporator
                    Name:__________________________________



               Signature:__________________________________, Incorporator
                    Name:__________________________________



               Signature:__________________________________, Incorporator
                    Name:__________________________________




                                   Page 1 of 2              Version: May 1, 1999

[THE SEAL OF THE SECRETARY OF STATE OF OHIO]

        Prescribed by J. Kenneth Blackwell
            Please obtain fee amount and mailing instructions from the Forms Inventory List (using the 3 digit form # located at the bottom of this form). To obtain the Forms Inventory List or for assistance, please call Customer Service:
            Central Ohio: (614-466-3910 Toll Free: 1-877-SOS-FILE (1-877-767-
            3453)


                    ORIGINAL APPOINTMENT OF STATUTORY AGENT

The undersigned, being at least a majority of the incorporators of Xenogen Biosciences Corporation hereby appoint CT Corporation System, to be statutory agent upon whom any process, notice or demand required or permitted by statute to be served upon the corporation may be served. The complete address of the agent is:

     1300 East 9th Street
     ---------------------------------------------------------------------
                      (street name and number P.O. Boxes are not acceptable)

     Cleveland                                            Ohio   44114
     ---------------------------------------------------,      -----------
                              (city, village or township)       (zip code)

                                        Signature:
                                                  ------------------------
                                             Name:
                                                  ------------------------

                                        Signature:
                                                  ------------------------
                                             Name:
                                                  ------------------------

                                        Signature:
                                                  ------------------------
                                             Name:
                                                  ------------------------


                           ACCEPTANCE OF APPOINTMENT

The undersigned, CT Corporation System, named herein as the statutory agent for, Xenogen Biosciences Corporation, hereby acknowledges and accepts the appointment of statutory agent for said corporation.

                                 Signature:_____________________________________
                                                       Statutory Agent
                                           CT Corporation System

                                 Page 2 of 2                Version: May 1, 1999

                                   EXHIBIT D

                                     *****

                                  REGULATIONS
                                      of
                        XENOGEN BIOSCIENCES CORPORATION
                                     *****

                                   ARTICLE I
                                    OFFICES

     Section 1. The principal office shall be in the City of Athens, County of Athens, State of Ohio.

     Section 2. The corporation may also have offices at such other places as the board of directors may from time to time determine or the business of the corporation may require.

                                  ARTICLE II
                            SHAREHOLDERS' MEETINGS

     Section.1. Meetings of the shareholders shall be in the City of Athens, County of Athens, State of Ohio.

     Section 2. An annual meeting of the shareholders, commencing with the year 2001, shall be held on the third Wednesday in June at 10:00 a.m. in each year if not a legal holiday, and, if a legal holiday, then on the next secular day following at 10:00 a.m., when they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

     Section 3. Written notice stating the time, place and purpose of a meeting of the shareholders shall be given either by personal delivery or by mail not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder of record entitled to notice of the meeting by or at the direction of the president or a vice president or the secretary or an assistant secretary. If mailed, such notice shall be addressed to the shareholder at his address as it appears on the records of the corporation. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

     Section 4. Meetings of the shareholders may be called by the president or a vice president, or the directors by action at a meeting, or a majority of the directors acting without meeting or by the secretary of the corporation upon the order of the board of directors, or by the persons who hold twenty-five per cent of all the shares outstanding and entitled to vote thereat. Upon the request in writing delivered either in person or by registered mail to the president or secretary by any persons entitled to call a meeting of the shareholders, such officer shall forthwith cause notice to be given to the shareholders entitled thereto. If such request be refused, then the persons making such request may call a meeting by giving notice in the manner provided in these regulations.

    Section 5. Business transacted at any special meeting of shareholders shall be confined to the purposes stated in the notice.

    Section 6. Upon request of any shareholders at any meeting of shareholders, there shall be produced at such meeting an alphabetically arranged list, or classified lists, of the shareholders of record as of the record date of such meeting, who are entitled to vote, showing their respective addresses and the number and class of shares held by each. Such list or lists when certified by the officer or agent in charge of the transfers of shares shall be prima-facie evidence of the facts shown therein.

    Section 7. The holders of the majority of the shares issued and outstanding having voting power, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of shareholders for the transaction of business, except that at any meeting of shareholders called to take any action which is authorized or regulated by statute, in order to constitute a quorum, there shall be present in person or represented by proxy the holders of record of shares entitling them to exercise the voting power required by statute, the articles of incorporation, or these regulations, to authorize or take the action proposed or stated in the notice of the meeting. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

    Section 8. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the articles of incorporation or of these regulations, a different vote is required, in which case such express provision shall govern and control the decision of such question.

    Section 9. At every meeting of shareholders, each outstanding share having voting power shall entitle the holder thereof to one vote on each matter properly submitted to the shareholders, subject to the provisions with respect to cumulative voting set forth in this section. If notice in writing is given by any shareholder to the president, a vice president or the secretary, not less than forty-eight hours before the time fixed for holding a meeting of the shareholders for the purpose of electing directors if notice of such meeting shall have been given at least ten days prior thereto, and otherwise not less than twenty-four hours before such time, that he desires that the voting at such election shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by the chairman or secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as he possesses and to give one candidate as many votes as the number of directors to be elected multiplied by the number of his votes equals, or to distribute his votes on the same principle among two or more candidates, as he sees fit. A shareholder shall be entitled to vote even though his shares have not been fully paid, but shares upon which an installment of the purchase price is overdue and unpaid shall not be voted.

     Section 10. A person who is entitled to attend a shareholders' meeting, to vote thereat, or to execute consents, waivers, or releases, may be represented at such meeting or vote thereat, and execute consents, waivers, and releases, and exercise any of his other rights, by proxy or proxies appointed by a writing signed by such person. A telegram or cablegram appearing to have been transmitted by such person, or a photographic, photostatic, or equivalent reproduction of a writing, appointing a proxy is sufficient writing. No appointment of a proxy shall be valid after the expiration of eleven months after it is made unless the writing specifies the date on which it is to expire or the length of time it is to continue in force.

     Section 11. Unless the articles or these regulations prohibit the authorization or taking of any action of the shareholders without a meeting, any action which may be authorized or taken at a meeting of the shareholders may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by all the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose, which writing or writings shall be filed with or entered upon the records of the corporation.

                                  ARTICLE III
                                   DIRECTORS

     Section 1. The number of directors, which shall not be less than three, may be fixed or changed at a meeting of shareholders called for the purpose of electing directors. The first board shall consist of three (3) directors. Except where the law, the articles of incorporation, or these regulations require any action to be authorized or taken by shareholders, all of the authority of the corporation shall be exercised by the directors. The directors shall be elected at the annual meeting of shareholders, except as provided in Section 2 of this article, and each director shall hold office until the next annual meeting of the shareholders and until his successor is elected and qualified, or until his earlier resignation, removal from office, or death. When the annual meeting is not held or directors are not elected thereat, they may be elected at a special meeting called for that purpose. Directors need not be shareholders.

     Section 2. If the office of any director or directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the remaining directors, though less than a quorum, shall by a vote of a majority of their number, choose a successor or successors, who shall hold office for the unexpired term in respect to which such vacancy occurred.

     Section 3. For their own government the directors may adopt by-laws not inconsistent with the articles of incorporation or these regulations.

     Section 4. The directors may hold their meeting, and keep the books of the corporation, outside the State of Ohio, at such places as they may from time to time determine but, if no transfer agent is appointed to act for the corporation in Ohio, it shall keep an office in Ohio at which shares shall be transferable and at which it shall keep books in which shall be recorded the names and addresses of all shareholders and all transfers of shares.

                                  COMMITTEES

     Section 5. The directors may at any time elect three or more of their number as an executive committee or other committees, which shall, in the interval between meetings of the board of directors, exercise such powers and perform such duties as may from time to time be prescribed by the board of directors. Any such committee shall be subject at all times to the control and direction of the board of directors. Unless otherwise ordered by the board of directors, any such committee may act by a majority of its members at a meeting or by a writing or writings signed by all its members. An act or authorization of an act by any such committee within the authority delegated to it shall be as effective for all purposes as the actor authorization of the board of directors.

     Section 6. The committee shall keep regular minutes of their proceedings and report the same to the board when required.

                           COMPENSATION OF DIRECTORS

     Section 7. Directors, as such, shall not receive any stated salary for their services but, by resolution of the board, a fixed sum, and expenses of attendance if any, may be allowed for attendance at each regular or special meeting of the board; provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     Section 8. Members of the executive committee or other committees may be allowed like compensation for attending committee meetings.
_______________________

                             MEETINGS OF THE BOARD

     Section 9. The first meeting of each newly elected board shall be held at such time and place, either within or without the State of Ohio, as shall be fixed by the vote of the shareholders at the annual meeting, of which two days' notice shall be delivered personally or sent by mail or telegram to each newly elected director. Such meeting may be held at any place or time as may be fixed by the consent in writing of all the directors, given either before or after the meeting.
OR
--

                             MEETINGS OF THE BOARD

     Section 9. The first meeting of each newly elected board other than the board first elected shall be held at such time and place, either within or without the State of Ohio, as shall be fixed by the vote of the shareholders at the annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or they may meet at such place and time as shall be fixed by the consent in writing of all the directors given either before or after the meeting.

     Section 10. Regular meetings of the board may be held at such time and place, either within or without the State of Ohio, as shall be determined by the board.

     Section 11. Special meetings of the board may be called by the president, any vice president, or by two directors on two days' notice to each director, either delivered personally or sent by mail, telegram or cablegram. The notice need not specify the purposes of the meeting.

     Section 12. At all meetings of the board a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the articles of incorporation or by these regulations. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, until a quorum shall be present. Notice of adjournment of a meeting need not be given to absent directors if the time and place are fixed at the meeting adjourned.

     Section 13. Unless the articles or these regulations prohibit the authorization or taking of any action of the directors without a meeting, any action which may be authorized or taken at a meeting of the directors may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by all the directors, which writing or writings shall be filed with or entered upon the records of the corporation.

                             REMOVAL OF DIRECTORS

     Section 14. All the directors, or all the directors of a particular class, if any, or any individual director may be removed from office, without assigning any cause, by the vote of the holders of a majority of the voting power entitling them to elect directors in place of those to be removed, provided that unless all the directors, or all the directors of a particular class, if any, are removed, no individual director shall be removed in case the votes of a sufficient number of shares are cast against his removal which, if cumulatively voted at an election of all the directors, or all the directors of a particular class, if any, as the case may be, would be sufficient to elect at least one director. In case of any such removal, a new director may be elected at the same meeting for the unexpired term of each director removed. Failure to elect a director to fill the unexpired term of any director removed shall be deemed to create a vacancy in the board.

                                  ARTICLE IV
                                    NOTICES

     Section 1. Notices to directors and shareholders shall be in writing and delivered personally or mailed to the directors or shareholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors and shareholders may also be given by telegram or telephone.

     Section 2. Notice of the time, place and purposes of any meeting of shareholders or directors as the case may be, whether required by law, the articles of incorporation or these regulations, may be waived in writing, either before or after the holding of such meeting, by any shareholder, or by any director, which writing shall be filed with or entered upon the records of the meeting.

                                   ARTICLE V
                                   OFFICERS

     Section 1. The officers of the corporation shall be chosen by the directors and shall be a president, a vice president, a secretary and a treasurer. The board of directors may also choose additional vice presidents, and one or more assistant secretaries and assistant treasurers. Any two or more of such offices except the offices of president and vice president, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or by these regulations to be executed, acknowledged or verified by any two or more officers.

     Section 2. The board of directors at its first meeting after each annual meeting of shareholders shall choose a president, a vice president, a secretary and a treasurer, none of whom need be a member of the board.

     Section 3. The board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

     Section 4. The salaries of all officer and agents of the corporation shall be fixed by the board of directors.

     Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the whole board of directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the board of directors.

                                 THE PRESIDENT

     Section 6. The president shall be the chief executive officer of the corporation; he shall preside at all meetings of the shareholders and directors, shall be ex officio a member of the executive committee or any other committee, shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the board are carried into effect.

     Section 7. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

                              THE VICE PRESIDENTS

     Section 8. The vice presidents in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                    THE SECRETARY AND ASSISTANT SECRETARIES

     Section 9. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation and, when authorized by the board of directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the treasurer or an assistant secretary.

     Section 10. The assistant secretaries in the order of their seniority unless otherwise determine by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

              _________20 THE TREASURER AND ASSISTANT TREASURERS

     Section 11. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

     Section 12. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

     Section 13. If required by the board of directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

    Section 14. The assistant treasurers in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                  ARTICLE VI
                             CERTIFICATES OF STOCK

     Section 1. Each holder of shares is entitled to one or more certificates, signed by the president or a vice president and by the secretary, an assistant secretary, the treasurer, or an assistant treasurer of the corporation, which shall certify the number and class of shares held by him in the corporation. Every certificate shall state that the corporation is organized under the laws of Ohio, the name of the person to whom the shares represented by the certificate are issued, the number of shares represented by the certificate, and the par value of each share represented by it or that the shares are without par value, and if the shares are classified, the designation of the class, and the series, if any, of the shares represented by the certificate. There shall also be stated on the face or back of the certificate the express terms, if any, of the shares represented by the certificate and of the other class or classes and series of shares, if any, which the corporation is authorized to issue, or a summary of such express terms, or that the corporation will mail to the shareholder a copy of such express terms without charge within five days after receipt of written request therefor, or that a copy of such express terms is attached to and by reference made a part of such certificate and that the corporation will mail to the shareholder a copy of such express terms without charge within five days after receipt of written request therefor if the copy has become detached from the certificate.

     Section 2. In case of any restriction on transferability of shares or reservation of lien thereon, the certificate representing such shares shall set forth on the face or back thereof the statements required by the General Corporation Law of Ohio to make such restrictions or reservations effective.

     Section 3. Where a certificate is countersigned by an incorporated transfer agent or registrar, the signature of any of the officers specified in
Section 1 of this article may be facsimile, engraved, stamped, or printed. Although any officer of the corporation, whose manual or facsimile signature has been placed upon such certificate, ceases to be such officer before the certificate is delivered, such certificate nevertheless shall be effective in all respects when delivered.

                               LOST CERTIFICATES

     Section 4. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

                              TRANSFERS OF STOCK

     Section 5. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 6. For any lawful purpose, including without limitation, (1) the determination of the shareholders who are entitled to receive notice of or to vote at a meeting of shareholders; (2) receive payment of any dividend or distribution; (3) receive or exercise rights of purchase of or subscription for, or exchange or conversion of, shares or other securities, subject to contract rights with respect thereto; or (4) participate in the execution of written consents, waivers, or releases, the directors may fix a record date which shall not be a date earlier than the date on which the record date is fixed and, in the cases provided for in clauses (l), (2) and (3) above, shall not be more than sixty days, preceding the date of the meeting of the shareholders, or the date fixed for the payment of any dividend or distribution, or the date fixed for the receipt or the exercise of rights, as the case may be.

     Section 7. If a meeting of the shareholders is called by persons entitled to call the same, or action is taken by shareholders without a meeting, and if the directors fail or refuse, within such time as the persons calling such meeting or initiating such other action may request, to fix a record date for the purpose of determining the shareholders entitled to receive notice of or vote at such meeting, or to participate in the execution of written consents, waivers, or releases, then the persons calling such meeting or initiating such other action may fix a record date for such purposes, subject to the limitations set forth in Section 6 of this article.

     Section 8. The record date for the purpose of clause (1) of Section 6 of this article shall continue to be the record date for all adjournments of such meeting, unless the directors or the persons who shall have fixed the original record date shall, subject to the limitations set forth in Section 6 of this article, fix another date, and in case a new record date is so fixed, notice thereof and of the date to which the meeting shall have been adjourned shall be given to shareholders of record as of said date in accordance with the same requirements as those applying to a meeting newly called.

     Section 9. The directors may close the share transfer books against transfers of shares during the whole or any part of the period provided for in
Section 6 of this article, including the date of the meeting of the shareholders and the period ending with the date, if any, to which adjourned. If no record date is fixed therefor, the record date for determining the shareholders who are entitled to receive notice of, or who are entitled to vote at, a meeting of shareholders, shall be the date next preceding the day on which notice is given, or the date next preceding the day on which the meeting is held, as the case may be.

     Section 10. The corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Ohio.

                                  ARTICLE VII
                         GENERAL PROVISIONS DIVIDENDS

     Section 1. The board of directors may declare and the corporation may pay dividends and distributions on its outstanding shares in cash, property, or its own shares pursuant to law and subject to the provisions of its articles of incorporation.

     Section 2. Before payment of any dividend or distribution, there may be set aside out of any funds of the corporation available for dividends or distributions such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends or distributions, or for repairing or maintaining any property of the corporation, or for such other purposes as the directors shall think conducive to the interests of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                               ANNUAL STATEMENT

     Section 3. At the annual meeting of shareholders, or the meeting held in lieu of it, the corporation shall prepare and lay before the shareholders a financial statement consisting of: A balance sheet containing a summary of the assets, liabilities, stated capital, if any, and surplus (showing separately any capital surplus arising from unrealized appreciation of assets, other capital surplus, and earned surplus) of the corporation as of a date not more than four months before such meeting; if such meeting is an adjourned meeting, the balance sheet may be as of a date not more than four months before the date of the meeting as originally convened; and a statement of profit and loss and surplus, including a summary of profits, dividends or distributions paid, and other changes in the surplus accounts of the corporation for the period commencing with the date marking the end of the period for which the last preceding statement of profit and loss required under this section was made and ending with the date of the balance sheet, or in the case of the first statement of profit and loss, from the incorporation of the corporation to the date of the balance sheet.

The financial statement shall have appended to it a certificate signed by the president or a vice president or the treasurer or an assistant treasurer or by a public accountant or firm of public accountants to the effect that the financial statement presents fairly the position of the corporation and the results of its operations in conformity with generally accepted accounting principles applied on a basis consistent for the period covered thereby, or to the effect that the financial statements have been prepared on the basis of accounting practices and principles that are reasonable in the circumstances.

     Section 4. Upon the written request of any shareholder made within sixty days after notice of any such meeting has been given, the corporation, not later than the fifth day after receiving such request or the fifth day before such meeting, whichever is the later date, shall mail to such shareholder a copy of such financial statement.

                                    CHECKS

     Section 5. All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the board of directors may from time to time designate.

                                  FISCAL YEAR

     Section 6. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                                     SEAL

     Section 7. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Ohio." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                                 ARTICLE VIII
                                  AMENDMENTS

     Section 1. These regulations may be amended or new regulations adopted by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power on such proposal, at any regular meeting of the shareholders, or at any special meeting of the shareholders if notice of the proposal to amend or add to the regulations be contained in the notice of the meeting, or, without a meeting, by the written consent of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal.

1,000 shares, par value $0.0001

                                   EXHIBIT D

                                     *****
                                  REGULATIONS
                                      of
                        XENOGEN BIOSCIENCES CORPORATION
                                     *****

                                   ARTICLE I
                                    OFFICES

    Section 1. The principal office shall be in the City of Athens, County of Athens, State of Ohio.

    Section 2. The corporation may also have offices at such other places as the board of directors may from time to time determine or the business of the corporation may require.

                                  ARTICLE II
                            SHAREHOLDERS' MEETINGS

    Section.1.   Meetings of the shareholders shall be in the City of Athens,
County of Athens, State of Ohio.

    Section 2. An annual meeting of the shareholders, commencing with the year 2001, shall be held on the third Wednesday in June at 10:00 a.m. in each year if not a legal holiday, and, if a legal holiday, then on the next secular day following at 10:00 a.m., when they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

    Section 3. Written notice stating the time, place and purpose of a meeting of the shareholders shall be given either by personal delivery or by mail not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder of record entitled to notice of the meeting by or at the direction of the president or a vice president or the secretary or an assistant secretary. If mailed, such notice shall be addressed to the shareholder at his address as it appears on the records of the corporation. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

    Section 4. Meetings of the shareholders may be called by the president or a vice president, or the directors by action at a meeting, or a majority of the directors acting without meeting or by the secretary of the corporation upon the order of the board of directors, or by the persons who hold twenty-five per cent of all the shares outstanding and entitled to vote thereat. Upon the request in writing delivered either in person or by registered mail to the president or secretary by any persons entitled to call a meeting of the shareholders, such officer shall forthwith cause notice to be given to the shareholders entitled thereto. If such request be refused, then the persons making such request may call a meeting by giving notice in the manner provided in these regulations.

    Section 5. Business transacted at any special meeting of shareholders shall be confined to the purposes stated in the notice.

    Section 6. Upon request of any shareholders at any meeting of shareholders, there shall be produced at such meeting an alphabetically arranged list, or classified lists, of the shareholders of record as of the record date of such meeting, who are entitled to vote, showing their respective addresses and the number and class of shares held by each. Such list or lists when certified by the officer or agent in charge of the transfers of shares shall be prima-facie evidence of the facts shown therein.

    Section 7. The holders of the majority of the shares issued and outstanding having voting power, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of shareholders for the transaction of business, except that at any meeting of shareholders called to take any action which is authorized or regulated by statute, in order to constitute a quorum, there shall be present in person or represented by proxy the holders of record of shares entitling them to exercise the voting power required by statute, the articles of incorporation, or these regulations, to authorize or take the action proposed or stated in the notice of the meeting. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

    Section 8. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the articles of incorporation or of these regulations, a different vote is required, in which case such express provision shall govern and control the decision of such question.

    Section 9. At every meeting of shareholders, each outstanding share having voting power shall entitle the holder thereof to one vote on each matter properly submitted to the shareholders, subject to the provisions with respect to cumulative voting set forth in this section. If notice in writing is given by any shareholder to the president, a vice president or the secretary, not less than forty-eight hours before the time fixed for holding a meeting of the shareholders for the purpose of electing directors if notice of such meeting shall have been given at least ten days prior thereto, and otherwise not less than twenty-four hours before such time, that he desires that the voting at such election shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by the chairman or secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as he possesses and to give one candidate as many votes as the number of directors to be elected multiplied by the number of his votes equals, or to distribute his votes on the same principle among two or more candidates, as he sees fit. A shareholder shall be entitled to vote even though his shares have not been fully paid, but shares upon which an installment of the purchase price is overdue and unpaid shall not be voted.

     Section 10. A person who is entitled to attend a shareholders' meeting, to vote thereat, or to execute consents, waivers, or releases, may be represented at such meeting or vote thereat, and execute consents, waivers, and releases, and exercise any of his other rights, by proxy or proxies appointed by a writing signed by such person. A telegram or cablegram appearing to have been transmitted by such person, or a photographic, photostatic, or equivalent reproduction of a writing, appointing a proxy is sufficient writing. No appointment of a proxy shall be valid after the expiration of eleven months after it is made unless the writing specifies the date on which it is to expire or the length of time it is to continue in force.

     Section 11. Unless the articles or these regulations prohibit the authorization or taking of any action of the shareholders without a meeting, any action which may be authorized or taken at a meeting of the shareholders may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by all the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose, which writing or writings shall be filed with or entered upon the records of the corporation.

                                  ARTICLE III
                                   DIRECTORS

    Section 1. The number of directors, which shall not be less than three, may be fixed or changed at a meeting of shareholders called for the purpose of electing directors. The first board shall consist of three (3) directors. Except where the law, the articles of incorporation, or these regulations require any action to be authorized or taken by shareholders, all of the authority of the corporation shall be exercised by the directors. The directors shall be elected at the annual meeting of shareholders, except as provided in Section 2 of this article, and each director shall hold office until the next annual meeting of the shareholders and until his successor is elected and qualified, or until his earlier resignation, removal from office, or death. When the annual meeting is not held or directors are not elected thereat, they may be elected at a special meeting
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called for that purpose. Directors need not be shareholders.

     Section 2. If the office of any director or directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the remaining directors, though less than a quorum, shall by a vote of a majority of their number, choose a successor or successors, who shall hold office for the unexpired term in respect to which such vacancy occurred.

     Section 3. For their own government the directors may adopt by-laws not inconsistent with the articles of incorporation or these regulations.

     Section 4. The directors may hold their meeting, and keep the books of the corporation, outside the State of Ohio, at such places as they may from time to time determine but, if no transfer agent is appointed to act for the corporation in Ohio, it shall keep an office in Ohio at which shares shall be transferable and at which it shall keep books in which shall be recorded the names and addresses of all shareholders and all transfers of shares.

                                  COMMITTEES

     Section 5. The directors may at any time elect three or more of their number as an executive committee or other committees, which shall, in the interval between meetings of the board of directors, exercise such powers and perform such duties as may from time to time be prescribed by the board of directors. Any such committee shall be subject at all times to the control and direction of the board of directors. Unless otherwise ordered by the board of directors, any such committee may act by a majority of its members at a meeting or by a writing or writings signed by all its members. An act or authorization of an act by any such committee within the authority delegated to it shall be as effective for all purposes as the actor authorization of the board of directors.

     Section 6. The committee shall keep regular minutes of their proceedings and report the same to the board when required.

                           COMPENSATION OF DIRECTORS

     Section 7. Directors, as such, shall not receive any stated salary for their services but, by resolution of the board, a fixed sum, and expenses of attendance if any, may be allowed for attendance at each regular or special meeting of the board; provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     Section 8. Members of the executive committee or other committees may be allowed like compensation for attending committee meetings.
____________________
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                             MEETINGS OF THE BOARD

     Section 9. The first meeting of each newly elected board shall be held at such time and place, either within or without the State of Ohio, as shall be fixed by the vote of the shareholders at the annual meeting, of which two days' notice shall be delivered personally or sent by mail or telegram to each newly elected director. Such meeting may be held at any place or time as may be fixed by the consent in writing of all the directors, given either before or after the meeting.
OR
--

                             MEETINGS OF THE BOARD

     Section 9. The first meeting of each newly elected board other than the board first elected shall be held at such time and place, either within or without the State of Ohio, as shall be fixed by the vote of the shareholders at the annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or they may meet at such place and time as shall be fixed by the consent in writing of all directors given either before or after the meeting.

     Section 10. Regular meetings of the board may be held at such time and place, either within or without the State of Ohio, as shall be determined by the board.

    Section 11 Special meetings of the board may be called by the president, any vice president, or by two directors on two days' notice to each director, either delivered personally or sent by mail, telegram or cablegram. The notice need not specify the purposes of the meeting.

    Section 12. At all meetings of the board a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the articles of incorporation or by these regulations. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, until a quorum shall be present. Notice of adjournment of a meeting need not be given to absent directors if the time and place are fixed at the meeting adjourned.

     Section 13. Unless the articles or these regulations prohibit the authorization or taking of any action of the directors without a meeting, any action which may be authorized or taken at a meeting of the directors may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by all the directors, which writing or writings shall be filed with or entered upon the records of the corporation.

                             REMOVAL OF DIRECTORS

     Section 14. All the directors, or all the directors of a particular class, if any, or any individual director may be removed from office, without assigning any cause, by the vote of the holders of a majority of the voting power entitling them to elect directors in place of those to be removed, provided that unless all the directors, or all the directors of a particular class, if any, are removed, no individual director shall be removed in case the votes of a sufficient number of shares are cast against his removal which, if cumulatively voted at an election of all the directors, or all the directors of a particular class, if any, as the case may be, would be sufficient to elect at least one director. In case of any such removal, a new director may be elected at the same meeting for the unexpired term of each director removed. Failure to elect a director to fill the unexpired term of any director removed shall be deemed to create a vacancy in the board.

                                  ARTICLE IV
                                    NOTICES

     Section 1. Notices to directors and shareholders shall be in writing and delivered personally or mailed to the directors or shareholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors and shareholders may also be given by telegram or telephone,

     Section 2. Notice of the time, place and purposes of any meeting of shareholders or directors as the case may be, whether required by law, the articles of incorporation or these regulations, may be waived in writing, either before or after the holding of such meeting, by any shareholder, or by any director, which writing shall be filed with or entered upon the records of the meeting.

                                   ARTICLE V
                                   OFFICERS

     Section 1. The officers of the corporation shall be chosen by the directors and shall be a president, a vice president, a secretary and a treasurer. The board of directors may also choose additional vice presidents, and one or more assistant secretaries and assistant treasurers. Any two or more of such offices except the offices of president and vice president, may be held by the the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or by these regulations to be executed, acknowledged or verified by any two or more officers.

     Section 2. The board of directors at its first meeting after each annual meeting of shareholders shall choose a president, a vice president, a secretary and a treasurer, none of whom need be a member of the board.

     Section 3. The board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

     Section 4. The salaries of all officer and agents of the corporation shall be fixed by the board of directors.

     Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the whole board of directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the board of directors.

                                 THE PRESIDENT

     Section 6. The president shall be the chief executive officer of the corporation; he shall preside at all meetings of the shareholders and directors, shall be ex officio a member of the executive committee or any other committee, shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the board are carried into effect.

     Section 7. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

                              THE VICE PRESIDENTS

     Section 8. The vice presidents in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                    THE SECRETARY AND ASSISTANT SECRETARIES

     Section 9. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation and, when authorized by the board of directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the treasurer or an assistant secretary.

     Section 10. The assistant secretaries in the order of their seniority unless otherwise determine by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                   20 THE TREASURER AND ASSISTANT TREASURERS

     Section 11. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

     Section 12. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

     Section 13. If required by the board of directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

     Section 14. The assistant treasurers in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                  ARTICLE VI
                             CERTIFICATES OF STOCK

     Section 1. Each holder of shares is entitled to one or more certificates, signed by the president or a vice president and by the secretary, an assistant secretary, the treasurer, or an assistant treasurer of the corporation, which shall certify the number and class of shares held by him in the corporation. Every certificate shall state that the corporation is organized under the laws of Ohio, the name of the person to whom the shares represented by the certificate are issued, the number of shares represented by the certificate, and the par value of each share represented by it or that the shares are without par value, and if the shares are classified, the designation of the class, and the series, if any, of the shares represented by the certificate. There shall also be stated on the face or back of the certificate the express terms, if any, of the shares represented by the certificate and of the other class or classes and series of shares, if any, which the corporation is authorized to issue, or a summary of such express terms, or that the corporation will mail to the shareholder a copy of such express terms without charge within five days after receipt of written request therefor, or that a copy of such express terms is attached to and by reference made a part of such certificate and that the corporation will mail to the shareholder a copy of such express terms without charge within five days after receipt of written request therefor if the copy has become detached from the certificate.

     Section 2. In case of any restriction on transferability of shares or reservation of lien thereon, the certificate representing such shares shall set forth on the face or back thereof the statements required by the General Corporation Law of Ohio to make such restrictions or reservations effective.

     Section 3. Where a certificate is countersigned by an incorporated transfer agent or registrar, the signature of any of the officers specified in
Section 1 of this article may be facsimile, engraved, stamped, or printed. Although any officer of the corporation, whose manual or facsimile signature has been placed upon such certificate, ceases to be such officer before the certificate is delivered, such certificate nevertheless shall be effective in all respects when delivered.

                               LOST CERTIFICATES

     Section 4. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

                              TRANSFERS OF STOCK

     Section 5. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 6. For any lawful purpose, including without limitation, (1) the determination of the shareholders who are entitled to receive notice of or to vote at a meeting of shareholders; (2) receive payment of any dividend or distribution; (3) receive or exercise rights of purchase of or subscription for, or exchange or conversion of, shares or other securities, subject to contract rights with respect thereto; or (4) participate in the execution of written consents, waivers, or releases, the directors may fix a record date which shall not be a date earlier than the date on which the record date is fixed and, in the cases provided for in clauses (l), (2) and (3) above, shall not be more than sixty days, preceding the date of the meeting of the shareholders, or the date fixed for the payment of any dividend or distribution, or the date fixed for the receipt or the exercise of rights, as the case may be.

     Section 7. If a meeting of the shareholders is called by persons entitled to call the same, or action is taken by shareholders without a meeting, and if the directors fail or refuse, within such time as the persons calling such meeting or initiating such other action may request, to fix a record date for the purpose of determining the shareholders entitled to receive notice of or vote at such meeting, or to participate in the execution of written consents, waivers, or releases, then the persons calling such meeting or initiating such other action may fix a record date for such purposes, subject to the limitations set forth in Section 6 of this article.

     Section 8. The record date for the purpose of clause (1) of Section 6 of this article shall continue to be the record date for all adjournments of such meeting, unless the directors or the persons who shall have fixed the original record date shall, subject to the limitations set forth in Section 6 of this article, fix another date, and in case a new record date is so fixed, notice thereof and of the date to which the meeting shall have been adjourned shall be given to shareholders of record as of said date in accordance with the same requirements as those applying to a meeting newly called.

     Section 9. The directors may close the share transfer books against transfers of shares during the whole or any part of the period provided for in
Section 6 of this article, including the date of the meeting of the shareholders and the period ending with the date, if any, to which adjourned. If no record date is fixed therefor, the record date for determining the shareholders who are entitled to receive notice of, or who are entitled to vote at, a meeting of shareholders, shall be the date next preceding the day on which notice is given, or the date next preceding the day on which the meeting is held, as the case may be.

     Section 10. The corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Ohio.

                                  ARTICLE VII
                              GENERAL PROVISIONS
                                   DIVIDENDS

     Section 1. The board of directors may declare and the corporation may pay dividends and distributions on its outstanding shares in cash, property, or its own shares pursuant to law and subject to the provisions of its articles of incorporation.

     Section 2. Before payment of any dividend or distribution, there may be set aside out of any funds of the corporation available for dividends or distributions such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends or distributions, or for repairing or maintaining any property of the corporation, or for such other purposes as the directors shall think conducive to the interests of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                               ANNUAL STATEMENT

     Section 3. At the annual meeting of shareholders, or the meeting held in lieu of it, the corporation shall prepare and lay before the shareholders a financial statement consisting of: A balance sheet containing a summary of the assets, liabilities, stated capital, if any, and surplus (showing separately any capital surplus arising from unrealized appreciation of assets, other capital surplus, and earned surplus) of the corporation as of a date not more than four months before such meeting; if such meeting is an adjourned meeting, the balance sheet may be as of a date not more than four months before the date of the meeting as originally convened; and a statement of profit and loss and surplus, including a summary of profits, dividends or distributions paid, and other changes in the surplus accounts of the corporation for the period commencing with the date marking the end of the period for which the last preceding statement of profit and loss required under this section was made and ending with the date of the balance sheet, or in the case of the first statement of profit and loss, from the incorporation of the corporation to the date of the balance sheet.

The financial statement shall have appended to it a certificate signed by the president or a vice president or the treasurer or an assistant treasurer or by a public accountant or firm of public accountants to the effect that the financial statement presents fairly the position of the corporation and the results of its operations in conformity with generally accepted accounting principles applied on a basis consistent for the period covered thereby, or to the effect that the financial statements have been prepared on the basis of accounting practices and principles that are reasonable in the circumstances.

     Section 4. Upon the written request of any shareholder made within sixty days after notice of any such meeting has been given, the corporation, not later than the fifth day after receiving such request or the fifth day before such meeting, whichever is the later date, shall mail to such shareholder a copy of such financial statement.

                                    CHECKS

     Section 5. All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the board of directors may from time to time designate.

                                  FISCAL YEAR

     Section 6. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                                     SEAL

     Section 7. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Ohio." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                                 ARTICLE VIII
                                  AMENDMENTS

     Section 1. These regulations may be amended or new regulations adopted by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power on such proposal, at any regular meeting of the shareholders, or at any special meeting of the shareholders if notice of the proposal to amend or add to the regulations be contained in the notice of the meeting, or, without a meeting, by the written consent of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal.